Registrations No. 333-___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DIRECTVIEW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	4899	04-3053538
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

21218 Saint Andrews Blvd., Suite 323

Boca Raton, FL

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Please send copies of all communications to:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, New Jersey 08830

Tel. No.: (732) 395-4400

Fax No.: (732) 395-4401

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(do not check if a smaller reporting company)		Emerging Growth Company	[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Number of shares of common stock to be registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock	188,200,000	$0.0027	$508,140	$61.59
Common Stock	9,800,000	$0.0027	$26,460	$3.17
Total	198,000,000		$534,600	$64.79

(1)	In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Based on the reported closing price for our common stock on May 28, 2019 of $0.0027. The shares offered, hereunder, may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(3)	The fee is calculated by multiplying the aggregate offering amount by .0001212, pursuant to Section 6(b) of the Securities Act of 1933

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MAY_____, 2019

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Directview Holdings, Inc.

198,000,000 Common Shares

The selling stockholder identified in this prospectus may offer an indeterminate number of shares of its common stock, which will consist of up to 198,000,000 shares of common stock to be sold by Oasis Capital, LLC (“Oasis”) pursuant to an Equity Purchase Agreement (the “Oasis Financing Agreement”) dated March 22, 2019. If issued presently, the 198,000,000 shares of common stock registered for resale by Oasis would represent approximately 29% of our issued and outstanding shares of common stock as of May 29, 2019. Additionally, as of the date hereof, the 198,000,000 shares of our common stock registered for resale herein would represent approximately 30% of the Company’s public float.

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

Our common stock is traded on OTC Markets under the symbol “DIRV”. On May 27, 2019, the reported closing price for our common stock was $0.0027 per share.

Prior to this offering, there has been a limited market for our securities. While our common stock is on the OTC Markets, there has been limited and fluctuating trading volume. There is no guarantee that an active trading market will remain or develop in our securities.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 12. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May     , 2019.

Table of Contents

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized any person to give you any supplemental information or to make any representations for us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholder is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, “DirectView” the “Company,” “we,” “us,” and “our” refer to DirectView Holdings, Inc., a Nevada corporation.

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PROSPECTUS SUMMARY

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-19. Our fiscal year end is December 31 and our fiscal years ended December 31, 2018 and 2017 are sometimes referred to herein as fiscal years 2018 and 2017, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” or “DirectView” refer to DirectView Holdings, Inc., a Nevada corporation, and our each of our subsidiaries.

When used in this prospectus the following terms have the following meanings related to our subsidiaries.

●	“DirectView Video” refers to DirectView Video Technologies, Inc. a company organized under the laws of the state of Florida.

●	“DirectView Security” refers to DirectView Security Systems, Inc. a company organized under the laws of the state of Florida.

●	“Ralston” refers to Ralston Communication Services, Inc. a company organized under the laws of the state of Florida.

●	“Meeting Technologies” refers to Meeting Technologies Inc., a company organized under the laws of the state of Delaware.

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Corporate History

We were incorporated under the laws of the State of Delaware on October 6, 2006. In October 2006 we acquired Ralston Communications and Meeting Technologies from DirectView, Inc., a Nevada corporation of which our executive officers and directors were officers and directors immediately prior to such acquisition, in exchange for the assumption by us of these subsidiaries working capital deficiencies and any and all trade credit and other liabilities. Immediately prior to this transaction, in conjunction with the acquisition by DirectView, Inc. of all of the stock of another entity which resulted in a change of control of DirectView, Inc., our executive officers and directors resigned from their positions with DirectView, Inc. Both Ralston Communications and Meeting Technologies had historically provided the video conferencing services we continue to provide. Thereafter, in February 2007 we formed DirectView Security and in July 2007 we formed DirectView Video. On March 14, 2014, the Board of Directors and the majority shareholders approved and ratified the Company’s reincorporation merger from Delaware to Nevada, amongst other corporate actions disclosed in the Company’s Information Statement on Schedule 14C filed with the Securities and Exchange Commission on April 8, 2014. In March of 2015, the Company completed a 1 for 30 reverse stock split of its common stock.

Organization

Directview Holdings, Inc., a Nevada corporation (“Directview Holdings”) was formed in October 2006. At that time DirectView Holdings acquired Ralston Communications Services, Inc., a Florida Corporation, (“Ralston Communications”) and Meeting Technologies, Inc. a Delaware corporation (“Meeting Tech”).

Thereafter Directview Holdings formed Directview Security Systems, Inc., a Florida corporation (“Directview Security”) as a wholly owned subsidiary in February 2007 and Directview Video Technologies, Inc., a Florida corporation, (“Directview Video”) as a wholly owned subsidiary in July 2007.

In November 2008, Homeland Integrated Security Systems, Inc., a Florida corporation (name changed to DirectView Technology Group, Inc. and referred to hereafter as “Technology Group) entered into an acquisition agreement with Directview Video Technology, Inc. a Florida corporation (“Directview Video”). The agreement includes a condition to ultimate consummation of the transaction, a 30-day clause which provided for termination of the agreement in the event any of the payment or exchanges were not finalized. Technology Group failed to pay the consideration within 30 days of acquisition which resulted in a termination of such agreement. Thus the closing of this transaction did not occur or consummate. As a result of these transactions and events, Technology Group, Roger Ralston and the DirectView companies did not complete the acquisition and integration of the DirectView companies with Technology Group, and there has been no relationship between the parties since that time. Mr. Ralston, our CEO, or any of the employees of Directview Holdings do not presently hold any position or ownership of Technology Group.

Subsidiaries

DirectView Video Technologies, Inc. - is a full-service provider of high-quality, cost efficient videoconferencing technologies and services. DirectView provides multipoint videoconferencing, network integration services, custom room design, staffing, document conferencing and IP / web conferencing services to businesses and organizations in the United States and around the world. DirectView conferencing services enable our clients to cost-effectively, instantaneously conduct remote meetings by linking participants in geographically dispersed locations.

DirectView Security Systems, Inc. - is a provider of the latest technologies in surveillance systems, digital video recording and services. The systems provide the latest in onsite and remote video and audio surveillance.

Ralston Communications Services, Inc. - is a full service provider of network services who partners with Sprint and works with other carriers such as Verizon and AT&T. The network allows many clients of other Directview Holdings companies to communicate whether they need it for DirectView videoconferencing connections or monitoring or DVRs.

Meeting Technologies Inc. - is a company that provides services similar to DirectView Video Technologies, Inc.

Video Surveillance Limited Liability Company - is a company specializing in video and surveillance and access control solutions.

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Apex CCTV Limited Liability Company - is a company specializing in video and surveillance and access control solutions.

Current Business Operations

Through our subsidiaries, our business operates within two divisions (i) security and surveillance, and (ii) video conferencing services. All of these entities combine to provide the services offered by Directview Holdings. None of the employees or officers of Directview Holdings provide similar services for any other entity.

Security and Surveillance

We provide our customers with a range of technologies in surveillance systems, digital video recording and services. The systems provide onsite and remote video and audio surveillance. We offer several service options to protect and maintain each company’s security investment which includes a customized security system. We assess each client’s security needs and challenges through an on-site survey, which is performed by specially trained technicians, consists of a video-taped analysis and in-depth interviews to determine each client’s security needs. We also make recommendations for initiating or improving each client’s systems as well as, providing a plan for growth. We are able to provide a plan for a simple addition or a major migration to a new platform. We provide the highest quality installations, from mobilization to final testing, certification and training. We offer a complete line of non-proprietary products including:

DVR Recorders and Cameras	Video Intercoms

NVR Recorders and IP Cameras	Laser and Video Beam Perimeter Security

Motion Detection and Thermal Imagery	Security Design and Consulting

Remote Control Device Management	Equipment Maintenance Service Plans

Access Control Solutions

We have also developed customized software programs and applications to work with the products we offer to customers to enhance their convenience and capability. We have developed a mobile application which we call the “DirectView Security App” to enable full remote management of deployed surveillance devices including positioning cameras, setting recording parameters, and replay of selected video.

We target businesses of various sizes ranging from residential to large scale businesses. Our main markets can be divided into five categories which include:

●	Transportation (Airports, Heliports, and Bus Terminals)

●	Hospitality (Hotels, Golf Courses, and Bar/Restaurant)

●	Industrial (Warehouse, Storage, and Manufacturing)

●	Educational (Daycare, Private Schools, Learning Centers/Religious Organizations

●	Residential (Condos/Co-ops, Property Management Companies, and Private Homes)

Video Conferencing Services

We are a full-service provider of video conferencing technologies and services. We provide multipoint video conferencing, network integration services, custom room design, staffing, document conferencing and IP/web conferencing services to businesses and organizations in the United States and we focus to provide this around the world. We believe that our video conferencing services enable our clients to cost-effectively, instantaneously conduct remote meetings by linking participants in geographically dispersed locations. Our mission is to provide customized video conferencing solutions and services to businesses and organizations. From design to installation, we strive to deliver products and services that are simple to understand, easy to implement and even easier to use.

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Our products and services include the:

●   sale of conferencing services based upon usage,

●   sale and installation of video equipment, and

●   sale of maintenance agreements.

Video conferencing as a medium for business communications has provided opportunities to streamline complex business processes and to conduct transactions more efficiently. As a result, sophisticated audio or video-enabled interactive communications have become increasingly necessary as companies seek to become more efficient and effective. We seek to employ the technical knowledge of our management team to provide our clients with solutions for a wide range of applications suitable for a variety of industries. We have installation and integration experience with expertise in one-on-one or large, multi-sided group meetings, and we currently have installations ranging from very simple configurations to highly customized rooms with multiple cameras, document presentation stands, recording devices, scanners, and printers.

Initially we provide consultation to address and evaluate the project requirements and to offer expert advice on technology solution for our customer’s specific application. We assess the customer’s needs, desires and existing communications equipment, as well as cost-justification and return-on-investment analysis for system installations. Our products and services include multipoint video conferencing, network integration services, custom room design, staffing, document conferencing and IP/web conferencing services.

A multipoint video conference is a video conference involving more than two sites. As a participant speaks, video is switched at all sites to broadcast the person speaking by a device called a multi-control unit. This switching unit is sound activated and can distinguish between short ambient sounds and long sustained sounds. It can also be set up in a “Hollywood Squares” type of look where all participants see each other. The call can also be set in a “chairperson mode” in which all sites see only the person heading the call. We offer multipoint bridge services to tie all of the locations, and we control this multipoint bridge. We outsource the remote access services which are incorporated into these multipoint video conferences to a variety of third party providers. We have no fixed agreements with such third party providers. Our base standard price is from $125 to $150 per hour per location which includes all costs related to these services. Where the client requests, we can staff a client assignment with one of our employees to manage all of the client’s video conferencing needs. The cost of this technical support varies from assignment to assignment.

We offer a wide variety of network integration services to support our clients’ planning, design, and implementation efforts in deploying new network technologies such as Internet protocol (IP), integrated services digital network (ISDN), a T-1 data transfer system or working with their existing network infrastructure. Our network integration services are designed to be comprehensive to ensure that all unique collaboration needs are met. Our services can include a full menu of services from initial order coordination with outside contractors or providers to liaison with local phone companies, installation, training, or can be customized for a particular job. Whether starting from scratch or working with an existing environment we can also provide all aspects of design and installation for video conferencing rooms, including room layout, furniture, built in wall monitors, custom audio and video as well as document collaboration such as T120 data conferencing and document camera and presentation stands. We will also design computer integration. Costs for these custom installations may vary based upon the layout and complexity of the job.

We also offer our clients document conferencing and IP/Web conferencing services. Document conferencing affords the ability to bring people together to discuss, review and collaborate as a group, and to make on-line, real-time decisions regardless of the locations of the participants. IP/web conferencing services provides the client with a reliable and affordable way to share software applications, PowerPoint presentations, or anything running on a personal computer with others in online meetings. With these systems, meeting participants can view with clarity what is displayed on a desktop. We utilize third party software and applications such as Polycom and Sony to provide these services to our clients.

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When a video conferencing system is functional, we also provide training to all levels of the customer’s organization, including executives, managers, management information systems and data processing administrators, technical staff and end users. The training includes instruction in system operation, as well as the planning and administration of meetings. The training can last anywhere from one hour to two days, depending upon the level of training that the client requests or requires. All training costs are built into each sale where training is required.

We are also a reseller of video conferencing products, including integrated video conferencing systems, video presentation products, flat screen monitors, iPower collaboration tools, Polycom view stations. We sell products from a variety of top manufacturers including Sony, Elggen, Fujitsu, Hitachi, JVC, NEC, Panasonic, Phillips, Pioneer, Samsung and ViewSonic.

Suppliers

We are dependent on third parties for the supply and manufacturing of our subassemblies, components and electronic parts, including standard and custom-designed components. We generally do not maintain supply agreements with such third parties but instead purchase components and electronic parts pursuant to purchase orders in the ordinary course of business. We are dependent on the ability of our third-party manufacturers and suppliers to meet our design, performance and quality specifications.

Marketing and Distribution

Our security systems division focuses a majority of its sales and marketing efforts in various industries to companies where there is space/room to be monitored by our surveillance camera systems. Our marketing efforts are done through direct sales force, referrals and our website.

Our video conferencing products and services are marketed and sold to the commercial, government, medical and educational sectors through a direct sales force and through referrals. We currently have three sales agents in our direct sales force that works for commission. A majority of our sales comes from word of mouth and referrals. Sales of video conferencing products to resellers are made on terms with respect to pricing, payment and returns that are consistent with those offered to end user customers. No price protection or similar arrangement is offered, nor are the obligations as to payment contingent on the resale of the equipment purchased by the reseller. There are no special rights to return equipment granted to resellers, nor are we obligated to repurchase reseller inventory.

We provide our security and surveillance and video conferencing sales force with ongoing training to ensure that it has the necessary expertise to effectively market and promote our business and solutions. In conjunction with manufacturer-sponsored programs, we provide existing and prospective customers with sales, advertising and promotional materials. Our technical and training personnel periodically attend installation and service training sessions offered by various manufacturers to enhance their knowledge and expertise in the installation and maintenance of the systems.

Competition

The security industry is highly competitive. We compete on a local and regional level with a small number of major firms and many smaller companies in the installed surveillance system space, and nationally in the direct to dealer space. We compete primarily on the quality of our service and the design and reliability of our products. Some of our competitors have greater name recognition and financial resources than us. We may also face competition from potential new entrants into the security industry or increased competition from existing competitors that may attempt to develop the ability to offer the full range of services that we offer. We believe that competition is based primarily on the ability to deliver solutions that meet a client’s requirements and, to a lesser extent, on price. Our competitors in the installed system space include Vector Security, American Sentry Guard, GVI Security Solutions, Inc., ADT Security Services, Ltd. (a division of Tyco International) and Sonitrol, Inc. There can be no assurance that we will be able to compete successfully in the future against existing or potential competitors who are larger or better capitalized.

The market for video conferencing products and services is extremely competitive. Competitive factors include pricing, our reputation and ease of use. Our primary competitors include manufacturers and resellers of video communications equipment, some are larger, have longer operating histories and have greater financial resources and industry recognition than us. The competitors would include local Bell Companies, Polycom and Tandberg.

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Since the barriers to entry in the market are relatively low and the potential market is large, we expect continued growth in existing competitors and the entrance of new competitors in the future. Most of our current and potential competitors have significantly longer operating histories and significantly greater managerial, financial, marketing, technical and other competitive resources, as well as greater name recognition, than we do. As a result, these companies may be able to adapt more quickly to new or emerging technologies and changes in customer requirements and may be able to devote greater resources to the promotion and sale of their competing products and services. There are no assurances we will ever effectively compete in our target markets.

Our Customers

During the year ended December 31, 2018, two customers accounted for 54% of revenues.

Our video conferencing products and services are sold to commercial, government, medical and educational sectors that use technology to cost-effectively, instantaneously conduct remote meetings by linking participants in geographically dispersed locations. Our security system division provides the latest technologies in surveillance systems, digital video recording and services in any industry, organization and companies.

Website

We maintain four websites at www.directview.com, www.directviewsecurity.com, www.vs-us.com, and www.apexcctv.com.

Intellectual Property

We do not have any intellectual property at this time.

Employees

We currently have 18 employees which includes our two officers; Roger Ralston, CEO and Chris Cutchens, CFO both of whom are full-time. None of our employees are covered by a collective bargaining agreement, nor are they represented by a labor union. We have not experienced any work stoppages, and we consider relations with our employees to be good.

Recent Developments

On October 4, 2018, we increased the number of shares of common stock we are authorized to issue from 1,000,000,000 to 4,000,000,000.

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Oasis Equity Financing Agreement and Registration Rights Agreement

Summary of the Offering

Shares currently outstanding (1):	698,099,942

Shares being offered:	198,000,000

Shares to be outstanding after the offering	896,099,942

Shares to Offering Price per share:	The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds:	We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. However, we will receive proceeds from our initial sale of shares to Oasis, pursuant to the Financing Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company.

Trading Symbol:	DIRV

Risk Factors:	See “Risk Factors” beginning on page 12 herein and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

(1) The number of shares of our Common Stock outstanding prior to and to be outstanding immediately after this offering, as set forth in the table above, is based on 698,099,942 shares outstanding as of May 27, 2019, and excluding 188,200,000 shares of Common Stock issuable in this offering as well as the 9,800,000 shares of Common Stock issued to Oasis as commitment shares for entering into the Equity Financing Agreement (the “Commitment Shares”).

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the fiscal years ended December 31, 2018 and 2017 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

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DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31,
	2019	2018

NET SALES:
Sales of Product	$497,646	$967,057
Services	127,935	234,073
Total Net Sales	625,581	1,201,130

COST OF SALES:
Cost of Product	311,455	416,346
Cost of Services	124,007	241,932
Total Cost of Sales	435,462	658,278

GROSS PROFIT	190,119	542,852

OPERATING EXPENSES:
Marketing and Public Relations	233,746	198,982
Rent	34,113	34,114
Depreciation	1,528	50,140
Amortization	51,642	51,641
Compensation and Related Taxes	477,660	319,526
Other Selling, General and Administrative	240,998	241,493

Total Operating Expenses	1,039,687	895,896

LOSS FROM OPERATIONS	(849,568)	(353,044)

Gain (Loss) on Change in Fair Value of Derivative Liabilities	2,258,405	(24,902,861)
Gain on Change of Derivative Liabilities from Convertible Notes Payable Conversions	207,642	-
Initial Derivative Expense	(1,549,000)	(425,600)
Amortization of Debt Discount	(646,602)	(108,191)
Amortization of Deferred Financing Costs	(43,406)	(1,965)
Interest Expense	(306,909)	(301,839)

Total Other Expense	(79,870)	(25,740,456)

NET LOSS	(929,438)	(26,093,500)

Net Loss Attributable to Non-Controlling Interest	6,309	20,983

Net Loss Attributable to DirectView Holdings, Inc.	$(923,129)	$(26,072,517)

NET LOSS PER COMMON SHARE
Basic	$(0.00)	$(0.58)
Diluted	$(0.00)	$(0.58)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	524,764,147	44,908,006
Diluted	524,764,147	44,908,006

(AUDITED)

	For the Years Ended December 31,
	2018	2017

NET SALES:
Sales of Product	$3,312,516	$2,379,190
Services	793,060	525,797
Total Net Sales	4,105,576	2,904,987

COST OF SALES:
Cost of Product	1,579,587	1,192,177
Cost of Services	921,718	450,952
Total Cost of Sales	2,501,305	1,643,129

GROSS PROFIT	1,604,271	1,261,858

OPERATING EXPENSES:
Marketing and Public Relations	1,477,474	129,112
Rent	136,452	91,613
Depreciation	62,466	142,468
Amortization	206,567	146,318
Bad Debt Expense	-	844
Research and Development	-	11,344
Compensation and Related Taxes	1,413,756	834,705
Other Selling, General and Administrative	1,210,269	778,299

Total Operating Expenses	4,506,984	2,134,703

LOSS FROM OPERATIONS	(2,902,713)	(872,845)

OTHER INCOME (EXPENSES):
Gain on Conversion of Related Party Loan	-	2,310
(Loss) Gain on Change in Fair Value of Derivative Liabilities	(3,377,004)	1,485,907
Gain on Change of Derivative Liabilities from Notes Payable Conversions	2,507,705	-
Initial Derivative Expense	(2,468,667)	(537,541)
Gain on Extinguishment of Derivative Liability	41,809	-
Gain on Settlement of Convertible Notes Payable	215,945	-
Amortization of Debt Discount	(2,329,447)	(403,245)
Amortization of Deferred Financing Costs	(72,465)	-
Other Income	3,215	131,648
Interest Expense	(1,676,345)	(1,353,399)

Total Other Expense	(7,155,254)	(674,320)

NET LOSS	(10,057,967)	(1,547,165)

Net Loss (Income) Attributable to Non-Controlling Interest	27,307	(5,681)

Net Loss Attributable to DirectView Holdings, Inc.	$(10,030,660)	$(1,552,846)

NET LOSS PER COMMON SHARE
Basic and Diluted	$(0.05)	$(0.22)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	213,129,527	6,976,620

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CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018
	(UNAUDITED)
ASSETS

CURRENT ASSETS:
Cash	$86,805	$101,116
Accounts Receivable, net	181,727	234,546
Contract Assets	40,384	97,140
Inventory	117,300	108,805
Other Current Assets	114,464	149,340

Total Current Assets	540,680	690,947

PROPERTY AND EQUIPMENT, net	10,995	12,522

Goodwill	794,830	794,830
Intangible Assets, net	424,474	476,115

Total Assets	$1,770,979	$1,974,414

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Convertible Promissory Notes, net of debt discounts of $3,219,241 and $3,105,166 at March 31, 2019 and December 31, 2018, respectively	$4,507,748	$4,257,574
Short Term Advances	146,015	146,015
Note Payable	116,792	165,355
Accounts Payable	671,257	606,819
Credit Card Payable	311,708	305,093
Accrued Expenses	4,762,529	4,542,124
Contract Liability	5,175	5,735
Due to Related Parties	1,814	1,814
Note Payable - related party, current	52,000	52,000
Derivative Liability	11,853,953	11,959,000
Total Current Liabilities	22,428,991	22,041,529

Note Payable-related party, net of current portion	714,000	726,000

Total Liabilities	23,142,991	22,767,529

Commitments and Contingencies (see Note 15)

STOCKHOLDERS’ DEFICIT:
Preferred Stock ($0.0001 Par Value; 5,000,000 Shares Authorized; Series A (51 shares designated 51 shares issued and outstanding as of March 31, 2019 and December 31, 2018)	-	-
Common Stock ($0.0001 Par Value; 4,000,000,000 Shares Authorized; 613,873,952 and 470,029,589 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively)	61,387	47,003
Additional Paid-in Capital	18,948,047	18,611,890
Accumulated Deficit	(40,350,771)	(39,427,642)

Total DirectView Holdings, Inc. Stockholders’ Deficit	(21,341,337)	(20,768,749)

Non-Controlling Interest in Subsidiary	(30,675)	(24,366)

Total Stockholders’ Deficit	(21,372,012)	(20,793,115)

Total Liabilities and Stockholders’ Deficit	$1,770,979	$1,974,414

(AUDITED)

	December 31,
	2018	2017
ASSETS

CURRENT ASSETS:
Cash	$101,116	$68,437
Accounts Receivable - net	234,546	615,639
Contract Assets	97,140	141,267
Inventory	108,805	73,499
Other Current Assets	149,340	59,938

Total Current Assets	690,947	958,780

PROPERTY AND EQUIPMENT – Net	12,522	64,250

Goodwill	794,830	794,830
Intangible Assets, net	476,115	682,682
Other Assets	-	6,670

Total Assets	$1,974,414	$2,507,212

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Convertible Promissory Notes, net of debt discounts of $3,105,166 and $230,721	$4,257,574	$2,952,250
Short Term Advances	146,015	146,015
Note Payable	165,355	1,971,208
Accounts Payable	606,819	361,619
Credit Card Payable	305,093	152,481
Accrued Expenses	4,542,124	3,632,100
Line of Credit	-	260,658
Contract Liability	5,735	479,426
Due to Related Parties	1,814	1,814
Note Payable - related party, current	52,000	52,000
Derivative Liability	11,959,000	3,953,369
Total Current Liabilities	22,041,529	13,962,940

Note Payable-related party, net of current portion	726,000	778,000

Total Liabilities	22,767,529	14,740,940

Commitments and Contingencies (see Note 16)

STOCKHOLDERS’ DEFICIT:
Preferred Stock ($0.0001 Par Value; 5,000,000 Shares Authorized; Series A (51 shares designated 51 shares issued and outstanding as of December 31, 2018 and 2017)	-	-
Common Stock ($0.0001 Par Value; 4,000,000,000 Shares Authorized; 470,029,589 and 13,873,971 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively)	47,003	1,387
Additional Paid-in Capital	18,611,890	17,158,926
Accumulated Deficit	(39,427,642)	(29,396,982)

Total DirectView Holdings, Inc. Stockholders’ Deficit	(20,768,749)	(12,236,669)

Non-Controlling Interest in Subsidiary	(24,366)	2,941

Total Stockholders’ Deficit	(20,793,115)	(12,233,728)

Total Liabilities and Stockholders’ Deficit	$1,974,414	$2,507,212

11

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment. You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this document that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Moreover, additional risks not presently known to us or that we currently deem less significant also may impact our business, financial condition or results of operations, perhaps materially. For additional information regarding risk factors, see “Forward-Looking Statements.”

12

Risks Related to Our Business

WE HAVE A HISTORY OF OPERATING LOSSES, ANTICIPATE FUTURE LOSSES AND MAY NEVER BE PROFITABLE.

We have experienced significant operating losses in our Company’s recent history. Our ability to achieve annual profitability in the future depends on a number of factors, including our ability to attract and service customers on a profitable basis and the growth of the video surveillance industry. If we are unable to achieve annual profitability, we may not be able to execute our business plan, our prospects may be harmed, and our stock price could be materially and adversely affected.

THE MARKETS IN WHICH WE COMPETE ARE HIGHLY COMPETITIVE.

The video surveillance and consumer markets in which we primarily compete are highly competitive and are influenced by competitive factors including:

●	our ability to rapidly develop and introduce new high performance integrated solutions;

●	the price and total cost of ownership and return on investment associated with the solutions;

●	the simplicity of deployment and use of the solutions;

●	the reliability and scalability of the solutions;

●	the market awareness of a particular brand;

●	our ability to provide secure access to wireless networks;

●	our ability to offer a suite of products and solutions;

●	our ability to allow centralized management of the solutions; and

●	our ability to provide quality product support.

New entrants seeking to gain market share by introducing new technology and new products may also make it more difficult for us to sell our products, and could create increased pricing pressure. In addition, broadband equipment providers or system integrators may also offer wireless broadband infrastructure equipment for free or as part of a bundled offering, which could force us to reduce our prices or change our selling model to remain competitive.

If there is a shift in the market such that network operators and service providers begin to use closed network solutions that only operate with other equipment from the same vendor, we could experience a significant decline in sales because our products would not be interoperable.

We expect competition to continuously intensify as other established and new companies introduce new products in the same markets that we serve or intend to enter, as these markets consolidate. Our business will suffer if we do not maintain our competitiveness.

A number of our current or potential competitors have longer operating histories, greater brand recognition, larger customer bases and significantly greater resources than we do.

As we move into new markets for different types of products, our brand may not be as well-known as incumbents in those markets. Potential customers may prefer to purchase from their existing suppliers or well-known brands rather than a new supplier, regardless of product performance or features. We expect increased competition from other established and emerging companies if our markets continue to develop and expand. As we enter new markets, we expect to face competition from incumbent and new market participants and there is no assurance that our entry into new markets will be successful.

13

MANY OF THESE COMPANIES HAVE SIGNIFICANTLY GREATER FINANCIAL, TECHNICAL, MARKETING, DISTRIBUTION AND OTHER RESOURCES THAN WE DO AND ARE BETTER POSITIONED TO ACQUIRE AND OFFER COMPLEMENTARY PRODUCTS AND TECHNOLOGIES.

Industry consolidation, acquisitions and other arrangements among competitors may adversely affect our competitiveness because it may be more difficult to compete with entities that have access to their combined resources. As a result of such consolidation, acquisition or other arrangements, our current and potential competitors might be able to adapt more quickly to new technologies and consumer preference, devote greater resources to the marketing and promotion of their products, initiate or withstand price competition, and take advantage of acquisitions or other opportunities more readily and develop and expand their products more quickly than we do. These combinations may also affect customers’ perceptions regarding the viability of companies our size and, consequently, affect their willingness to purchase our products.

THE COMPLEXITY OF OUR PRODUCTS COULD RESULT IN UNFORESEEN DELAYS OR EXPENSES CAUSED BY UNDETECTED DEFECTS OR BUGS.

Our products may contain defects and bugs when they are introduced, or as new versions are released. We have focused, and intend to focus in the future, on getting our new products to market quickly. Due to our rapid product introductions, defects and bugs that may be contained in our products may not yet have manifested. We have in the past experienced, and may in the future experience, defects and bugs. If any of our products contain material defects or bugs, or has reliability, quality or compatibility problems, we may not be able to promptly or successfully correct these problems. The existence of defects or bugs in our products may damage our reputation and disrupt our sales. If any of these problems are not found until after we have commenced commercial production and distribution of a new product, we may be required to incur additional development costs, repair or replacement costs, and other costs relating to regulatory proceedings, product recalls and litigation, which could harm our reputation and operating results. Undetected defects or bugs may lead to negative online Internet reviews of our products, which are increasingly becoming a significant factor in the success of our new product launches, especially for our consumer products. If we are unable to quickly respond to negative reviews, including end user reviews posted on various prominent online retailers, our ability to sell these products will be harmed. Moreover, we may offer stock rotation rights to our distributors. If we experience greater returns from retailers or end customers, or greater warranty claims, in excess of our reserves, our business, revenue and operating results could be harmed.

SECURITY VULNERABILITIES IN OUR PRODUCTS, SERVICES AND SYSTEMS COULD LEAD TO REDUCED REVENUES AND CLAIMS AGAINST US.

The quality and performance of some of our products and services may depend upon their ability to withstand cyber attacks. Third parties may develop and deploy viruses, worms and other malicious software programs, some of which may be designed to attack our products, systems, or networks. Some of our products and services also involve the storage and transmission of users’ and customers’ proprietary information which may be the target of cyber attacks. Hardware and software that we produce or procure from third parties also may contain defects in manufacture or design, including bugs and other problems, which could compromise their ability to withstand cyber attacks.

The costs to us to eliminate or alleviate security vulnerabilities can be significant, and our efforts to address these problems may not be successful and could result in interruptions, delays, cessation of service and loss of existing or potential customers that may impede our sales, manufacturing, distribution or other critical functions, as well as potential liability to the company. The risk that these types of events could seriously harm our business is likely to increase as we expand the web-based products and services that we offer.

WE HAVE AN ACCUMULATED DEFICIT AND WE ANTICIPATE CONTINUING LOSSES THAT WILL RESULT IN SIGNIFICANT LIQUIDITY AND CASH FLOW PROBLEMS AND WE MAY BE FORCED TO CEASE OPERATIONS.

We have incurred losses since our inception, and have an accumulated deficit of $39,427,642 as of December 31, 2018. Our operations have been financed primarily through the issuance of equity and debt. For the year ended December 31, 2018, net loss and cash used in operations were $10,057,967 and $1,854,095, respectively. We are constantly evaluating our cash needs and our burn rate, in order to make appropriate adjustments in operating expenses. We anticipate that our cash used in operations will continue to increase as a result of becoming a public company as a result of increased professional fees. Our continued existence is dependent upon, among other things, our ability to raise capital and to market and sell our products and services successfully. While we are attempting to increase sales, growth has not been significant enough to support daily operations, there is no assurance that we will continue as a going concern. If we are unable to continue as a going concern and were forced to cease operations, it is likely that our stockholders would lose their entire investment in our company.

14

OUR AUDITORS HAVE EXPRESSED DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. IF WE WERE FORCED TO CEASE OUR BUSINESS AND OPERATIONS, YOU WOULD LOSE YOUR INVESTMENT IN OUR COMPANY.

Our revenues are not sufficient to enable us to meet our operating expenses and otherwise implement our business plan. The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2018 contains an explanatory paragraph raising doubt as to our ability to continue as a going concern as a result of our losses from operations, stockholders’ deficit and negative working capital. Our consolidated financial statements, which appear elsewhere in this Form 10-K, are prepared assuming we will continue as a going concern. The financial statements do not include any adjustments to reflect future adverse effects on the recoverability and classification of assets or amounts and classification of liabilities that may result if we are not successful.

WE ARE PAST DUE IN THE PAYMENT OF PAYROLL TAXES.

At December 31, 2018, we had approximately $40,000 of accrued but unpaid payroll taxes and liabilities due the federal government which includes penalties and interest. We do not have the funds necessary to satisfy this obligation. If we are unable to raise the funds necessary, it is possible that we will be subject to significant additional fines and penalties, Mr. Ralston, our CEO, could be personally subject to a 100% penalty on the amount of unpaid taxes and the government could file liens against our company and our bank accounts until such time as the amounts have been paid.

WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS IF AT ALL. DUE TO THE SIZE OF OUR COMPANY AND THE LACK OF A PUBLIC MARKET FOR OUR COMMON STOCK IT IS LIKELY THAT THE TERMS OF ANY FINANCING WE MAY BE ABLE TO SECURE WILL BE DETRIMENTAL TO OUR CURRENT STOCKHOLDERS.

Our current operations are not sufficient to fund our operating expenses and we will need to raise additional working capital to continue our current business and to provide funds for marketing to support our efforts to increase our revenues. Generally, small businesses such as ours which lack a public market for their securities, face significant difficulties in their efforts to raise equity capital. While to date we have relied upon the relationships of our executive officers in our capital raising efforts, there are no assurances that we will be successful utilizing these existing sources. In such an event, we could be required to engage a broker-dealer to assist us in our capital raising efforts. Even if we are successful in finding a broker-dealer willing to assist us in raising capital, there are no assurances that the terms of financings offered by a broker-dealer will be as favorable as those we have offered our investors to date. While we do not have any commitments to provide additional capital, if we are able to raise capital, the structure of that capital raise could impact our company and our stockholders in a variety of ways. If we raise additional capital through the issuance of debt, this will result in interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all. If we do not raise funds as needed, we may not be able to continue our operations and it is likely that you would lose your entire investment in our company.

WE MAY NEED TO RAISE CAPITAL OVER THE NEXT TWELVE MONTHS TO FUND OUR OPERATIONS.

We do not have any additional commitments to provide capital and we cannot assure you that funds are available to us upon terms acceptable to us, if at all. If we do not raise funds as needed, our ability to provide for current working capital needs and satisfy our obligations is in jeopardy. In this event, you could lose all of your investment in our company.

15

BECAUSE WE SELL CAPITAL EQUIPMENT, OUR BUSINESS IS SUBJECT TO OUR CUSTOMERS’ CAPITAL BUDGET AND WE MAY SUFFER DELAYS OR CANCELLATIONS OF ORDERS. ANY DOWNTURN IN THE U.S. ECONOMY MAY ADVERSELY IMPACT NET SALES IN FUTURE PERIODS.

Customers for our products are companies that require teleconferencing equipment. These companies may purchase our equipment as part of their capital budget. As a result, we are dependent upon receiving orders from companies that are either expanding their business, commencing a new business, upgrading their capital equipment or otherwise require capital equipment. Our business is therefore dependent upon both the economic health of our customers’ financial condition and our ability to offer products that meet their requirements based on potential cost savings in using teleconferencing equipment in contrast to existing equipment or equipment offered by others.

OUR DEPENDENCE ON A LIMITED NUMBER OF THIRD-PARTY SUPPLIERS FOR KEY SURVEILLANCE, TELECONFERENCING AND CUSTOMIZED EQUIPMENT COULD PREVENT US FROM TIMELY DELIVERING OUR PRODUCTS TO OUR CUSTOMERS IN THE REQUIRED QUANTITIES, WHICH COULD RESULT IN ORDER CANCELLATIONS AND DECREASED REVENUES.

We purchase equipment from a limited number of third-party suppliers. If we fail to develop or maintain our relationships with these or our other suppliers, we may be unable to obtain equipment or our products may be available at a higher cost or after a long delay, and we could be prevented from delivering our products to our customers in the required quantities and at prices that are profitable. Problems of this kind could cause us to experience order cancellations and loss of market share. The failure of a supplier to supply components that meet our quality, quantity and cost requirements in a timely manner could impair our ability to deliver our products or increase our costs, particularly if we are unable to obtain these components from alternative sources on a timely basis or on commercially reasonable terms. As a result, such equipment is not readily available from multiple vendors and would be difficult to repair or replace.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of our executive officers, Roger Ralston, our Chairman and Chief Executive Officer, and Chris Cutchens, our Chief Financial Officer, and a director. The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects. We do not maintain key man life insurance on the lives of these individuals.

MANAGEMENT EXERCISES SIGNIFICANT CONTROL OVER MATTERS REQUIRING SHAREHOLDER APPROVAL WHICH MAY RESULT IN THE DELAY OR PREVENTION OF A CHANGE IN OUR CONTROL.

Roger Ralston, our Chairman and Chief Executive Officer, would have voting power equal to approximately 51% of our voting securities. As a result, management through such stock ownership rights has the ability to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership in management may also have the effect of delaying or preventing a change in control of us that may be otherwise viewed as beneficial by shareholders other than management.

16

Risks Related to Our Stock

OUR STOCK PRICE MAY BE VOLATILE, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

●	technological innovations or new products and services by us or our competitors;

●	additions or departures of key personnel;

●	sales of our common stock, particularly under any registration statement for the purposes of selling any other securities, including management shares;

●	negative sentiment from investors, customers, vendors and strategic partners due to doubt about our ability to continue as a going concern;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	industry developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also significantly affect the market price of our common stock.

WE ARE SUBJECT TO PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We are subject to the Securities and Exchange Commission’s “penny stock” rules since our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a per share price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

OUR CURRENT CHIEF EXECUTIVE OFFICER AND A MEMBER OF THE BOARD OF DIRECTORS, MR. ROGER RALSTON, HOLDS SERIES A PREFERRED STOCK, CONTROLS A SIGNIFICANT PERCENTAGE OF OUR CAPITAL STOCK AND HAS SUFFICIENT VOTING POWER TO CONTROL THE VOTE ON SUBSTANTIALLY ALL CORPORATE MATTERS.

Roger Ralston, our Chief Executive Officer and a member of the board of directors, controls a significant percentage of our capital stock. Accordingly, Mr. Ralston will be able to determine the composition of our board of directors, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of directors, and will continue to have significant influence over our business. As a result of his ownership and position in the Company, Mr. Ralston is able to influence all matters requiring shareholder action, including significant corporate transactions.

17

WE CANNOT ENSURE INVESTORS THAT AN ACTIVE MARKET FOR OUR COMMON STOCK WILL BE SUSTAINED.

Our common stock currently trades on the OTC Pink, which generally lacks the liquidity, research coverage and institutional investor following of a national securities exchange like the NYSE MKT, the New York Stock Exchange or the Nasdaq Stock Market. While we intend to list our common stock on a national securities exchange once we satisfy the initial listing standards for such an exchange, we currently do not, and may not ever, satisfy such initial listing standards.

OUR BOARD OF DIRECTORS CAN AUTHORIZE THE ISSUANCE OF PREFERRED STOCK, WHICH COULD DIMINISH THE RIGHTS OF HOLDERS OF OUR COMMON STOCK, AND MAKE A CHANGE OF CONTROL OF US MORE DIFFICULT EVEN IF IT MIGHT BENEFIT OUR SHAREHOLDERS.

Our board of directors is authorized to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the voting powers, preferences and other rights and limitations of the preferred stock. We currently have 51 shares of Series A Preferred Stock issued and outstanding. We may issue additional shares of preferred stock with a preference over our common stock with respect to dividends or distributions on liquidation or dissolution, or that may otherwise adversely affect the voting or other rights of the holders of common stock. Issuances of preferred stock, depending upon the rights, preferences and designations of the preferred stock, may have the effect of delaying, deterring or preventing a change of control, even if that change of control might benefit our shareholders.

OFFERS OR AVAILABILITY FOR SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock and make it more difficult for us to raise funds through future offerings of common stock. As additional shares of our common stock become available for resale in the public market, the supply of our common stock will increase, which could decrease the price of our common stock.

In addition, if our shareholders sell substantial amounts of our common stock in the public market, upon the expiration of any statutory holding period under Rule 144, upon the expiration of lock-up periods applicable to outstanding shares, or upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang,” in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, could also make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. AS A RESULT, ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on our earnings, financial condition and other business and economic factors as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on an investment in our common stock will only occur if our stock price appreciates.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. While we have adopted certain corporate governance measures such as a Code of Ethics, we presently do not have any independent directors. It is possible that if we were to have independent directors on our board, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by our directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures and independent directors in formulating their investment decisions.

18

WE MAY BE EXPOSED TO POTENTIAL RISKS RELATING TO OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING AND OUR ABILITY TO HAVE THOSE CONTROLS ATTESTED TO BY OUR INDEPENDENT AUDITORS.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K. In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. We were not subject to these requirements for the fiscal year ended December 31, 2018. We are evaluating our internal control systems in order to allow our management to report on our internal controls, as a required part of our Annual Report on Form 10-K.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequacy. Accordingly, there can be no positive assurance that we will receive a positive attestation from our independent auditors.

In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

OUR EXISTING STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION FROM THE SALE OF OUR COMMON STOCK PURSUANT TO THE OASIS FINANCING AGREEMENT.

The sale of our common stock to Oasis Capital, LLC in accordance with the Equity Purchase Agreement we entered into with Oasis on March 22, 2019 (the “Oasis Financing Agreement”) may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to Oasis in order to exercise a put under the Oasis Financing Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

THE ISSUANCE OF SHARES PURSUANT TO THE OASIS FINANCING AGREEMENT MAY HAVE A SIGNIFICANT DILUTIVE EFFECT.

Depending on the number of shares we issue pursuant to the Oasis Financing Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Financing Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Financing Agreement is realized. Dilution is based upon common stock put to Oasis and the stock price discounted to Oasis’ purchase price of 85% of the lowest trading price during the pricing period.

19

OASIS CAPITAL, LLC WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our common stock to be issued under the Oasis Financing Agreement will be purchased at a fifteen percent (15%) discount, or eighty-five percent (85%) of the lowest closing price for the Company’s common stock during the ten (10) consecutive trading days immediately preceding the Purchase Date (as defined in the Oasis Financing Agreement).

Oasis has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If Oasis sells our shares, the price of our common stock may decrease. If our stock price decreases, Oasis may have further incentive to sell such shares. Accordingly, the discounted sales price in the Oasis Financing Agreement may cause the price of our common stock to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	Increased levels of competition;
●	Changes in the market acceptance of our products;
●	Changes in political, economic or regulatory conditions generally and in the markets in which we operate;
●	Our relationships with our key customers;
●	Our ability to retain and attract senior management and other key employees;
●	Our ability to quickly and effectively respond to new technological developments;
●	Our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the company; and
●	Other risks, including those described in the “risk factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock by the Selling Stockholder. However, we will receive proceeds from our initial sale of shares to Oasis, pursuant to the Financing Agreement. The proceeds from the initial sale of shares will be used for the purpose of working capital or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company.

DETERMINATION OF OFFERING PRICE

Oasis may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of our selling stockholder pursuant to the Oasis Financing Agreement

SELLING STOCKHOLDER

The selling stockholder identified in this prospectus may offer and sell up to 198,000,000 shares of our common stock, which consists of shares of common stock to be issued or sold to Oasis pursuant to the Oasis Financing Agreement. If issued presently, the shares of common stock registered for resale by Oasis would represent approximately 29% of our issued and outstanding shares of common stock as of May 28, 2019. Additionally, the 198,000,000 shares of our common stock registered for resale herein would represent approximately 30% of the Company’s public float.

The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

Pursuant to the Registration Rights Agreement described below, upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect, we are required to promptly prepare a supplement or amendment to this registration statement to correct such untrue statement or omission, and deliver a copy such supplement or amendment to the Investor, and the Selling Stockholder ill also discontinue sales under this registration statement until the registration statement, as amended or supplemented is available for use by the Selling Stockholder.

Oasis will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of the selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 698,099,942 shares of our common stock outstanding as of May 28, 2019.

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Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) the selling stockholder has not had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Shares Owned by the Selling Stockholder before the	Shares of Common Stock Being	Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	Offering (1)	Offered	# of Shares (2)	% of Class
Oasis Capital, LLC (3)	9,800,000	(4)	0	0%

Notes:

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2) Because the selling stockholder may offer and sell all or only some portion of the 198,000,000 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that any of the selling stockholder will hold upon termination of the offering.

(3) Adam Long exercises sole voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Oasis Capital, LLC.

(4) Consists of up to 188,200,000 shares of common stock to be sold by Oasis pursuant to the Oasis Financing Agreement.

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THE OFFERING

On March 22, 2019, we entered into an Equity Purchase Agreement (the “Oasis Financing Agreement”) with Oasis Capital, LLC (“Oasis”). Although we are not mandated to sell shares under the Oasis Financing Agreement, the Oasis Financing Agreement gives us the option to sell to Oasis, up to $5,000,000 worth of our common stock until March 22, 2022. In consideration for Oasis’s execution and performance under the Equity Financing Agreement, the Company issued 9,800,000 shares of Common Stock, as Commitment Shares (as defined in the Oasis Financing Agreement), to Oasis. There is no assurance the market price of our common stock will increase in the future. The number of shares of Common Stock that remain issuable may not be sufficient, dependent upon the share price, to allow us to access the full amount contemplated under the Oasis Financing Agreement. Based on the lowest closing price of our common stock during the ten (10) consecutive trading day period preceding the filing date of this registration statement was approximately $0.0026, the registration statement covers the offer and possible sale of $437,580 worth of our shares. We have no obligation to sell any shares under the Oasis Financing Agreement.

As provided in the Oasis Financing Agreement, we may require Oasis to purchase shares of our Common Stock from time to time by delivering a put notice to Oasis specifying the total number of shares to be purchased (such number of shares multiplied by the purchase price described below, the “Investment Amount”); provided there must be a minimum of ten trading days between delivery of each put notice. We may determine the Investment Amount, provided that such amount may not be more than 100% of the average daily trading volume in dollar amount for our common stock during the 10 trading days preceding the date on which we deliver the applicable put notice. Additionally, such amount may not be higher than $1,000,000 and the lowest traded price of the Common Stock in the five trading days immediately preceding the date on which we deliver the applicable put notice must exceed $0.0001 per share. Oasis will have no obligation to purchase shares under the Equity Line to the extent that such purchase would cause Oasis to own more than 9.99% of our common stock.

The purchase price of the Common Stock will be set at eighty-five percent (85%) of the “Market Price,” which is defined as the one lowest daily volume weighted average traded price on the OTC Markets, as reported by Bloomberg Finance L.P. or Quotestream, during the five trading days immediately following the date Oasis Capital receives the Put Shares via DWAC associated with the applicable put notice, which in most circumstances will be the trading day immediately following the date that a put notice  is delivered to Oasis Capital.  On the settlement date, Oasis Capital will purchase the applicable number of shares of our common stock subject to the customary closing conditions, including without limitation a requirement that a registration statement remain effective registering the resale by Oasis Capital of the shares to be issued under the Equity Line as contemplated by the Registration Rights Agreement described below. Oasis Capital may not assign its rights or obligations under the Equity Purchase Agreement and the Equity Purchase Agreement is not transferable and any benefits attached thereto may not be assigned. In addition, there is a beneficial ownership limit for Oasis of 9.99%.

Oasis is not permitted to engage in short sales involving our common stock during the term of the commitment period. In accordance with Regulation SHO, however, sales of our common stock by Oasis after delivery of a put notice of such number of shares reasonably expected to be purchased by Oasis under a put will not be deemed a short sale.

In connection with the Oasis Financing Agreement, on March 22, 2019, we also entered into Registration Rights Agreement (the “Registration Rights Agreement,” and together with the Oasis Financing Agreement, are referred to herein as the “Transaction Documents”) with Oasis requiring us to prepare and file a registration statement registering the resale by Oasis (i) the Commitment Shares and (ii) all of the Put Shares (as defined below) by May 1, 2019, and to use commercially reasonable efforts to cause such registration statement to become effective, and to keep such registration statement effective until (i) the date when Oasis may sell all of the shares that we may put to Oasis Capital (the “Put Shares”) under the Equity Purchase Agreement without any restrictions (including under Rule 144 without volume limitations), or (ii) the date when no Put Shares remain issuable under the Oasis Financing Agreement. In accordance with the Registration Rights Agreement, on May ____, 2019, we filed the registration statement of which this prospectus is a part registering the resale by Oasis of up to 9,800,000 Commitment Shares and 188,200,000 Put Shares. This registration statement was declared effective by the SEC on ___________, 2019.

In addition, we must deliver the other required documents, instruments and writings required. Oasis is not required to purchase the put shares unless:

●	Our registration statement with respect to the resale of the shares of common stock delivered in connection with the applicable put shall have been declared effective;

●	We shall have obtained all material permits and qualifications required by any applicable state for the offer and sale of the registrable securities; and

●	We shall have filed all requisite reports, notices, and other documents with the SEC in a timely manner.

As we draw down on the equity line of credit, shares of our common stock may be sold into the market by Oasis. The sale of these shares could cause our stock price to decline. In turn, if our stock price declines and we issue more puts, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the equity line of credit. If our stock price declines, we will be required to issue a greater number of shares under the equity line of credit. We have no obligation to utilize the full amount available under the equity line of credit.

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Neither the Oasis Financing Agreement nor any of our rights or Oasis’ rights thereunder may be assigned to any other person.

The Transaction Documents contain covenants, representations and warranties of our Company and Oasis that are typical for transactions of this type. In addition, we and Oasis have granted each other customary indemnification rights in connection with the Oasis Financing Agreement. The Oasis Financing Agreement may be terminated by us at any time. The above description of the Transaction Documents are merely a description and are qualified in their entirety to the texts of such documents filed as Exhibits 10.8 and 10.9 hereto.

PLAN OF DISTRIBUTION

Each selling stockholder named above and any of their pledgees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

●	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	Privately negotiated transactions;

●	Broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share; or

●	A combination of any such methods of sale.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Oasis is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Oasis has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

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Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholder. We may, however, receive proceeds from the sale of our common stock under the Financing Agreement with Oasis. Neither the Financing Agreement with Oasis nor any rights of the parties under the Financing Agreement with Oasis may be assigned or delegated to any other person.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue four billion (4,000,000,000) shares of common stock, par value of $0.0001 per share, and five million (5,000,000) shares of blank check preferred stock, par value of $0.0001 per share, of which 51 shares are authorized as Series A Preferred Stock and 51 shares of Series A Preferred Stock are issued and outstanding. As of May 16, 2019 there were 698,099,942 shares of our common stock issued and outstanding held by approximately 212 holders of record of our common stock.

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;

●	industry practice;

●	our financial condition and performance;

●	our future prospects;

●	our cash needs and capital investment plans;

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●	our obligations to holders of any preferred stock we may issue;

●	income tax consequences; and

●	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

Our Board has the authority, within the limitations and restrictions in our certificate of incorporation, to issue 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including voting rights, of the holders of our common stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock.

Undesignated preferred stock may enable our Board to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any shares of preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

On January 6, 2016, the Company filed an amendment to its articles of incorporation (the “Amendment”) with the Secretary of State of the State of Nevada, which, among other things, established the designation, powers, rights, privileges, preferences and restrictions of the Series A Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”).

Among other provisions, each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred Stock shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

Fifty-one (51) shares of Series A Preferred Stock were authorized and fifty-one (51) shares of Series A Preferred Stock were issued to Roger Ralston, the Company’s Chief Executive Officer and a director of the Company.

The Series A Preferred Stock has no dividend rights, no liquidation rights and no redemption rights, and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings. All shares of the Series A Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, (ii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

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The foregoing descriptions of the Amendment and the Series A Preferred Stock designations does not purport to be complete and is subject to, and qualified in its entirety by, the Amendment, a copy of which is attached as Exhibit 3.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on January 19, 2016, and incorporated herein by reference.

Anti-Takeover Provisions

Our Articles of Incorporation and Bylaws contain provisions that may make it more difficult for a third party to acquire or may discourage acquisition bids for us. Our Board of Directors may, without action of our stockholders, issue authorized but unissued common stock and preferred stock. The Series A Preferred Stock and the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The existence of unissued preferred stock may enable the Board of Directors, without further action by the stockholders, to issue such stock to persons friendly to current management or to issue such stock with terms that could render more difficult or discourage an attempt to obtain control of us, thereby protecting the continuity of our management. Our shares of preferred stock could therefore be issued quickly with terms that could delay, defer, or prevent a change in control of us, or make removal of management more difficult.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

The Articles of Incorporation provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally for any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.

The limitation of liability and indemnification provisions under the Nevada Revised Statutes and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

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Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

●	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

●	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

●	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The consolidated financial statements for the Company as of December 31, 2018 and 2017 and for the years then ended included in this prospectus have been audited by Assurance Dimensions, Inc., an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement will be passed upon by Lucosky Brookman LLP.

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INFORMATION WITH RESPECT TO THE REGISTRANT

Corporate History

We were incorporated under the laws of the State of Delaware on October 6, 2006. In October 2006 we acquired Ralston Communications and Meeting Technologies from DirectView, Inc., a Nevada corporation of which our executive officers and directors were officers and directors immediately prior to such acquisition, in exchange for the assumption by us of these subsidiaries working capital deficiencies and any and all trade credit and other liabilities. Immediately prior to this transaction, in conjunction with the acquisition by DirectView, Inc. of all of the stock of another entity which resulted in a change of control of DirectView, Inc., our executive officers and directors resigned from their positions with DirectView, Inc. Both Ralston Communications and Meeting Technologies had historically provided the video conferencing services we continue to provide. Thereafter, in February 2007 we formed DirectView Security and in July 2007 we formed DirectView Video. On March 14, 2014, the Board of Directors and the majority shareholders approved and ratified the Company’s reincorporation merger from Delaware to Nevada, amongst other corporate actions disclosed in the Company’s Information Statement on Schedule 14C filed with the Securities and Exchange Commission on April 8, 2014. In March of 2015, the Company completed a 1 for 30 reverse stock split of its common stock.

Organization

Directview Holdings, Inc., a Nevada corporation (“Directview Holdings”) was formed in October 2006. At that time DirectView Holdings acquired Ralston Communications Services, Inc., a Florida Corporation, (“Ralston Communications”) and Meeting Technologies, Inc. a Delaware corporation (“Meeting Tech”).

Thereafter Directview Holdings formed Directview Security Systems, Inc., a Florida corporation (“Directview Security”) as a wholly owned subsidiary in February 2007 and Directview Video Technologies, Inc., a Florida corporation, (“Directview Video”) as a wholly owned subsidiary in July 2007.

In November 2008, Homeland Integrated Security Systems, Inc., a Florida corporation (name changed to DirectView Technology Group, Inc. and referred to hereafter as “Technology Group) entered into an acquisition agreement with Directview Video Technology, Inc. a Florida corporation (“Directview Video”). The agreement includes a condition to ultimate consummation of the transaction, a 30-day clause which provided for termination of the agreement in the event any of the payment or exchanges were not finalized. Technology Group failed to pay the consideration within 30 days of acquisition which resulted in a termination of such agreement. Thus the closing of this transaction did not occur or consummate. As a result of these transactions and events, Technology Group, Roger Ralston and the DirectView companies did not complete the acquisition and integration of the DirectView companies with Technology Group, and there has been no relationship between the parties since that time. Mr. Ralston, our CEO, or any of the employees of Directview Holdings do not presently hold any position or ownership of Technology Group.

Subsidiaries

DirectView Video Technologies, Inc. - is a full-service provider of high-quality, cost efficient videoconferencing technologies and services. DirectView provides multipoint videoconferencing, network integration services, custom room design, staffing, document conferencing and IP / web conferencing services to businesses and organizations in the United States and around the world. DirectView conferencing services enable our clients to cost-effectively, instantaneously conduct remote meetings by linking participants in geographically dispersed locations.

DirectView Security Systems, Inc. - is a provider of the latest technologies in surveillance systems, digital video recording and services. The systems provide the latest in onsite and remote video and audio surveillance.

Ralston Communications Services, Inc. - is a full service provider of network services who partners with Sprint and works with other carriers such as Verizon and AT&T. The network allows many clients of other Directview Holdings companies to communicate whether they need it for DirectView videoconferencing connections or monitoring or DVRs.

Meeting Technologies Inc. - is a company that provides services similar to DirectView Video Technologies, Inc.

Video Surveillance Limited Liability Company - is a company specializing in video and surveillance and access control solutions.

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Apex CCTV Limited Liability Company - is a company specializing in video and surveillance and access control solutions.

Current Business Operations

Through our subsidiaries, our business operates within two divisions (i) security and surveillance, and (ii) video conferencing services. All of these entities combine to provide the services offered by Directview Holdings. None of the employees or officers of Directview Holdings provide similar services for any other entity.

Security and Surveillance

We provide our customers with a range of technologies in surveillance systems, digital video recording and services. The systems provide onsite and remote video and audio surveillance. We offer several service options to protect and maintain each company’s security investment which includes a customized security system. We assess each client’s security needs and challenges through an on-site survey, which is performed by specially trained technicians, consists of a video-taped analysis and in-depth interviews to determine each client’s security needs. We also make recommendations for initiating or improving each client’s systems as well as, providing a plan for growth. We are able to provide a plan for a simple addition or a major migration to a new platform. We provide the highest quality installations, from mobilization to final testing, certification and training. We offer a complete line of non-proprietary products including:

DVR Recorders and Cameras	Video Intercoms

NVR Recorders and IP Cameras	Laser and Video Beam Perimeter Security

Motion Detection and Thermal Imagery	Security Design and Consulting

Remote Control Device Management	Equipment Maintenance Service Plans

Access Control Solutions

We have also developed customized software programs and applications to work with the products we offer to customers to enhance their convenience and capability. We have developed a mobile application which we call the “DirectView Security App” to enable full remote management of deployed surveillance devices including positioning cameras, setting recording parameters, and replay of selected video.

We target businesses of various sizes ranging from residential to large scale businesses. Our main markets can be divided into five categories which include:

●	Transportation (Airports, Heliports, and Bus Terminals)

●	Hospitality (Hotels, Golf Courses, and Bar/Restaurant)

●	Industrial (Warehouse, Storage, and Manufacturing)

●	Educational (Daycare, Private Schools, Learning Centers/Religious Organizations

●	Residential (Condos/Co-ops, Property Management Companies, and Private Homes)

Video Conferencing Services

We are a full-service provider of video conferencing technologies and services. We provide multipoint video conferencing, network integration services, custom room design, staffing, document conferencing and IP/web conferencing services to businesses and organizations in the United States and we focus to provide this around the world. We believe that our video conferencing services enable our clients to cost-effectively, instantaneously conduct remote meetings by linking participants in geographically dispersed locations. Our mission is to provide customized video conferencing solutions and services to businesses and organizations. From design to installation, we strive to deliver products and services that are simple to understand, easy to implement and even easier to use.

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Our products and services include the:

●	sale of conferencing services based upon usage,
●	sale and installation of video equipment, and
●	sale of maintenance agreements.

Video conferencing as a medium for business communications has provided opportunities to streamline complex business processes and to conduct transactions more efficiently. As a result, sophisticated audio or video-enabled interactive communications have become increasingly necessary as companies seek to become more efficient and effective. We seek to employ the technical knowledge of our management team to provide our clients with solutions for a wide range of applications suitable for a variety of industries. We have installation and integration experience with expertise in one-on-one or large, multi-sided group meetings, and we currently have installations ranging from very simple configurations to highly customized rooms with multiple cameras, document presentation stands, recording devices, scanners, and printers.

Initially we provide consultation to address and evaluate the project requirements and to offer expert advice on technology solution for our customer’s specific application. We assess the customer’s needs, desires and existing communications equipment, as well as cost-justification and return-on-investment analysis for system installations. Our products and services include multipoint video conferencing, network integration services, custom room design, staffing, document conferencing and IP/web conferencing services.

A multipoint video conference is a video conference involving more than two sites. As a participant speaks, video is switched at all sites to broadcast the person speaking by a device called a multi-control unit. This switching unit is sound activated and can distinguish between short ambient sounds and long sustained sounds. It can also be set up in a “Hollywood Squares” type of look where all participants see each other. The call can also be set in a “chairperson mode” in which all sites see only the person heading the call. We offer multipoint bridge services to tie all of the locations, and we control this multipoint bridge. We outsource the remote access services which are incorporated into these multipoint video conferences to a variety of third party providers. We have no fixed agreements with such third party providers. Our base standard price is from $125 to $150 per hour per location which includes all costs related to these services. Where the client requests, we can staff a client assignment with one of our employees to manage all of the client’s video conferencing needs. The cost of this technical support varies from assignment to assignment.

We offer a wide variety of network integration services to support our clients’ planning, design, and implementation efforts in deploying new network technologies such as Internet protocol (IP), integrated services digital network (ISDN), a T-1 data transfer system or working with their existing network infrastructure. Our network integration services are designed to be comprehensive to ensure that all unique collaboration needs are met. Our services can include a full menu of services from initial order coordination with outside contractors or providers to liaison with local phone companies, installation, training, or can be customized for a particular job. Whether starting from scratch or working with an existing environment we can also provide all aspects of design and installation for video conferencing rooms, including room layout, furniture, built in wall monitors, custom audio and video as well as document collaboration such as T120 data conferencing and document camera and presentation stands. We will also design computer integration. Costs for these custom installations may vary based upon the layout and complexity of the job.

We also offer our clients document conferencing and IP/Web conferencing services. Document conferencing affords the ability to bring people together to discuss, review and collaborate as a group, and to make on-line, real-time decisions regardless of the locations of the participants. IP/web conferencing services provides the client with a reliable and affordable way to share software applications, PowerPoint presentations, or anything running on a personal computer with others in online meetings. With these systems, meeting participants can view with clarity what is displayed on a desktop. We utilize third party software and applications such as Polycom and Sony to provide these services to our clients.

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When a video conferencing system is functional, we also provide training to all levels of the customer’s organization, including executives, managers, management information systems and data processing administrators, technical staff and end users. The training includes instruction in system operation, as well as the planning and administration of meetings. The training can last anywhere from one hour to two days, depending upon the level of training that the client requests or requires. All training costs are built into each sale where training is required.

We are also a reseller of video conferencing products, including integrated video conferencing systems, video presentation products, flat screen monitors, iPower collaboration tools, Polycom view stations. We sell products from a variety of top manufacturers including Sony, Elggen, Fujitsu, Hitachi, JVC, NEC, Panasonic, Phillips, Pioneer, Samsung and ViewSonic.

Suppliers

We are dependent on third parties for the supply and manufacturing of our subassemblies, components and electronic parts, including standard and custom-designed components. We generally do not maintain supply agreements with such third parties but instead purchase components and electronic parts pursuant to purchase orders in the ordinary course of business. We are dependent on the ability of our third-party manufacturers and suppliers to meet our design, performance and quality specifications.

Marketing and Distribution

Our security systems division focuses a majority of its sales and marketing efforts in various industries to companies where there is space/room to be monitored by our surveillance camera systems. Our marketing efforts are done through direct sales force, referrals and our website.

Our video conferencing products and services are marketed and sold to the commercial, government, medical and educational sectors through a direct sales force and through referrals. We currently have three sales agents in our direct sales force that works for commission. A majority of our sales comes from word of mouth and referrals. Sales of video conferencing products to resellers are made on terms with respect to pricing, payment and returns that are consistent with those offered to end user customers. No price protection or similar arrangement is offered, nor are the obligations as to payment contingent on the resale of the equipment purchased by the reseller. There are no special rights to return equipment granted to resellers, nor are we obligated to repurchase reseller inventory.

We provide our security and surveillance and video conferencing sales force with ongoing training to ensure that it has the necessary expertise to effectively market and promote our business and solutions. In conjunction with manufacturer-sponsored programs, we provide existing and prospective customers with sales, advertising and promotional materials. Our technical and training personnel periodically attend installation and service training sessions offered by various manufacturers to enhance their knowledge and expertise in the installation and maintenance of the systems.

Competition

The security industry is highly competitive. We compete on a local and regional level with a small number of major firms and many smaller companies in the installed surveillance system space, and nationally in the direct to dealer space. We compete primarily on the quality of our service and the design and reliability of our products. Some of our competitors have greater name recognition and financial resources than us. We may also face competition from potential new entrants into the security industry or increased competition from existing competitors that may attempt to develop the ability to offer the full range of services that we offer. We believe that competition is based primarily on the ability to deliver solutions that meet a client’s requirements and, to a lesser extent, on price. Our competitors in the installed system space include Vector Security, American Sentry Guard, GVI Security Solutions, Inc., ADT Security Services, Ltd. (a division of Tyco International) and Sonitrol, Inc. There can be no assurance that we will be able to compete successfully in the future against existing or potential competitors who are larger or better capitalized.

The market for video conferencing products and services is extremely competitive. Competitive factors include pricing, our reputation and ease of use. Our primary competitors include manufacturers and resellers of video communications equipment, some are larger, have longer operating histories and have greater financial resources and industry recognition than us. The competitors would include local Bell Companies, Polycom and Tandberg.

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Since the barriers to entry in the market are relatively low and the potential market is large, we expect continued growth in existing competitors and the entrance of new competitors in the future. Most of our current and potential competitors have significantly longer operating histories and significantly greater managerial, financial, marketing, technical and other competitive resources, as well as greater name recognition, than we do. As a result, these companies may be able to adapt more quickly to new or emerging technologies and changes in customer requirements and may be able to devote greater resources to the promotion and sale of their competing products and services. There are no assurances we will ever effectively compete in our target markets.

Our Customers

During the year ended December 31, 2018, two customers accounted for 54% of revenues.

Our video conferencing products and services are sold to commercial, government, medical and educational sectors that use technology to cost-effectively, instantaneously conduct remote meetings by linking participants in geographically dispersed locations. Our security system division provides the latest technologies in surveillance systems, digital video recording and services in any industry, organization and companies.

Website

We maintain four websites at www.directview.com, www.directviewsecurity.com, www.vs-us.com, and www.apexcctv.com.

Intellectual Property

We do not have any intellectual property at this time.

Employees

We currently have 18 employees which includes our two officers; Roger Ralston, CEO and Chris Cutchens, CFO both of whom are full-time. None of our employees are covered by a collective bargaining agreement, nor are they represented by a labor union. We have not experienced any work stoppages, and we consider relations with our employees to be good.

Recent Developments

On October 4, 2018, we increased the number of shares of common stock we are authorized to issue from 1,000,000,000 to 4,000,000,000.

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Common Stock

Our shares of common stock are quoted on the OTC Markets OTC Pink under the symbol “DIRV”. The closing price of our common stock on May 28, 2019 was $0.0027 per share.

(b) Holders of Common Equity

As of the date hereof, there were approximately 212 stockholders of record. An additional number of stockholders are beneficial holders of our common stock in “street name” through banks, brokers and other financial institutions that are the record holders.

(c) Dividend Information

We have not paid any cash dividends to our holders of common stock. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section labeled “Risk Factors.”

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Prospectus and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For additional information regarding forward-looking statements, see “Forward-Looking Statements.”

We have experienced significant operating losses in our Company’s recent history. Our ability to achieve annual profitability in the future depends on a number of factors, including our ability to attract and service customers on a profitable basis and the growth of the video surveillance industry. If we are unable to achieve annual profitability, we may not be able to execute our business plan, our prospects may be harmed, and our stock price could be materially and adversely affected.

The video surveillance and consumer markets in which we primarily compete are highly competitive and are influenced by competitive factors including without limitation:

●	our ability to rapidly develop and introduce new high performance integrated solutions;

●	the price and total cost of ownership and return on investment associated with the solutions;

●	the simplicity of deployment and use of the solutions;

●	the reliability and scalability of the solutions;

●	the market awareness of a particular brand;

●	our ability to provide secure access to wireless networks;

●	our ability to offer a suite of products and solutions;

●	our ability to allow centralized management of the solutions; and

●	our ability to provide quality product support.

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Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the SEC. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in the future operating results over time, except as required by law. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions.

As used in this registration statement on Form S-1 and unless otherwise indicated, the terms “Company,” “we,” “us,” and “our” refer to DirectView Holdings, Inc., a Nevada corporation, and each of our subsidiaries. Unless otherwise specified, all dollar amounts are expressed in United States dollars.

Overview

Our Company was formed in October 2006 and immediately thereafter we acquired Ralston Communication Services and Meeting Technologies from DirectView, Inc., a Nevada corporation of which Mr. and Mrs. Ralston were officers and directors immediately prior to such acquisition, in exchange for the assumption by us of these subsidiaries working capital deficiencies and any and all trade credit and other liabilities. Both of these entities had historically provided the video conferencing services we continue to provide. Thereafter, in February 2007, we formed DirectView Security Systems, Inc. (“DirectView Security”) and in July 2007 we formed DirectView Video. DirectView Security began offering services and products immediately from inception.

Effective April 20, 2017, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Video Surveillance Limited Liability Company, a Texas limited liability company with an assumed name of Virtual Surveillance (“VS”), Apex CCTV Limited Liability Company, a Texas limited liability company formerly known as Vaultronics (“APEX” and together with VS, the “Acquisition Companies”), and Mark D. Harris the sole member and equity owner of each of the Acquisition Companies (the “Seller”). The Company entered into the SPA to expand business operations and increase our presence. We anticipate serving more clients and increasing revenue with the addition of VS and APEX.

Our operations are conducted within New York and Texas.

We operate our security division through DirectView Security, Virtual Surveillance, and Apex CCTV, LLC where we provide a wide array of video and audio hardware and software options to create custom security and surveillance solutions for large and small businesses as well as residential customers. The Company currently services customers in transportation, hotel and hospitality, education, cannabis, food services, and real estate industries.

We provide our customers with the latest technologies in surveillance systems, digital video recording and services. The systems provide onsite and remote video and audio surveillance. We generate revenue through the sale and installation of surveillance systems and the sale of maintenance agreements.

We have also developed custom software programs and applications to work with the products we offer to customers to enhance their convenience and capability. We have developed a mobile application which we call the “DirectView Security App” to enable full remote management of deployed surveillance devices including positioning cameras, setting recording parameters, and replay of selected video. The DirectView Security App provides full encryption and is compatible with all Apple and Android based mobile devices. We are also in late stage development of a proprietary software platform targeted for educational institutions/daycare, aviation, and religious organizations. The platform will enable tiered database controlled access to multiple encrypted live streaming videos with audio and full scalability. The software will allow these businesses and organizations to provide parents, patrons or customers access to see and view a particular classroom, attend a religious service, or watch any activity permitted by the licensor of the software through any internet connected mobile device or computer.

We target businesses of various sizes ranging from residential to large scale businesses.

Beginning in 2014, we focused a significant amount of our business development and marketing efforts towards the legalized cannabis industry. We see this market as a strong growth area for the Company due to our belief that the political landscape will continue to move towards the legalization of marijuana for medical and recreational use across the country.

The medical use of cannabis is legal (with a doctor’s recommendation) in 33 states, the District of Columbia, and the territories of Guam and Puerto Rico. The recreational use of cannabis is legal in 10 states (Alaska, California, Colorado, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont, and Washington) plus the District of Columbia, and decriminalized in another 14 states plus the U.S. Virgin Islands. Many large security service providers have publicly avoided servicing businesses engaged in the sale or growing of marijuana which we believe lowers the competitive landscape.

In addition to conducting direct sales activities to businesses operating in this market, we also focus on partnerships with other service providers in the industry that are generally involved in the design and construction of facilities to grow and dispense marijuana. We have a preferred provider agreement with Legacy Construction Company of Colorado, LLC (“Legacy”). Under the terms of the preferred provider agreement, Legacy directs their retail and marijuana facility construction clients to DirectView for video surveillance and security needs. Legacy has over fifteen years of experience and expertise in commercial general contracting with specific experience in the retail and medical marijuana industry. Legacy holds a Class A general contractors license in six states including Colorado, Wyoming, Nevada, New Mexico, Utah, and Arizona, which authorizes Legacy to construct or demolish, or deconstruct, any building or structure in the City that is regulated under the building code, including all work authorized by license types below a Class A level. We also have a strategic partnership agreement with Cannamor, LLC (“Cannamor”), a privately held Colorado based consulting company focusing on legal cannabis growing and dispensing projects, where we are engaged as its exclusive security solutions provider. Under the terms of the agreement, Cannamor exclusively endorses and recommends DirectView as its vendor of choice for the planning and installation of video surveillance, video monitoring, video recording products and related services to its prospective clients. Both of these arrangements have led to sales and a number of large potential project leads within our sales pipeline. We continue to see this industry as a growing part of our security and surveillance business for the foreseeable future.

In an effort to further expand our market opportunities, in April 2015, we began preparations to develop a unique body-worn-camera solution to target law enforcement, business security and homeland security markets. We expect the solution to comprise of a line of body-worn-cameras integrated with a suite of communications capabilities including high capacity streaming video, Bluetooth®, GPS, push to talk, WIFI/4G LTE, and imbedded biometric access. We are also working to integrate the video feeds with backend storage solutions for video/audio storage including playback and editing of stored evidence. We have received body-worn-camera prototypes that have been manufactured to our design specifications by a large third-party manufacturer and we are currently beta testing those prototypes. We intend to have that manufacturer produce a finished product upon successful completion of product testing.

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In order to enhance the communications capability of the solution as well as our marketing capabilities, we entered into an agreement with xG Technology, Inc. (“xG”), a developer of wireless communications and spectrum sharing technologies, to integrate our body-worn-camera device and related hardware with xG’s xMax private mobile broadband technology. The planned integration will consolidate the private, secure, high-performance communications capabilities of xMax with the features and functionality of our body-worn cameras.

We intend to offer our body-worn-cameras and the related suite of communications and storage solutions to our target customers through both direct sales and strategic partnerships with companies that sell complimentary products in the areas of law enforcement, homeland security and private security. In addition to our integration agreement with xG, we entered into a co-marketing agreement with PositiveID Corporation (“PSID”), a developer of diagnostic testing systems for use by first responders, to jointly market both companies’ products to homeland security and first responder markets. We believe that co-marketing and product integration agreements such as these will expand the breadth of our product offerings and enable us to leverage the marketing capabilities of our partners to increase sales opportunities upon product launch.

Our video conferencing products and services enable our clients to cost-effectively conduct remote meetings by linking participants in geographically dispersed locations. Our primary focus is to provide high value-added conferencing products and services to organizations such as commercial, government, medical and educational sectors. We generate revenue through the sale of conferencing services based upon usage, the sale and installation of video equipment and the sale of maintenance agreements.

Results of Operations

Three Months Ended March 31, 2019 Compared to Three Months Ended March 31, 2018

Net Sales

Overall, our net sales for the three months ended March 31, 2019 declined approximately 48% from the comparable period in 2018. The following table provides comparative data regarding the sources of our net sales and the change from 2018 to 2019:

	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018
	$	% of Total	$	% of Total	Variance
Sale of product	497,646	80%	967,057	81%	(49)%
Service	127,935	20%	234,073	19%	(45)%
Total	625,581	100%	1,201,130	100%	(48)%

Sales of product for the three months ended March 31, 2019 decreased approximately 49% as compared to the three months ended March 31, 2018. The decrease is attributed to softer product sales across all segments. Service revenue decreased by approximately 45% for the three months ended March 31, 2019 as compared to the three months ended March 31, 2018. The decrease is attributed to the timing of when product installations are completed.

Net sales decreased for the three months ended March 31, 2019 compared to the three months ended March 31, 2018 due to the drivers discussed above. In an effort to continue to increase our sales in future periods, we believe we need to continue monitoring and growing the business related to the acquisition of VS and Apex during 2017, along with hiring additional sales staff to initiate telemarketing campaigns and to obtain leads from various lead sources such as lead generating telemarketing lists, email marketing campaigns and other sources. However, given our lack of working capital, we cannot assure that we will ever be able to successfully implement our current business strategy or increase our revenues in future periods.

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Cost of Sales

Cost of product includes product and delivery costs relating to the sale of product revenue. Cost of services includes labor and installation for service revenue. Overall, cost of sales decreased approximately 35% for the three months ended March 31, 2019 compared to the three months ended March 31, 2018. The following table provides comparative data regarding the breakdown of the cost of sales and the change from 2018 to 2019:

	Three Months Ended March 31, 2019		Three Months Ended March 31, 2018
	$	% of Total	$	% of Total	Variance
Cost of product	311,455	72%	416,346	63%	(25)%
Cost of service	124,007	28%	241,932	37%	(49)%
Total	435,462	100%	658,278	100%	(34)%

During the three months ended March 31, 2019, our cost of product decreased approximately 25% as compared to the three months ended March 31, 2018, which is directly related to the decline in product sales for the same period. Our cost of services for the three months ended March 31, 2019 decreased 49% as compared to the three months ended March 31, 2018, which is also directly related to the decline in service revenue for the same period.

Total operating expenses for the three months ended March 31, 2019 were $1,039,687, an increase of $143,791, or approximately 16%, from total operating expenses for the comparable three months ended March 31, 2018 of $895,896. This increase is primarily attributable to stock-based compensation to certain employees for services rendered, coupled with additional investments in marketing and public relations, partially offset by lower depreciation and selling, general and administrative expenses.

Loss from Operations

We reported loss from operations of $849,568 for the three months ended March 31, 2019, as compared to loss from operations of $353,044 for the three months ended March 31, 2018, representing an increase in loss from operations of $496,524 or 141%.

Other Income (Expense)

Total other expense was $79,870 for the three months ended March 31, 2019 as compared to total other expense of $25,740,456 for the three months ended March 31, 2018. The decrease in other expense was primarily attributable to the gain on change in fair value of derivative liabilities, offset by increases in initial derivative expense and amortization of debt discount for the three months ended March 31, 2019 compared to the three months ended March 31, 2018.

Net Loss

We reported a net loss of $929,438 for the three months ended March 31, 2019, as compared to a net loss of $26,093,500 for the three months ended March 31, 2018. Net loss from non-controlling interest for the three months ended March 31, 2019 was $6,309 as compared to net loss of $20,983 for the three months ended March 31, 2018.

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Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At March 31, 2019, we had a cash balance of $86,805 and a working capital deficit of $21,888,312.

We reported a net decrease in cash for the three months ended March 31, 2019 of $14,311. While we currently have no material commitments for capital expenditures, at March 31, 2019 we owed approximately $117,000 under various notes payable. During the three months ended March 31, 2019, we raised $699,500 of proceeds through the issuance of convertible notes payable.

Accrued expenses were $4,762,529 at March 31, 2019 and consist of the following:

●	Accrued salaries for certain employees amounting to $2,038,931
●	Sales tax payable of $83,679
●	Accrued interest of $2,329,913
●	Accrued payroll liabilities and taxes of $96,178
●	Other accrued expenses of $213,828

During the period January 1, 2019 through March 31, 2019, the Company issued various 5% original issue discount (OID) convertible promissory notes with an aggregate principal balance of $846,737 with maturities of one year. These convertible debentures convert at 60% or 61% of the lowest trading price during either the 30, 20, or 10 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory notes the Company accounted for these conversion features as derivative liabilities. In connection herewith, the Company recorded an aggregate derivative liability of $812,000, OID of $34,737, deferred financing costs of $7,500, and debt discount of $812,000. The OID’s, deferred financing costs, and debt discounts are being amortized over the related term of each note. The aggregate balance of the convertible promissory notes was $846,737 at March 31, 2019. The aggregate balance of the convertible promissory notes, net of OIDs, deferred financing costs, and debt discounts, at March 31, 2019 was 110,715.

We reported a net loss of $929,438 during the three months ended March 31, 2019. At March 31, 2019 we had a working capital deficit of $21,888,312. We do not anticipate we will be profitable in 2019. Therefore our operations will be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt and convertible debt securities, obtaining credit facilities, or other financing mechanisms. The trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Furthermore we have debt obligations, which must be satisfied. If we are successful in securing additional working capital, we intend to increase our marketing efforts to grow our revenues. Other than those disclosed above, we do not presently have any firm commitments for any additional capital and our financial condition as well as the uncertainty in the capital markets may make our ability to secure this capital difficult. There are no assurances that we will be able to continue our business, and we may be forced to cease operations in which event investors could lose their entire investment in our company. Included in our Notes to the financial statements for the year ended December 31, 2018 is a discussion regarding Going Concern.

Operating Activities

Net cash used in operating activities for the three months ended March 31, 2019 amounted to $413,248 and was primarily attributable to our net loss of $929,438, partially offset by non-cash items totaling $24,728. Working capital changes consisted of increases in accounts payable of $64,438, and accrued expenses of $291,628, and decreases in contract assets of $56,756, accounts receivable of $52,819, and other current assets of $34,876, partially offset by an increase in inventory of $8,495.

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Investing Activities

For the three months ended March 31, 2019, there were no investing activities. Net cash used in investing activities was $5,130 for the three months ended March 31, 2018 and consisted of purchases of property and equipment.

Financing Activities

Net cash provided by financing activities was $398,937 for the three months ended March 31, 2019. We received proceeds from convertible notes payable of $699,500, which were partially offset by repayments of notes payable of $48,563, repayments of convertible notes payable of $240,000, and payments to a related party of $12,000. Net cash provided by financing activities was $173,603 for the three months ended March 31, 2018. We received proceeds from convertible notes payable of $308,500, which were partially offset by repayments of notes payable of $118,877, repayments on the line of credit of $4,020, and payments to a related party of $12,000.

On July 27, 2018, the Company entered into a settlement with JP Morgan Chase Bank, N.A. (“Chase”) regarding payment of the outstanding balance under that certain Promissory Note and U.S. Small Business Administration Note dated April 15, 2015 (the “Notes”) in the aggregate principal amount of approximately $1,900,000 including interest (the “Loan Amount”) between Video Surveillance LLC (“VS”), Apex CCTV (“Apex”), and Chase. According to the terms of the settlement, the Company and Chase have agreed to a full and final settlement of the Loan Amount and the related transactions thereunder in exchange for payment by the Company in the amount of $475,000 on August 3, 2018 (the “Initial Payment”) and three additional payments of $475,000 each month thereafter (the “Additional Payment”). As of the date hereof, the Company has timely made the Initial Payment and three Additional Payments to Chase. During January 2019, a final interest payment of approximately $49,000 was made to Chase, paying the Loan Amount in full.

Additionally, Chase has informed the Company that it is seeking repayment of certain credit cards in the name of the VS and APEX in the aggregate amount of approximately $155,000 (the “Credit Card Amount”). The Company and Chase are in discussions to negotiate the settlement and repayment of the Credit Card Amount.

Contractual Obligations

When determined appropriate, we enter into fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates, therefore, we cannot provide certainty regarding the timing and amounts of payments.

We leased our current office space under a four year term which ended March 31, 2019. Prior to the expiration of the lease, we executed an extension for 60 days which began April 1, 2019 and continues month-to-month until we provide an advance 30-day termination notification. The monthly rent under the extension is $12,319.

Critical Accounting Policies and Estimates

Our unaudited financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management’s applications of accounting policies. Critical accounting policies for our company include revenue recognition and accounting for stock based compensation, use of estimates, accounts receivable, property and equipment, derivative liabilities and income taxes.

Revenue Recognition

Revenue is derived from the sale of products and services. The Company recognizes revenue when obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Service sales occur once the performance of the agreed upon service is complete. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products and completing services. The amount of consideration the Company receives and revenue the Company recognizes varies with changes in customer incentives the Company offers to its customers and their customers. In the event any discounts, sales incentives, or similar arrangements are agreed to with a customer, such amounts are estimated at time of sale and deducted from revenue. Sales taxes and other similar taxes are excluded from revenue.

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Stock Based Compensation

The Company accounts for stock incentive plans by measurement and recognition of compensation expense for all stock-based awards based on estimated fair values, net of estimated forfeitures. The Company values employee stock options using the Black-Scholes option valuation method that uses assumptions that relate to the expected volatility of the Company’s common stock, the expected dividend yield of our stock, the expected life of the options and the risk free interest rate. Such compensation amounts, if any, are amortized over the respective vesting periods or period of service of the option grant.

Use of Estimates

The preparation of these unaudited financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Account Receivable

We have a policy of reserving for uncollectible accounts based on our best estimate of the amount of probable credit losses in existing accounts receivable. We periodically review our accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Property and Equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

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Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and we intend to settle our current tax assets and liabilities on a net basis.

Pursuant to accounting standards related to the accounting for uncertainty in income taxes, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company’s tax returns for its December 31, 2018, 2017, 2016, 2015, 2014, 2013, 2012, and 2011 tax years may be selected for examination by the taxing authorities as the statute of limitations remains open since the Company last filed an income tax return for the December 31, 2010 tax year.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notices as of the date of this filing.

Recently Adopted Accounting Standards

Effective January 1, 2019, the Company adopted ASU, Leases (Topic 842) and amendments, which improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee is required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily depends on its classification as a finance or operating lease. However, unlike current GAAP, which requires only capital leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit), the new ASU requires both types of leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit). The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

Effective January 1, 2019, the Company adopted Accounting Standards Update 2018-07, which reduces cost and complexity and improves financial reporting for share-based payment transactions for acquiring goods or services from nonemployees. Under this update standard, an entity applies the requirements to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. Furthermore, this update standard applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

The Company has reviewed all recently issued, but not yet adopted, accounting pronouncements and does not expect the future adoption of any such pronouncements to have a significant impact on our consolidated financial statements, except as described below.

During January 2017, the FASB issued Accounting Standards Update 2017-04, to simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under this updated standard, an entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, but the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity also should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if any. This guidance is effective prospectively and is effective for interim and annual periods beginning after December 15, 2019 with early adoption permitted.

During August 2018, the FASB issued Accounting Standards Update 2018-13, to modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concept Statement, including the consideration of costs and benefits. This guidance is effective for interim and annual periods beginning after December 15, 2019 with early adoption permitted.

Off Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.

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Results of Operations

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

Net Sales

Overall, our net sales for the year ended December 31, 2018 increased approximately 41% from the comparable period in 2017. The following table provides comparative data regarding the source of our net sales in each of these periods and the change from 2018 to 2017:

	Year Ended December 31, 2018		Year Ended December 31, 2017
	$	% of Total	$	% of Total	Variance
Sale of product	$3,312,516	81%	$2,379,190	82%	39%
Services	793,060	19%	525,797	18%	51%
Total	$4,105,576	100%	$2,904,987	100%	41%

Sales of product for the year ended December 31, 2018 increased approximately 39% as compared to the year ended December 31, 2017. The increase is attributed to a full year of revenue during 2018 compared to eight months of revenue during 2017, relating to the acquisition of VS and Apex during April 2017, and increased revenue from our existing business. Service revenue increased by approximately 51% for the year ended December 31, 2018 as compared to the year ended December 31, 2017. The increase was also attributed to the acquisition of VS and Apex during April 2017.

Net sales increased due to the acquisition of VS and Apex during April 2017. In an effort to continue to increase our sales in future periods, we believe we need to monitor and grow the business related to the acquisition of VS and Apex along with hiring additional sales staff to initiate a telemarketing campaign and to obtain leads from various lead sources such as lead generating telemarketing lists, email marketing campaigns and other sources. However, given our lack of working capital, we cannot assure that we will ever be able to successfully implement our current business strategy or increase our revenues in future periods.

Cost of Sales

Cost of product includes product and delivery costs relating to the sale of product revenue. Cost of services includes labor and installation for service revenue. Overall, cost of sales increased approximately 52% for the year ended December 31, 2018 compared to the year ended December 31, 2017. The following table provides comparative data regarding the breakdown of the cost of sales in each of these periods and the change from 2018 to 2017:

	Year Ended December 31, 2018		Year Ended December 31, 2017
	$	% of Total	$	% of Total	Variance
Cost of product	1,579,587	63%	1,192,177	73%	33%
Cost of service	921,718	37%	450,952	27%	104%
Total	2,501,305	100%	1,643,129	100%	52%

During the year ended December 31, 2018, our cost of product increased approximately 33% as compared to the year ended December 31, 2017 which is directly related to the acquisition of VS and Apex as stated above. Our cost of services for the year ended December 31, 2018 increased 104% as compared to the year ended December 31, 2017 due to the acquisition of VS and Apex as stated above.

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Total operating expenses for the year ended December 31, 2018 were $4,506,984, an increase of $2,372,281, or approximately 111%, from total operating expenses for the comparable year ended December 31, 2017 of $2,134,703. This increase is primarily attributable to a full year of operating expenses during 2018 compared to eight months of operating expenses during 2017 relating to the acquisition of VS and Apex during April 2017, coupled with increases in marketing and public relations, compensation and related taxes, rent, and amortization expense.

Loss from Operations

We reported loss from operations of $2,902,713 for the year ended December 31, 2018, as compared to a loss from operations of $872,845 for the year ended December 31, 2017, representing an increase in loss of $2,029,868 or 233%.

Other Income (Expense)

Total other expense was $7,155,254 for the year ended December 31, 2018 as compared to total other expense of $674,320 for the year ended December 31, 2017. The increase in other expense was primarily attributable to the loss on change in fair value of derivative liabilities, increase in initial derivative expense, increase in amortization of debt discount, increase in interest expense, and increase in amortization of deferred financing costs, partially offset by gain on change of derivative liabilities from note payable conversions, and gains from the settlement of convertible notes payable and extinguishment of derivative liability.

Net Loss

We reported a net loss of $10,057,967 for the year ended December 31, 2018 as compared to a net loss of $1,547,165 for the year ended December 31, 2017. Net loss from non-controlling interest for the year ended December 31, 2018 was $27,307 compared to net income of $5,681 for the year ended December 31, 2017.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At December 31, 2018, we had a cash balance of $101,116. Our working capital deficit was $21,350,582 at December 31, 2018.

We reported a net increase in cash for the year ended December 31, 2018 of $32,679. While we currently have no material commitments for capital expenditures, at December 31, 2018 we owed approximately $165,000 under various notes payable. During the year ended December 31, 2018, we have raised $4,703,282 of net proceeds from convertible notes payable and $291,237 from the issuance of Common Stock.

Accrued expenses were $4,542,124 as of December 31, 2018 and consist of the following:

●   Accrued salaries for certain employees amounting to $2,029,838

●   Sales tax payable of $67,610

●   Accrued interest of $2,169,257

●   Accrued payroll liabilities and taxes of $39,593

●   Other accrued expenses of $235,826

We reported a net loss of $10,057,967 during the year ended December 31, 2018. At December 31, 2018 we had a working capital deficit of $21,350,582. We do not anticipate we will be profitable in 2019. Therefore our operations will be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt and convertible debt securities, obtaining credit facilities, or other financing mechanisms. The trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Furthermore we have debt obligations, which must be satisfied. If we are successful in securing additional working capital, we intend to increase our marketing efforts to grow our revenues. Other than those disclosed above, we do not presently have any firm commitments for any additional capital and our financial condition as well as the uncertainty in the capital markets may make our ability to secure this capital difficult. There are no assurances that we will be able to continue our business, and we may be forced to cease operations in which event investors could lose their entire investment in our company. Included in our Notes to the financial statements for the year ended December 31, 2018 is a discussion regarding Going Concern.

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Operating activities

Net cash used in operating activities for the year ended December 31, 2018 amounted to $1,854,095 and was primarily attributable to our net loss of $10,057,967 coupled with a gain on change of derivative liabilities from note payable conversions of $2,507,705, a gain on settlement of convertible notes payable of $215,945, a gain on extinguishment of derivative liabilities of $41,809, and a decrease in contract liability of $473,691. The losses were partially offset by a loss on change in fair value of derivative liabilities of $3,377,004, initial derivative liability expense of $2,468,667, amortization of debt discount of $2,329,447, decrease in accounts receivable of $381,093, increase in accounts payable of $397,478, and increase in accrued expenses of $1,827,292.

Net cash used in operating activities for the year ended December 31, 2017 amounted to $420,481 and was primarily attributable to our net loss of $1,547,165 coupled with an increase in accounts receivable of $329,182, a gain in change in fair value of derivative liabilities of $1,485,907, and an increase in capitalized costs of $89,813. The losses were partially offset by an increase in derivative liability expense of $537,541, an increase in depreciation and amortization expense of $273,630, an increase in amortization of debt discount of $403,245, an increase in deferred financing costs of $6,968, an increase in original issue discount of $36,350, an increase in other assets of $26,322, an increase in bad debt of $844, an increase in accrued expenses of $1,341,243, an increase in accounts payable of $110,523, an increase of stock compensation expense of $25,000, and an increase in contract liability of $254,764.

Investing activities

Net cash used in investing activities was $10,738 for the year ended December 31, 2018, for the purchase of property and equipment.

Financing activities

Net cash provided by financing activities was $1,897,512 for the year ended December 31, 2018. We received proceeds from convertible notes payable of $4,703,282, and proceeds from the issuance of common stock of $291,237. These amounts were offset by repayments of notes payables of $1,805,853, repayments of convertible notes payable of $978,496, repayments on the line of credit of $260,658, and payments to related parties of $52,000.

Net cash provided by financing activities was $415,821 for the year ended December 31, 2017. We received proceeds from convertible notes payable of $465,000, proceeds from notes payable of $59,000, and proceeds for a line of credit of $34,248. These amounts were offset by repayments of notes payables of $136,148 and repayments on the line of credit of $6,279.

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Reverse Split

1-for-200 Reverse Stock Split

Effective May 17, 2017, the Company filed an Articles of Amendment to the Articles of Incorporation of the Company (the “Amendment”) to effectuate a reverse split of the Company’s issued and outstanding common stock at an exchange ratio of 1-for-200 (the “Reverse Split”). As a result of the Reverse Split, every two hundred (200) shares of the Company’s issued and outstanding common stock will be converted into one (1) share of issued and outstanding common stock. The number of authorized shares will remain unchanged. No fractional shares will be issued in connection with the Reverse Split. Any fractional shares of common stock resulting from the Reverse Split will be rounded up to the nearest whole share. It is not necessary for stockholders to exchange their existing stock certificates for new stock certificates in connection with the Reverse Split. Stockholders who hold their shares in brokerage accounts are not required to take any action to exchange their shares.

On May 18, 2017, the Company received notice from Financial Industry Regulatory Authority that the Reverse Split has been approved and took effect at the opening of trading on May 22, 2017.

The Reverse Split has no impact on shareholders’ proportionate equity interests or voting rights in the Company or the par value of the Company’s common stock, which remains unchanged.

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

The following table summarizes our contractual obligations as of December 31, 2018, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	4-5 Years	5 Years +
Contractual Obligations:
Operating Leases	$58,751	58,751	-	-	-
Total Contractual Obligations:	$58,751	58,751	-	-	-

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management’s applications of accounting policies. Critical accounting policies for our company include revenue recognition and accounting for stock based compensation, use of estimates, accounts receivable, property and equipment, derivative liabilities and income taxes.

Revenue Recognition

Revenue is derived from the sale of products and services. The Company recognizes revenue when obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Service sales occur once the performance of the agreed upon service is complete. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products and completing services. The amount of consideration the Company receives and revenue the Company recognizes varies with changes in customer incentives the Company offers to its customers and their customers. In the event any discounts, sales incentives, or similar arrangements are agreed to with a customer, such amounts are estimated at time of sale and deducted from revenue. Sales taxes and other similar taxes are excluded from revenue.

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Stock Based Compensation

The Company accounts for stock incentive plans by measurement and recognition of compensation expense for all stock-based awards based on estimated fair values, net of estimated forfeitures. The Company values employee stock options using the Black-Scholes option valuation method that uses assumptions that relate to the expected volatility of the Company’s common stock, the expected dividend yield of our stock, the expected life of the options and the risk free interest rate. Such compensation amounts, if any, are amortized over the respective vesting periods or period of service of the option grant.

Use of Estimates

The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Account Receivable

We have a policy of reserving for uncollectible accounts based on our best estimate of the amount of probable credit losses in existing accounts receivable. We periodically review our accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Property and Equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). It requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and we intend to settle our current tax assets and liabilities on a net basis.

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Pursuant to accounting standards related to the accounting for uncertainty in income taxes, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on our financial statements.

Recent Accounting Pronouncements and Adoption of New Accounting Principles

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not expect the future adoption of any such pronouncements to have a significant impact on the results of operations, financial condition or cash flows, except as described below.

In February 2016, the FASB issued Accounting Standards Update, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit)—the new ASU will require both types of leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit). During July 2018, the FASB issued ASU 2018-10 and ASU 2018-11, to provide clarity and amend a number of requirements, including comparative reporting requirements for initial adoption, as originally issued by Topic 842 and follows the same effective date as Topic 842. The ASU on leases will take effect for all public companies for fiscal years beginning after December 15, 2018.

In January 2017, the FASB issued Accounting Standards Update 2017-04, to simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under this updated standard, an entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, but the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity also should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if any. This guidance is effective prospectively and is effective for interim and annual periods beginning after December 15, 2019 with early adoption permitted.

In June 2018, the FASB issued Accounting Standards Update 2018-07, to reduce cost and complexity and to improve financial reporting for share-based payment transactions for acquiring goods or services from nonemployees. Under this update standard, an entity should apply the requirements to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. Furthermore, this update standard applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. This guidance is effective for interim and annual periods beginning after December 15, 2018 with early adoption permitted.

In August 2018, the FASB issued Accounting Standards Update 2018-13, to modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concept Statement, including the consideration of costs and benefits. This guidance is effective for interim and annual periods beginning after December 15, 2019 with early adoption permitted.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Set forth below are the present directors and executive officers of the Company. Except as set forth below, there are no other persons who have been nominated or chosen to become directors, nor are there any other persons who have been chosen to become executive officers. Other than as set forth below, there are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.

Name	Age	Position	Since

Roger Ralston	49	Chief Executive Officer and Chairman of the Board	2015
Michele Ralston	48	Secretary, Treasurer and Director	2015
Chris Cutchens	41	Chief Operating and Financial Officer	2014

Roger Ralston has served as our Chairman and Chief Executive Officer since our inception in October 2006. He has also served as Chief Executive Officer of DirectView Video since March 2003, Chief Executive Officer of DirectView Security since July 2007 and Chief Executive Officer of Ralston Communications since December 2002. Mr. Ralston is the spouse of Michele Ralston.

In evaluating Mr. Ralston’s specific experience, qualifications, attributes and skills in connection with his appointment to our board, we took into account his experience in the technology industry and his knowledge of publicly traded companies.

Michele Ralston served as our Chief Financial Officer, Secretary and Treasurer and a member of our Board of Directors since inception in October 2006 until September 13, 2018, when she resigned as Chief Financial Officer. Ms. Ralston remains our Secretary, treasurer and a member of our Board of Directors. From May 2003 until October 2006 she served as our Chairman of the Board, Secretary and Treasurer of DirectView, Inc., a predecessor company. Ms. Ralston is the spouse of Mr. Ralston.

In evaluating Mrs. Ralston’s specific experience, qualifications, attributes and skills in connection with her appointment to our board, we took into account her experience in the technology industry and her knowledge of accounting matters.

Chris Cutchens has served as our Chief Operating and Financial Officer since September 13, 2018. Mr. Cutchens was the Chief Operating and Financial Officer of MidAmerica Administrative & Retirement Solutions (“MidAmerica”), a leading private equity owned, national provider and administrator of employee benefit programs since 2016.

Prior to MidAmerica, Mr. Cutchens held various leadership positions: one with Aspire Financial Services, a private equity backed national service provider of technology-enabled business process outsourcing retirement solutions for all tax codes; one with the largest publicly-traded distributor of air conditioning, heating, and refrigeration equipment in the United States; Watsco, Inc., (NYSE: WSO); and one with MarineMax, Inc., (NYSE: HZO), the largest publicly-traded recreational boat retailer in the United States. In addition to this, Mr. Cutchens has held a leadership position at KPMG, a global service provider to multi-billion-dollar companies.

Mr. Cutchens is a Certified Public Accountant in the State of Florida and holds a BS in Accounting and a MA in Accounting Information Systems from the University of South Florida.

There are no family relationships between any of the executive officers and directors, except as set forth above. Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

48

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms furnished to us during the year ended December 31, 2018, none of our executive officers, directors and persons holding greater than 10% of our issued and outstanding stock have failed to file the required reports in a timely manner, except for Chris Cutchens, who did not timely file his Form 3 upon his appointment as Chief Operating and Financial Officer.

Code of Ethics

In July 2009 our Board of Directors adopted a Code of Ethics which applies to our Chief Executive Officer, Chief Financial Officer, directors and employees of the Company.

Committees of our Board of Directors

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-X. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

●	understands generally accepted accounting principles and financial statements,

●	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

●	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

●	understands internal controls over financial reporting, and

●	understands audit committee functions.

It is our desire to expand our Board of Directors during 2019 to include additional independent directors as well as one or more directors who are considered audit committee financial experts. At that time, we intend to establish an Audit Committee of our Board of Directors. Our securities are not quoted on an exchange, however, that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors. We are uncertain, however, as to our ability to attract qualified independent director candidates to serve on our Board of Directors given that we do not maintain directors’ and officers’ liability insurance.

Executive Compensation

General Philosophy

Our Board of Directors is responsible for establishing and administering the Company’s executive and director compensation.

49

Executive Compensation

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at December 31, 2018.

Summary Compensation Table

Name and Principal				Stock	Option	Non-Equity Incentive Plan	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Roger Ralston (1)	2018	276,924	-	45,000	-	-	40,000	361,924
	2017	276,924	-		-	-	40,000	361,924

Michele Ralston (2)	2018	72,000		-	-	-		72,000
	2017	72,000		-	-	-		72,000

(1)	Accrued but unpaid compensation due to Mr. Ralston during fiscal 2018, 2017, 2016, 2015 and 2014 amounts to approximately $1,700,000
(2)	Accrued but unpaid compensation due to Mrs. Ralston during fiscal 2018, 2017, 2016, 2015 and 2014 amounts to approximately $280,000.

Employment Agreement with Mr. Ralston

On September 1, 2009, we entered into an employment agreement with Mr. Ralston to serve as our CEO and President. The term of this agreement shall be for a sixty-three month period. Mr. Ralston’s present base salary is $150,000 per year, which increases by $50,000 each beginning of the year commencing on January 1, 2010 until the term of this agreement expires. During the Employment Term, Mr. Ralston shall be entitled to (i) four (4) weeks paid vacation per annum, (ii) an automobile allowance of $750 per month (pro rated) which shall increase at five percent (5%) per annum beginning on January 1, 2010 and each year thereafter, and (iii) receive a mobile phone allowance of $500 per month (pro rated) which shall increase five percent (5%) per annum beginning on January 1, 2010 and each year thereafter. Mr. Ralston is entitled to receive discretionary bonus compensation as determined by the board of directors from time to time. In addition, Mr. Ralston shall receive incentive compensation, as defined, computed on a calendar year beginning September 1, 2009. If Mr. Ralston’s employment is terminated without cause, upon death or should he become disabled, Mr. Ralston will be entitled to all of his compensation, benefits and severance until the date of termination. As defined in the agreement, Mr. Ralston is restricted from competing with us for 1 year following such termination.

Mr. Ralston, who has served as our CEO since October 2006, entered into an employment agreement with our company on September 1, 2009. His compensation is arbitrarily determined by our Board of Directors of which he is a member. The Board considers revenues, net income as well as general performance in determining the compensation due Mr. Ralston. The Board of Directors did not consult with any experts or other third parties in fixing the amount of Mr. Ralston’s compensation. Effective on September 1, 2010, Mr. Ralston’s compensation package included a base salary of $200,000 and company provided for automobile expense and health care benefits. During fiscal 2017, Mr. Ralston’s compensation package included a base salary of $276,924 and company provided for automobile expense and health care benefits. The amount of compensation payable to Mr. Ralston can be increased at any time upon the determination of the Board of Directors.

Director Compensation

We have not established standard compensation arrangements for our directors and the compensation, if any payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. No member of our Board of Directors received compensation for their services for the fiscal year ended December 31, 2018.

Outstanding Equity Awards at Fiscal Year End

None.

Pension Table

None.

Retirement Plans

We do not offer any annuity, pension, or retirement benefits to be paid to any of our officers, directors, or employees in the event of retirement. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement, or any other termination of employment with our company, or from a change in the control of our Company.

Compensation Committee

The Company does not have a separate Compensation Committee. Instead, the Company’s Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for other officers, administers the Company’s stock option plans and other benefit plans, if any, and considers other matters.

Risk Management Considerations

We believe that our compensation policies and practices for our employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

50

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

As of May 28, 2019, we had outstanding 698,099,942 shares of common stock. Each share of common stock is currently entitled to one vote on all matters put to a vote of our stockholders. The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned as of May 28, 2019 by:

●	each person known by us to be the beneficial owner of more than five percent of our outstanding common stock;

●	each of our current directors;

●	each of our current executive officers and any other persons identified as a “named executive” in the Summary Compensation Table above; and

●	all our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record date, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under the applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares. In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage Beneficially Owned” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%. Unless otherwise indicated, the address of each of the following persons is 21218 Saint Andrews Blvd., Suite 323, Boca Raton, Florida, and, based upon information available or furnished to us, each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name and Address of Beneficial Owner(1)	Shares of Series A Preferred (3)	Percent of Series A Preferred (2)	Shares of Common Stock	Percent of Common Stock (2)
Roger Ralston Chief Executive Officer, President, Chairman	51	100%	5,264,703	* %
Michele Ralston Secretary, Treasurer and Director	0	0%	3	* %
Chris Cutchens Chief Operating and Financial Officer	0	0%	30,000,000	4.29%
All officers and directors as a group (3 persons)	51	100%	35,264,706	5.05%
All officers, directors and 5% holders as a group (3 persons)	51	100%	35,264,706	5.05%

*represents less than 1%

(1)	Beneficial ownership is determined in accordance with Rule 13D-3(a) of the Exchange Act and generally includes voting or investment power with respect to securities.

(2)	The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

(3)	Each one share of the Series A Preferred Stock has voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred Stock shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036). The Series A Preferred Stock has no dividend rights, no liquidation rights and no redemption rights, and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings.

51

Transactions with Related Persons, and Director Independence

During the years ended December 31, 2018 and December 31, 2017, the Company paid $44,691 and $18,886, respectively, in accrued salaries to its Chief Executive Officer.

As of December 31, 2018 and December 31, 2017 the Company had a payable to the Chief Executive Officer of the Company amounting to $1,814 and $1,814, respectively. These advances are short-term in nature and non-interest bearing.

Below is a summary of the accrued salaries due to our executive officers:

	December 31,
Name	2018	2017
Roger Ralston	$1,729,527	$1,497,295
Michele Ralston	283,637	$256,429
Total	$2,013,164	$1,753,724

In connection with the Purchase Agreement of the Acquisition Companies (see Note 1) the Company executed a non-interest bearing Note Payable – related party in the amount of $830,000. The Note Payable principal amount will be reduced by the calculated cash payout of $2,000 related to the terms in the Purchase Agreement and payments owed in accordance with the Employment Agreement with the Seller in the amount of $150,000. The terms of the Employment Agreement include $50,000 annually to be paid over a three year period commencing on Effective Date of the Purchase Agreement. Upon delivery by the Purchaser to the Seller of the final note payment, related to the Employment Agreement, the Note held by the Seller shall be forfeited and cancelled and no further force or effect, and the Purchaser shall have no further obligations on the Note. No payments have been remitted pursuant to the Cash Payout and the Employment Agreement as of December 31, 2018.

Director Independence

The common stock of the Company is currently quoted on the OTC Pink which currently do not have director independence requirements. On an annual basis, each director and executive officer will be obligated to disclose any transactions with the Company in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest in accordance with Item 407(a) of Regulation S-K. Following completion of these disclosures, the Board will make an annual determination as to the independence of each director using the current standards for “independence” that satisfy the criteria for the Nasdaq.

For purposes of determining independence, the Company has adopted the definition of independence as contained in Nasdaq Market Place Rules 4200.

52

Financial Statements.

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2019	December 31, 2018
	(UNAUDITED)
ASSETS

CURRENT ASSETS:
Cash	$86,805	$101,116
Accounts Receivable, net	181,727	234,546
Contract Assets	40,384	97,140
Inventory	117,300	108,805
Other Current Assets	114,464	149,340

Total Current Assets	540,680	690,947

PROPERTY AND EQUIPMENT, net	10,995	12,522

Goodwill	794,830	794,830
Intangible Assets, net	424,474	476,115

Total Assets	$1,770,979	$1,974,414

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Convertible Promissory Notes, net of debt discounts of $3,219,241 and $3,105,166 at March 31, 2019 and December 31, 2018, respectively	$4,507,748	$4,257,574
Short Term Advances	146,015	146,015
Note Payable	116,792	165,355
Accounts Payable	671,257	606,819
Credit Card Payable	311,708	305,093
Accrued Expenses	4,762,529	4,542,124
Contract Liability	5,175	5,735
Due to Related Parties	1,814	1,814
Note Payable - related party, current	52,000	52,000
Derivative Liability	11,853,953	11,959,000
Total Current Liabilities	22,428,991	22,041,529

Note Payable-related party, net of current portion	714,000	726,000

Total Liabilities	23,142,991	22,767,529

Commitments and Contingencies (see Note 15)

STOCKHOLDERS’ DEFICIT:
Preferred Stock ($0.0001 Par Value; 5,000,000 Shares Authorized; Series A (51 shares designated 51 shares issued and outstanding as of March 31, 2019 and December 31, 2018)	-	-
Common Stock ($0.0001 Par Value; 4,000,000,000 Shares Authorized; 613,873,952 and 470,029,589 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively)	61,387	47,003
Additional Paid-in Capital	18,948,047	18,611,890
Accumulated Deficit	(40,350,771)	(39,427,642)

Total DirectView Holdings, Inc. Stockholders’ Deficit	(21,341,337)	(20,768,749)

Non-Controlling Interest in Subsidiary	(30,675)	(24,366)

Total Stockholders’ Deficit	(21,372,012)	(20,793,115)

Total Liabilities and Stockholders’ Deficit	$1,770,979	$1,974,414

See accompanying notes to unaudited consolidated financial statements.

F-1

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended March 31,
	2019	2018

NET SALES:
Sales of Product	$497,646	$967,057
Services	127,935	234,073
Total Net Sales	625,581	1,201,130

COST OF SALES:
Cost of Product	311,455	416,346
Cost of Services	124,007	241,932
Total Cost of Sales	435,462	658,278

GROSS PROFIT	190,119	542,852

OPERATING EXPENSES:
Marketing and Public Relations	233,746	198,982
Rent	34,113	34,114
Depreciation	1,528	50,140
Amortization	51,642	51,641
Compensation and Related Taxes	477,660	319,526
Other Selling, General and Administrative	240,998	241,493

Total Operating Expenses	1,039,687	895,896

LOSS FROM OPERATIONS	(849,568)	(353,044)

Gain (Loss) on Change in Fair Value of Derivative Liabilities	2,258,405	(24,902,861)
Gain on Change of Derivative Liabilities from Convertible Notes Payable Conversions	207,642	-
Initial Derivative Expense	(1,549,000)	(425,600)
Amortization of Debt Discount	(646,602)	(108,191)
Amortization of Deferred Financing Costs	(43,406)	(1,965)
Interest Expense	(306,909)	(301,839)

Total Other Expense	(79,870)	(25,740,456)

NET LOSS	(929,438)	(26,093,500)

Net Loss Attributable to Non-Controlling Interest	6,309	20,983

Net Loss Attributable to DirectView Holdings, Inc.	$(923,129)	$(26,072,517)

NET LOSS PER COMMON SHARE
Basic	$(0.00)	$(0.58)
Diluted	$(0.00)	$(0.58)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	524,764,147	44,908,006
Diluted	524,764,147	44,908,006

See accompanying notes to unaudited consolidated financial statements.

F-2

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Three Months Ended March 31, 2019 and 2018

	Preferred Stock		Common Stock		Additional		Non-	Total
	$0.0001 Par Value		$0.0001 Par Value		Paid-in	Accumulated	Controlling	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit

Balance at December 31, 2018	51	$-	470,029,589	$47,003	$18,611,890	$(39,427,642)	$(24,366)	$(20,793,115)

Issuance of Common Stock in connection with the conversion of convertible promissory notes and accrued interest			107,844,363	10,784	195,757			206,541

Issuance of Common Stock in connection with services rendered			36,000,000	3,600	140,400			144,000

Net loss						(923,129)	(6,309)	(929,438)

Balance at March 31, 2019	51	$-	613,873,952	$61,387	$18,948,047	$(40,350,771)	$(30,675)	$(21,372,012)

	Preferred Stock		Common Stock		Additional		Non-	Total
	$0.0001 Par Value		$0.0001 Par Value		Paid-in	Accumulated	Controlling	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit

Balance at December 31, 2017	51	$-	13,873,971	$1,387	$17,158,926	$(29,396,982)	$2,941	$(12,233,728)

Issuance of Common Stock in connection with the conversion of convertible promissory notes and accrued interest			88,463,253	8,847	213,043			221,890

Issuance of Common Stock in connection with services rendered			8,000,000	800	71,200			72,000

Net loss						(26,072,517)	(20,983)	(26,093,500)

Balance at March 31, 2018	51	$-	110,337,224	$11,034	$17,443,169	$(55,469,499)	$(18,042)	$(38,033,338)

See accompanying notes to unaudited consolidated financial statements.

F-3

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended March 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(929,438)	$(26,093,500)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	53,170	101,782
Stock compensation expense	144,000	72,000
(Gain) Loss on change in fair value of derivative liabilities	(2,258,405)	24,902,861
(Gain) on change of derivative liabilities from convertible notes payable conversions	(207,642)	-
Initial derivative liability expense	1,549,000	425,600
Amortization of debt discount	646,602	108,191
Amortization of deferred financing costs	43,406	1,965
Amortization of original issue discount	54,597	6,372
(Increase) Decrease in:
Accounts receivable	52,819	(105,281)
Contract assets	56,756	-
Inventory	(8,495)	-
Other current assets	34,876	69
Other assets	-	(10,545)
Increase (Decrease) in:
Accounts payable	64,438	192,061
Accrued expenses	291,628	389,571
Contract liability	(560)	(43,646)

Net Cash Used in Operating Activities	(413,248)	(52,500)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment	-	(5,130)

Net Cash Used in Investing Activities	-	(5,130)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of note payable	(48,563)	(118,877)
Proceeds from convertible notes payable	699,500	308,500
Repayments of convertible notes payable	(240,000)	-
Repayments to line of credit	-	(4,020)
Payments to related parties	(12,000)	(12,000)

Net Cash Provided by Financing Activities	398,937	173,603

Net (Decrease) Increase in Cash	(14,311)	115,973

Cash - Beginning of Period	101,116	68,437

Cash - End of Period	$86,805	$184,410

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest	$6,458	$25,420
Income Taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock (in connection with conversion of convertible promissory notes and accrued interest)	$206,541	$222,440
Initial recognition of derivative liability as debt discount	$812,000	$229,673

See accompanying notes to unaudited consolidated financial statements.

F-4

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2019

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

DirectView Holdings, Inc., (the “Company”), was incorporated in the State of Delaware on October 2, 2006. On July 6, 2012 the Company changed its domicile from Delaware and incorporated in the State of Nevada.

The Company has the following six subsidiaries: DirectView Video Technologies Inc. (“DVVT”), DirectView Security Systems Inc. (“DVSS”), Ralston Communication Services Inc. (“RCI”), Meeting Technologies Inc. (“MT”), Virtual Surveillance (“VS”), and Apex CCTV, LLC (“APEX”).

The Company is a full-service provider of teleconferencing services to businesses and organizations. The Company’s conferencing services enable its clients to cost-effectively conduct remote meetings by linking participants in geographically dispersed locations. The Company’s focus is to provide high value-added conferencing services to organizations such as professional service firms, investment banks, high tech companies, law firms, investor relations firms, and other domestic and multinational companies. The Company is also a provider of the latest technologies in surveillance systems, digital video recording and services. The systems provide onsite and remote video and audio surveillance.

Basis of Presentation

The unaudited consolidated financial statements include the accounts of the Company, five wholly-owned subsidiaries, and a subsidiary with which the Company has a majority voting interest of approximately 58% (the other 42% is owned by non-controlling interests, including 12% which is owned by the Company’s Chief Executive Officer) as of March 31, 2019. In the preparation of the unaudited consolidated financial statements of the Company, intercompany transactions and balances are eliminated and net earnings are reduced by the portion of the net earnings of subsidiaries applicable to non-controlling interests.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, the unaudited consolidated financial statements do not include all of the information and footnotes required by US GAAP for complete financial statements. The unaudited consolidated financial statements and notes included herein should be read in conjunction with the annual consolidated financial statements and notes for the year ended December 31, 2018 included in our Annual Report on Form 10-K filed with the SEC on April 12, 2019.

In the opinion of management, all adjustments (consisting of normal recurring items) necessary to present fairly the Company’s financial position as of March 31, 2019, the results of operations for the three months ending March 31, 2019, and the cash flows for the three months ending March 31, 2019, have been included. The results of operations for the three months ended March 31, 2019 are not necessarily indicative of the results to be expected for the full year.

Use of Estimates

In preparing the unaudited consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the statements of financial condition, and revenues and expenses during the reporting period. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the allowance for doubtful accounts, deferred tax asset valuation allowance, valuation of stock-based compensation, the useful life of property and equipment, valuation of beneficial conversion features on convertible debt, valuation of intangible assets and the assumptions used to calculate the fair value of derivative liabilities.

F-5

Non-controlling Interests in Consolidated Financial Statements

The Company follows ASC 810-10-65, “Non-controlling Interests in Consolidated Financial Statements.” This statement clarifies that a non-controlling (minority) interest in a subsidiary is an ownership interest in the entity that should be reported as equity in the unaudited consolidated financial statements. It also requires consolidated net income to include the amounts attributable to both the parent and non-controlling interest, with disclosure on the face of the consolidated income statement of the amounts attributed to the parent and to the non-controlling interest. In accordance with ASC 810-10-45-21, the losses attributable to the parent and the non-controlling interest in subsidiary may exceed their interests in the subsidiary’s equity. The excess and any further losses attributable to the parent and the non-controlling interest shall be attributed to those interests even if that attribution results in a deficit non-controlling interest balance. As of March 31, 2019 and December 31, 2018, the Company reflected a non-controlling interest of ($30,676) and ($24,366) in connection with our majority-owned subsidiary, DirectView Security Systems Inc., as reflected in the accompanying March 31, 2019 unaudited consolidated balance sheet and December 31, 2018 consolidated balance sheet, respectively.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s accounts at these institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of March 31, 2019 and December 31, 2018 the Company had no bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institutions in which it holds deposits.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions

Cash and cash equivalents include money market securities that are considered to be highly liquid and easily tradable as of March 31, 2019 and December 31, 2018. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy. At March 31, 2019 and December 31, 2018 there were not any cash equivalents.

In addition, FASB ASC 825-10-25 Fair Value Option expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, notes payable and due to related parties approximate their estimated fair market value based on the short-term maturity of these instruments. The carrying amount of the notes and convertible promissory notes approximates the estimated fair value for these financial instruments as management believes that such notes constitute substantially all of the Company’s debt and the interest payable on the notes approximates the Company’s incremental borrowing rate.

F-6

Accounts Receivable

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company uses specific identification of accounts to reserve possible uncollectible receivables. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote. At March 31, 2019 and December 31, 2018, management determined that an allowance was necessary which amounted to approximately $68,000 at both dates. During the three months ended March 31, 2019 and 2018, the Company did not recognize any write-offs related to uncollectible accounts receivable.

Contract Assets

The Company records capitalized jobs costs on the balance sheet and expenses the costs upon completion of related jobs based on when revenue is earned. As of March 31, 2019 and December 31, 2018, the Company had $40,384 and $97,140, respectively included on its balance sheets under Contract Assets.

Advertising

Advertising is expensed as incurred. Advertising expense for the three months ended March 31, 2019 and 2018 was $233,746 and $198,982, respectively.

Shipping costs

Shipping costs are included in cost of sales for VS and Apex and shipping costs are included in other selling, general and administrative expenses for DVVS and were deemed to be not material for the three months ended March 31, 2019 and 2018, respectively.

Inventory

Inventory, consisting of finished goods related to our products is stated at the lower of cost or net realizable value utilizing the first-in, first-out method. The Company acquires inventory for specific installation jobs. As a result, the Company generally orders inventory only as needed for installations. Due to the anticipation of customers’ needs the Company purchased inventory items and had $117,300 and $108,805 in inventory at March 31, 2019 and December 31, 2018, respectively.

Property and Equipment

Property and equipment is carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life or the term of the lease.

Impairment of Long-Lived Assets

Long-Lived Assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the three months ended March 31, 2019 and 2018.

F-7

Intangible Assets

The Company amortizes the below identifiable intangible assets over their useful lives on a straight line basis.

Customer Relationships	10 years
Brand	10 years
Technology	3 years

Derivative Instruments

We account for derivative instruments in accordance with Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. ASC 815 requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Effective January 1, 2018, the Company changed its method of accounting for the reduction of the derivative liability associated with convertible promissory notes at the time of partial conversion. Prior to January 1, 2018, the Company recorded such derivative liability reductions as an increase to Additional Paid-In Capital within its Consolidated Balance Sheets. Effective January 1, 2018, the Company began recording such derivative liability reductions as an increase to Other Income within its Consolidated Statements of Operations. The Company believes the new method more accurately reflects periodic results of operations and conforms to derivative liability practices predominant in the industry.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company’s opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Pursuant to ASC Topic 740-10: Income Taxes related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no effect on the Company’s consolidated financial statements.

The Company’s tax returns for its December 31, 2018, 2017, 2016, 2015, 2014, 2013, 2012, and 2011 tax years may be selected for examination by the taxing authorities as the statute of limitations remains open since the Company last filed an income tax return for the December 31, 2010 tax year.

The Company recognizes expenses for tax penalties and interest assessed by the Internal Revenue Service and other taxing authorities upon receiving valid notice of assessments. The Company has received no such notices as of the date of this filing.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to Accounting Standards Update (“ASU”) 2018-07, for share-based payments to consultants and other third-parties, compensation expense is determined at the “grant date.” The expense is recognized over the service period of the award. The Company recorded stock based compensation of $144,400 and $72,000 for employees during the three months ended March 31, 2019 and 2018, respectively.

Loan Costs

The Company records loan costs as a debt discount which is amortized to interest expense over the terms of the note payable in accordance with ASU 2015-3 “Interest – Imputation of Interest” – Simplifying the Presentation of Debt Issuance Costs.

F-8

Revenue recognition

Effective January 1, 2018 (beginning of fiscal year 2018), the Company adopted the requirements of ASU 2014-09 (ASC 606) and related amendments, using the modified retrospective method. The adoption of ASC 606 did not have any impact on the Company’s consolidated financial statements. The adoption of ASC 606 did not have a significant impact on the Company’s revenue recognition policy as revenues on the substantial majority of the Company’s contracts continue to be recognized over time.

In adopting ASC 606, the Company elected to use certain practical expedients permitted by the standard including electing to adopt the right-to-invoice practical expedient on certain time and material contracts where the Company recognizes revenues as it is contractually able to invoice the customer based on the control transferred to the customer.

The following policies reflect specific criteria for the various revenue streams of the Company:

Revenue is recognized upon transfer of control of conferencing services. The Company generally does not charge up-front fees and bills its customers based on usage. The Company has elected the practical expedient to recognized revenue “as-billed”.

Revenue for video equipment sales and security surveillance equipment sales is recognized upon delivery and installation which the Company has determined is the point in time that control is transferred to the customer. Due to the nature of the Company’s business it is not practicable to return products, therefore the Company has determined that it is not necessary to estimate for sales returns and allowances. The Company’s manufacturers provide the highest quality products available. If there is a defect in a product related to materials or workmanship, the Company extends the manufacturer’s warranty to its customers. To date this process has never occurred. Therefore no warranty liability is recorded.

Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectability of the related receivable is probable. Maintenance agreements are considered stand ready arrangements for which control is transferred to the customer ratably over time.

Disaggregation of Revenue

The Company operates in two different geographic locations and both locations have two sources of revenue; sales of product and sales of service. Service sales mainly include installation of products related to security systems. The sales of products are generally contract based and short term in nature.

The following table illustrates our revenue by type related to the three months ended March 31, 2019 and 2018:

Period Ended March 31,	2019	2018
Sales of Product
Texas	$461,922	$927,861
New York	35,724	39,196
Total Sales of Product	497,646	967,057

Services
Texas	123,935	180,946
New York	4,000	53,127
Total Services	127,935	234,073
Total Net Sales	$625,581	$1,201,130

F-9

Contract Balances

The following table provides information about receivables, contract assets and contract liabilities from contracts with customers.

	March 31, 2019	December 31, 2018
Contract Assets	$40,384	$97,140
Contract Liabilities	$5,175	$5,735

Contract receivables are recognized when the receipt of consideration is unconditional.

During the three months ended March 31, 2019, the Company recognized revenue equal to the balance of the contract liability at December 31, 2018.

As a practical expedient, the Company expenses the costs of sales commissions that are paid to its sales force associated with obtaining contracts less than one year in length in the period incurred.

Remaining Performance Obligations

The Company typically enters into contracts that are one year or less in length. As such, the remaining performance obligations at March 31, 2019 are equal to the contract liabilities disclosed above. The Company expects to recognize the full balance of the contract liabilities at March 31, 2019 within the next year.

Cost of Sales

Cost of sales includes cost of products and cost of service. Product cost includes the cost of products and delivery costs. Cost of services includes labor and fuel expenses.

Concentrations of Credit Risk and Major Customers

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions. Almost all of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

During the three months ended March 31, 2019, two customers accounted for 42% of revenues. During the three months ended March 31, 2018, one customer accounted for 52% of revenues.

At March 31, 2019, four customers accounted for 65% of total accounts receivable. The following is a list of percentage of accounts receivable owed by the four customers:

Customer 1	21%
Customer 2	16%
Customer 3	15%
Customer 4	13%
Total	65%

F-10

At December 31, 2018, two customers accounted for 71% of total accounts receivable. The following is a list of percentage of accounts receivable owed by the two customers:

Customer 1	47%
Customer 2	24%
Total	71%

Related Parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Net Income per Common Share

Net income per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. At March 31, 2019 and December 31, 2018, the Company had approximately 3.1 billion and 2.8 billion share equivalents issuable pursuant to embedded conversion features, respectively.

Recently Adopted Accounting Standards

Effective January 1, 2019, the Company adopted ASU 2016-02, “Leases (Topic 842)” and amendments, which improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee is required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily depends on its classification as a finance or operating lease. However, unlike current GAAP, which requires only capital leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit), the new ASU requires both types of leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit). The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

F-11

Effective January 1, 2019, the Company adopted Accounting Standards Update 2018-07, which reduces cost and complexity and improves financial reporting for share-based payment transactions for acquiring goods or services from nonemployees. Under this update standard, an entity applies the requirements to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. Furthermore, this update standard applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards Not Yet Adopted

The Company has reviewed all recently issued, but not yet adopted, accounting pronouncements and does not expect the future adoption of any such pronouncements to have a significant impact on our consolidated financial statements, except as described below.

During January 2017, the FASB issued Accounting Standards Update 2017-04, to simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under this updated standard, an entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, but the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity also should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if any. This guidance is effective prospectively and is effective for interim and annual periods beginning after December 15, 2019 with early adoption permitted.

During August 2018, the FASB issued Accounting Standards Update 2018-13, to modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concept Statement, including the consideration of costs and benefits. This guidance is effective for interim and annual periods beginning after December 15, 2019 with early adoption permitted.

F-12

NOTE 2 – GOING CONCERN CONSIDERATIONS

The accompanying unaudited consolidated financial statements are prepared assuming the Company will continue as a going concern. At March 31, 2019, the Company had an accumulated deficit of approximately $40.4 million, a stockholders’ deficit of approximately $21.3 million and a working capital deficiency of approximately $21.9 million. The net cash used in operating activities for the three months ended March 31, 2019 totaled $413,248. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. The ability of the Company to continue as a going concern is dependent upon increasing sales and obtaining additional capital and financing. Management intends to attempt to raise funds by way of a public or private offering. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition. The unaudited consolidated financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated life	March 31, 2019	December 31, 2018
Computer Equipment	1 year	$23,439	$23,438
Office Equipment	1 year	5,866	5,866
Telephone System	1 year	11,576	11,576
ERP Software	1 year	150,000	150,000
Vehicles	1 year	22,667	22,667
Furniture & Fixtures	2-3 years	2,000	2,000
Less: Accumulated depreciation		(204,553)	(203,025)
		$10,995	$12,522

For the three months ended March 31, 2019 and 2018, depreciation expense amounted to $1,528 and $50,140, respectively.

NOTE 4 – INTANGIBLE ASSETS

Intangible assets other than goodwill are amortized on a straight line basis over their useful lives. Intangible assets consist of the following:

	March 31, 2019	December 31, 2018	Useful Lives
Intangible assets:
Goodwill	$794,830	$794,830
Customer Relationships	95,000	95,000	10 years
Brand	204,000	204,000	10 years
Technology	530,000	530,000	3 years
Total	1,623,830	1,623,830
Less: Accumulated amortization	(404,526)	(352,885)
	$1,219,304	$1,270,945

F-13

Amortization expense related to the intangible assets for the three months ended March 31, 2019 and 2018 was $51,642 for each period.

NOTE 5 – NOTE PAYABLE - RELATED PARTY

In connection with the Securities Purchase Agreement dated April 20, 2017, (the “Purchase Agreement”), whereby the Company acquired Video Surveillance, LLC and Apex CCTV, LLC, (collectively, the “Acquisition Companies”), the Company executed a non-interest bearing Note Payable – related party with an initial principal amount of $830,000. The Note Payable – related party initial principal amount of $830,000 will be reduced by the calculated cash payout of $2,000 related to the terms in this Purchase Agreement and certain payments owed in accordance with the Employment Agreement with the former sole member and equity owner of each of the Acquisition Companies (the “Seller”) in the amount of $150,000. The terms of the Employment Agreement include $50,000 annually to be paid over a three year period commencing on April 20, 2017. Upon delivery by the Company of the final note payment to the Seller related to the Employment Agreement, this Note Payable – related party shall be forfeited and cancelled and of no further force or effect, and the Company shall have no further obligations on this Note Payable – related party. No payments have been remitted pursuant to the Cash Payout as of March 31, 2019. At March 31, 2019 and December 31, 2018, the balance of this Note Payable – related party was $766,000 and $778,000, respectively.

NOTE 6 – NOTES PAYABLE

During 2012, the Company entered into demand notes with Regal Capital (formerly a related party) with principal amounts totaling $116,792 bearing interest at 12% per annum. At March 31, 2019 and December 31, 2018 the notes amounted to $116,792 and $116,792, respectively.

On April 20, 2017, in connection with the Purchase Agreement, the Company assumed a note payable with a balance of $1,923,896 that Video Surveillance, LLC and Apex CCTV, LLC were jointly and severally liable for with a maturity date of April 2025 and an interest rate of 4.35%. This note payable was guaranteed by the VS and Apex previous managing member and his spouse and collateralized by all of the assets of the companies acquired under the Purchase Agreement. Per the Purchase Agreement the note was to be paid within 180 days of the Effective Date, however, the Company has not complied with the payment terms. On July 27, 2018, the Company entered into a settlement with JP Morgan Chase Bank, N.A. (“Chase”) regarding payment of the outstanding balance under this note payable, known as the Promissory Note and U.S. Small Business Administration Note dated April 15, 2015 (the “Notes”) in the aggregate principal amount of approximately $1,900,000 including interest (the “Loan Amount”) between Video Surveillance LLC, Apex CCTV LLC, and Chase. According to the terms of the settlement, the Company and Chase agreed to a full and final settlement of the Loan Amount and the related transactions thereunder in exchange for payment by the Company in the amount of $475,000 on August 3, 2018 (the “Initial Payment”) and three additional payments of $475,000 each month thereafter (the “Additional Payment”). As of the date hereof, the Company has timely made the Initial and three Additional Payments to Chase. During January 2019, a final interest payment of approximately $49,000 was made to Chase, paying the Loan Amount in full.

F-14

At March 31, 2019 and December 31, 2018, notes payable amounted to $116,792 and $165,355, respectively.

Accrued interest on the notes payable amounted to approximately $100,540 and $97,000 as of March 31, 2019 and December 31, 2018, respectively and is included in accrued expenses.

NOTE 7 – SHORT TERM ADVANCES

During prior years, the Company received advances from an unrelated party for operating expenses. These advances are payable in cash and are non-interest bearing and due on demand. The balance of these short term advances was $146,015 and $146,015 at March 31, 2019 and December 31, 2018, respectively.

NOTE 8 – ACCRUED EXPENSES

At March 31, 2019 and December 31, 2018, the Company had accrued expenses of $4,762,529 and $4,542,124, respectively. The following table displays the accrued expenses by category.

	March 31, 2019	December 31, 2018
Operating Expenses	$213,828	$235,826
Employee Commissions		-
Interest	2,329,913	2,169,257
Salaries	2,038,931	2,029,838
Sales Tax Payable	83,679	67,610
Payroll Liabilities	96,178	39,593
	$4,762,529	$4,542,124

NOTE 9 – CONVERTIBLE PROMISSORY NOTES

Convertible promissory notes consisted of the following:

	March 31, 2019	December 31, 2018
Secured convertible promissory notes	$7,726,989	$7,362,740

Debt discount liability	(2,719,679)	(2,554,282)

Debt discount original issue discount	(254,010)	(269,426)

Debt discount deferred financing	(245,552)	(281,458)
Secured convertible promissory notes, net	$4,507,748	$4,257,574

During the period January 1, 2019 through March 31, 2019, the Company issued various 5% original issue discount (“OID”) convertible promissory notes with an aggregate principal balance of $846,737 with maturities of one year. These convertible debentures convert at 60% or 61% of the lowest trading price during either the 30, 20, or 10 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory notes the Company accounted for these conversion features as derivative liabilities. In connection herewith, the Company recorded an aggregate derivative liability of $812,000, OID of $34,737, deferred financing costs of $7,500, and debt discount of $812,000. The OID’s, deferred financing costs, and debt discounts are being amortized over the related term of each note. The aggregate balance of the convertible promissory notes was $846,737 at March 31, 2019. The aggregate balance of the convertible promissory notes, net of OIDs, deferred financing costs, and debt discounts, at March 31, 2019 was $110,715.

F-15

During the three months ended March 31, 2019 and 2018, amortization of debt discount amounted to $646,602 and $108,191, respectively.

NOTE 10 – DERIVATIVE LIABILITY

The Company evaluates its convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, “Derivatives and Hedging.” The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operation as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) from December 31, 2017 to March 31, 2019:

Conversion feature derivative liability
Balance at December 31, 2017	$3,953,369
Initial fair value of derivative liability recorded as debt discount	4,667,665
Initial fair value of derivative liability charged to other expense	2,468,667
Gain on change of derivative liabilities from convertible notes payable conversions	(2,507,705)
Loss on change in fair value included in earnings	3,377,004
Balance at December 31, 2018	$11,959,000
Initial fair value of derivative liability recorded as debt discount	812,000
Initial fair value of derivative liability charged to other expense	1,549,000
Gain on change of derivative liabilities from convertible notes payable conversions	(207,642)
Gain on change in fair value included in earnings	(2,258,405)
Balance at March 31, 2019	$11,853,953

Total derivative liability at March 31, 2019 and December 31, 2018 amounted to $11,853,953 and $11,959,000, respectively. The change in fair value included in earnings of $2,258,405 is due in part to the quoted market price of the Company’s common stock increasing from $0.0034 at December 31, 2018 to $0.0044 at March 31, 2019, coupled with substantially reduced conversion prices due to the effect of “ratchet” provisions incorporated within the convertible notes payable.

F-16

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the binomial pricing model with Monte Carlo simulations at March 31, 2019:

Expected volatility	116% - 216%
Expected term	3 – 20 months
Risk-free interest rate	2.27% - 2.45%
Stock price	$0.0044

NOTE 11 - STOCKHOLDERS’ DEFICIT

The Series A Preferred Stock has no dividend rights, no liquidation rights and no redemption rights, and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings. All shares of the Series A Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, (ii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

During February 2019, the Company filed a Registration Statement on Form S-8 to register with the U.S. Securities and Exchange Commission 48,000,000 shares of the Company’s common stock, which may be issued by the Company upon the exercise of options granted, or other awards made, pursuant to the terms of the 2019 Incentive Plan.

During February 2019, the Company issued 26,000,000 shares of common stock at the fair market value rate of $0.004 totaling $104,000 to the Company’s Chief Financial Officer for services rendered. The Company also issued 10,000,000 shares of common stock at the fair market value rate of $0.004 totaling $40,000 to an employee for services rendered. Both issuances were from the 48,000,000 shares of the Company’s common stock as registered on Form S-8 on February 19, 2019.

During March 2019, the Company entered into an Equity Purchase Agreement (“Equity Purchase Agreement”) and Registration Rights Agreement (“Registration Rights Agreement”) with Oasis Capital, LLC, a Puerto Rico limited liability company (“Oasis”). Under the terms of the Equity Purchase Agreement, Oasis agreed to purchase from the Company up to $5,000,000 of the Company’s common stock upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) and subject to certain limitations and conditions set forth in the Equity Purchase Agreement.

Following effectiveness of the Registration Statement, and subject to certain limitations and conditions set forth in the Equity Purchase Agreement, the Company shall have the discretion to deliver put notices to Oasis and Oasis will be obligated to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to Oasis in each put notice shall not exceed the lesser of $1,000,000 or one hundred percent (100%) of the average daily trading volume of the Company’s Common Stock during the ten (10) trading days preceding the put. Pursuant to the Equity Purchase Agreement, Oasis and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to Oasis that would result in Oasis’s beneficial ownership of the Company’s outstanding Common Stock exceeding 9.99%. The price of each put share shall be equal to eighty five percent (85%) of the Market Price (as defined in the Equity Purchase Agreement). Puts may be delivered by the Company to Oasis until the earlier of (i) the date on which Oasis has purchased an aggregate of $5,000,000 worth of Common Stock under the terms of the Equity Purchase Agreement, (ii) March 22, 2022, or (iii) written notice of termination delivered by the Company to Oasis, subject to certain equity conditions set forth in the Equity Purchase Agreement. In connection with its entry into the Equity Purchase Agreement and the Registration Rights Agreement, the Company agreed to issue Commitment Shares (as defined in the Equity Purchase Agreement) to Oasis.

During March 2019, the Company’s Chief Executive Officer agreed to convert approximately $1,800,000 in debt owed to him from the Company, consisting of money he invested and accrued compensation, into preferred shares of equity of the Company. At March 31, 2019, the agreed upon conversion had not yet occurred.

During the three months ended March 31, 2019, the Company issued 107,844,363 shares of common stock at contractual rates ranging from $0.0018 to $0.0023 for the conversion of $189,200 in principal and $17,341 in accrued interest of convertible notes payable.

NOTE 12 - RELATED PARTY TRANSACTIONS

Due to Related Parties

At March 31, 2019 and December 31, 2018, the Company had a payable to its Chief Executive Officer amounting to $1,814. The amount is considered short-term in nature and non-interest bearing.

Note Payable – related party

The following related party transactions have been presented on the balance sheet in Note Payable – related party. In connection with the Securities Purchase Agreement dated April 20, 2017, the Company executed a non-interest bearing note payable in the amount of $830,000, as further described in Note 5. During the three months ended March 31, 2019, the Company paid $12,000 related to this note payable. At March 31, 2019 and December 31, 2018, the balance of this note payable was $766,000 and $778,000, respectively.

NOTE 13 – BARTER REVENUE

The Company provides security systems and associated installation labor in exchange for business services. The Company recognizes revenue from these barter transactions when security systems are installed and recognizes deferred barter costs as other current assets until the barter transaction is completed and then recognizes the appropriate expense. The barter revenue is valued at the fair market value which is the selling price we sell to other third parties. There was no barter revenue for the three months ended March 31, 2019 or March 31, 2018.

F-17

NOTE 14 - ACCRUED PAYROLL TAXES

At March 31, 2019, the Company maintained a liability related to current and certain unpaid payroll taxes of approximately $96,000, of which approximately $81,000 relates to current payroll taxes and approximately $15,000 relates to certain unpaid payroll taxes and includes interest and penalties. Although the Company has not received any notices from the IRS related to the unpaid payroll taxes, the Company confirmed the outstanding balances with the IRS. At December 31, 2018 the Company had approximately $40,000 recorded as a liability related to this matter. Such amounts are included in accrued expenses in the accompanying unaudited consolidated financial statements.

NOTE 15 – COMMITMENTS

Leases:

The Company’s current office space was leased under a four year term which ended March 31, 2019. Prior to the expiration of the lease, the Company executed an extension for 60 days which began April 1, 2019, and continues month-to-month until the Company provides an advance 30-day termination notification. The monthly rent under the extension is $12,319.

Rent expense for the three months ended March 31, 2019 and 2018 was $34,113 and $34,114, respectively.

NOTE 16 – SUBSEQUENT EVENTS

Subsequent to March 31, 2019, the Company issued 5% OID convertible promissory notes with principal balances totaling approximately $240,000 with maturity dates of one year. These convertible debentures convert at 60% of the lowest trading price during the 30 days prior to conversions.

Subsequent to March 31, 2019, the Company issued 64,226,044 shares of common stock upon conversion of approximately $100,000 of convertible promissory notes and approximately $34,000 of accrued interest. These notes were converted at contractual rates ranging from $0.00204 to $0.00216.

F-18

Audited Consolidated Financial Statements

Audited Consolidated Balance Sheets as of December 31, 2018	F-21

Audited Consolidated Statements of Operations for the Years Ended December 31, 2018 and 2017	F-22

Audited Consolidated Statements of Changes in Stockholders’ Deficit for the Years Ended December 31, 2018 and 2017	F-23

Audited Consolidated Statements of Cash Flows for the Years Ended December 31, 2018 and 2017	F-24

Notes to Consolidated Financial Statements	F-25

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Directview Holdings, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Directview Holdings, Inc. and Subsidiaries (the Company) as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2018 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018 in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had a net loss and cash used from operations of approximately $10,058,000 and $1,854,000, respectfully for the year ended of December 31, 2018 and a working capital deficit of approximately $21,351,000 as of December 31, 2018. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the auditing standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Certified Public Accountants

We have served as the Company’s auditor since 2017.

Coconut Creek, Florida

April 12, 2019

F-20

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017
ASSETS

CURRENT ASSETS:
Cash	$101,116	$68,437
Accounts Receivable - net	234,546	615,639
Contract Assets	97,140	141,267
Inventory	108,805	73,499
Other Current Assets	149,340	59,938

Total Current Assets	690,947	958,780

PROPERTY AND EQUIPMENT – Net	12,522	64,250

Goodwill	794,830	794,830
Intangible Assets, net	476,115	682,682
Other Assets	-	6,670

Total Assets	$1,974,414	$2,507,212

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Convertible Promissory Notes, net of debt discounts of $3,105,166 and $230,721	$4,257,574	$2,952,250
Short Term Advances	146,015	146,015
Note Payable	165,355	1,971,208
Accounts Payable	606,819	361,619
Credit Card Payable	305,093	152,481
Accrued Expenses	4,542,124	3,632,100
Line of Credit	-	260,658
Contract Liability	5,735	479,426
Due to Related Parties	1,814	1,814
Note Payable - related party, current	52,000	52,000
Derivative Liability	11,959,000	3,953,369
Total Current Liabilities	22,041,529	13,962,940

Note Payable-related party, net of current portion	726,000	778,000

Total Liabilities	22,767,529	14,740,940

Commitments and Contingencies (see Note 16)

STOCKHOLDERS’ DEFICIT:
Preferred Stock ($0.0001 Par Value; 5,000,000 Shares Authorized; Series A (51 shares designated 51 shares issued and outstanding as of December 31, 2018 and 2017)	-	-
Common Stock ($0.0001 Par Value; 4,000,000,000 Shares Authorized; 470,029,589 and 13,873,971 shares issued and outstanding as of December 31, 2018 and December 31, 2017, respectively)	47,003	1,387
Additional Paid-in Capital	18,611,890	17,158,926
Accumulated Deficit	(39,427,642)	(29,396,982)

Total DirectView Holdings, Inc. Stockholders’ Deficit	(20,768,749)	(12,236,669)

Non-Controlling Interest in Subsidiary	(24,366)	2,941

Total Stockholders’ Deficit	(20,793,115)	(12,233,728)

Total Liabilities and Stockholders’ Deficit	$1,974,414	$2,507,212

See accompanying notes to consolidated financial statements.

F-21

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2018	2017

NET SALES:
Sales of Product	$3,312,516	$2,379,190
Services	793,060	525,797
Total Net Sales	4,105,576	2,904,987

COST OF SALES:
Cost of Product	1,579,587	1,192,177
Cost of Services	921,718	450,952
Total Cost of Sales	2,501,305	1,643,129

GROSS PROFIT	1,604,271	1,261,858

OPERATING EXPENSES:
Marketing and Public Relations	1,477,474	129,112
Rent	136,452	91,613
Depreciation	62,466	142,468
Amortization	206,567	146,318
Bad Debt Expense	-	844
Research and Development	-	11,344
Compensation and Related Taxes	1,413,756	834,705
Other Selling, General and Administrative	1,210,269	778,299

Total Operating Expenses	4,506,984	2,134,703

LOSS FROM OPERATIONS	(2,902,713)	(872,845)

OTHER INCOME (EXPENSES):
Gain on Conversion of Related Party Loan	-	2,310
(Loss) Gain on Change in Fair Value of Derivative Liabilities	(3,377,004)	1,485,907
Gain on Change of Derivative Liabilities from Notes Payable Conversions	2,507,705	-
Initial Derivative Expense	(2,468,667)	(537,541)
Gain on Extinguishment of Derivative Liability	41,809	-
Gain on Settlement of Convertible Notes Payable	215,945	-
Amortization of Debt Discount	(2,329,447)	(403,245)
Amortization of Deferred Financing Costs	(72,465)	-
Other Income	3,215	131,648
Interest Expense	(1,676,345)	(1,353,399)

Total Other Expense	(7,155,254)	(674,320)

NET LOSS	(10,057,967)	(1,547,165)

Net Loss (Income) Attributable to Non-Controlling Interest	27,307	(5,681)

Net Loss Attributable to DirectView Holdings, Inc.	$(10,030,660)	$(1,552,846)

NET LOSS PER COMMON SHARE
Basic and Diluted	$(0.05)	$(0.22)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	213,129,527	6,976,620

See accompanying notes to consolidated financial statements.

F-22

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2018 and 2017

	Preferred Stock		Common Stock		Additional		Non-	Total
	$0.0001 Par Value		$0.0001 Par Value		Paid-in	Accumulated	Controlling	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit

Balance at December 31, 2016	-	$-	2,134,155	$213	$17,729,875	$(27,844,136)	$(2,740)	$(10,116,788)

Issuance of Common Stock in connection with the conversion of convertible promissory notes and accrued interest			11,739,816	1,174	226,416			227,590

Series A Preferred Stock issuance to CEO	51							-

Reclassification of derivative liability resulting from conversions of notes payable					390,996			390,996

Reclassification of member equity resulting from acquisition					(1,188,361)			(1,188,361)

Net loss for the year						(1,552,846)	5,681	(1,547,165)

Balance at December 31, 2017	51	$-	13,873,971	$1,387	$17,158,926	$(29,396,982)	$2,941	$(12,233,728)

Issuance of Common Stock in connection with the conversion of convertible promissory notes and accrued interest			380,155,618	38,016	1,050,927			1,088,943

Issuance of Common Stock in connection with Form S-1			60,000,000	6,000	285,237			291,237

Issuance of Common Stock in connection with services rendered			16,000,000	1,600	116,800			118,400

Net loss for the year						(10,030,660)	(27,307)	(10,057,967)

Balance at December 31, 2018	51	$-	470,029,589	$47,003	$18,611,890	$(39,427,642)	$(24,366)	$(20,793,115)

See accompanying notes to consolidated financial statements.

All share and per share amounts have been presented to give retroactive effect to a 1 for 200 reverse stock split that occurred May 22, 2017.

F-23

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,057,967)	$(1,547,165)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	269,033	288,786
Stock compensation expense	118,400	-
Issuance of convertible notes payable for vendor services	72,722	-
Loss (Gain) on change in fair value of derivative liabilities	3,377,004	(1,485,907)
Gain on change of derivative liabilities from convertible notes payable conversions	(2,507,705)	-
Gain on extinguishment of derivative liabilities	(41,809)	-
Gain on settlement of convertible notes payable	(215,945)	-
Initial derivative liability expense	2,468,667	537,541
Amortization of debt discount	2,329,447	403,245
Amortization of deferred financing costs	72,465	6,968
Bad debt expenses	-	844
Amortization of original issue discount	128,332	36,350
(Increase) Decrease in:
Accounts receivable	381,093	(329,182)
Inventory	(35,306)	(1,165)
Other current assets	(14,402)	7,990
Other assets	6,670	19,497
Contract Assets	44,127	(89,813)
Increase (Decrease) in:
Accounts payable	397,478	110,523
Accrued expenses	1,827,292	1,366,243
Contract Liability	(473,691)	254,764

Net Cash Used in Operating Activities	(1,854,095)	(420,481)

CASH FLOWS FROM INVESTING ACTIVITIES:

Acquisition of property and equipment	(10,738)	(3,222)
Acquisition of companies	-	(41,519)
Cash acquired in acquisition of companies	-	59,389

Net Cash (Used in) Provided by Investing Activities	(10,738)	14,648

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of note payable	(1,805,853)	(136,148)
Proceeds from convertible notes payable	4,703,282	465,000
Payments of convertible notes payable	(978,496)	-
Payments from common stock issuance	291,237	-
Proceeds from notes payable	-	59,000
Proceeds from line of credit	-	34,248
Repayments to line of credit	(260,658)	(6,279)
Payments to related parties	(52,000)	-

Net Cash Provided by Financing Activities	1,897,512	415,821

Net Increase in Cash	32,679	9,988

Cash - Beginning of Period	68,437	58,449

Cash - End of Period	$101,116	$68,437

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the period for:
Interest	$104,201	$65,770
Income Taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock (in connection with conversion of convertible promissory notes and accrued interest)	$1,088,943	$233,293
Initial recognition of derivative liability as debt discount	$4,667,665	$537,541
Reclassification of derivative liability to additional paid in capital (in connection with the conversion of convertible promissory notes and accrued interest)	$-	$390,996

See accompanying notes to consolidated financial statements.

F-24

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

DirectView Holdings, Inc., (the “Company”), was incorporated in the State of Delaware on October 2, 2006. On July 6, 2012, the Company changed its domicile from Delaware and incorporated in the State of Nevada.

The Company has the following six subsidiaries: DirectView Video Technologies Inc. (“DVVT”), DirectView Security Systems Inc. (“DVSS”), Ralston Communication Services Inc. (“RCI”), Meeting Technologies Inc (“MT”), Virtual Surveillance (“VS”), and Apex CCTV, LLC (“APEX”).

The Company is a full-service provider of teleconferencing services to businesses and organizations. The Company’s conferencing services enable its clients to cost-effectively conduct remote meetings by linking participants in geographically dispersed locations. The Company’s focus is to provide high value-added conferencing services to organizations such as professional service firms, investment banks, high tech companies, law firms, investor relations firms, and other domestic and multinational companies. The Company is also a provider of the latest technologies in surveillance systems, digital video recording and services. The systems provide onsite and remote video and audio surveillance.

Acquisition

Effective April 20, 2017 (the “Effective Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Video Surveillance Limited Liability Company, a Texas limited liability company with an assumed name of Virtual Surveillance (“VS”), Apex CCTV Limited Liability Company, a Texas limited liability company formerly known as Vaultronics (“APEX” and together with VS, the “Acquisition Companies”), and Mark D. Harris the sole member and equity owner of each of the Acquisition Companies (the “Seller”).

According to the terms of the Purchase Agreement, on the Effective Date, the Seller transferred to the Company all of the issued and outstanding equity interests of each of the Acquisition Companies.

Virtual Surveillance, LLC. was incorporated in the State of Texas on February 26, 2015. VS is an integrator of security products and low voltage technology such as security cameras, access control, structure cabling, Wi-Fi and digital signage. VS’s services enable its clients to cost-effectively have one vendor that can provide services across their geographically dispersed locations. VS’s primary focus is to provide high value-added commercial security products and services to manufacturing, distribution, healthcare, entertainment, and a number of Fortune 500 clients in North America.

Apex CCTV, LLC was incorporated in the State of Texas on February 24, 2015. Apex is a full-service provider of security products through an ecommerce website. Apex’s website allows customers to purchase commercial grade software and equipment cost-effectively. Apex markets to systems integrators, small businesses, corporations, and individuals. Apex is a provider of the latest technologies in surveillance systems, digital video recording, access control, and low voltage products.

In connection with the acquisition, the Company acquired all the assets and assumed all of the liabilities of the acquired companies. Included in these liabilities is a Note Payable to a bank with a remaining balance, at the acquisition date, of $1,923,896. Per the Purchase Agreement this Note Payable to bank was to be paid in full and have a complete release of the Seller’s guarantee and collateral related to the note within 180 days of the effective date of the Purchase Agreement. In addition to the assumed assets and liabilities the Company executed a Note Payable – related party (“Note”) in the amount of $830,000. The Note Payable principal amount will be reduced by a $2,000 cash purchase price payout calculated related to the terms in the Purchase Agreement and $150,000 based on an Employment Agreement with the Seller to be paid over a three year period commencing on effective date of the Purchase Agreement. Upon delivery by the Purchaser to the Seller of the final Note payment, related to the Employment Agreement, the Note held by the Seller shall be forfeited and cancelled and no further force or effect, and the Purchaser shall have no further obligations on the Note. In an Event of Default of the Note, Purchaser shall issue to Seller convertible preferred stock convertible into common stock of the Purchaser with a fair value up to $1,000,000 (“Convertible Preferred Stock”) valued by the closing price of the Purchaser’s common stock on the day written notice of an Event of Default (as define in the Note) under the terms of the Note are delivered to the Purchaser (the “Default Notice”). The Convertible Preferred Stock may be converted solely upon an Event of Default and in the amount equal to the outstanding amount due under the Note triggering such Event of Default. The Convertible Preferred Stock shall be held by the Purchaser in escrow and shall be released within ten days of the Event of Default. As of December 31, 2017, no payments have been remitted pursuant to the Cash Payout and the Employment Agreement. The Company has not been notified of an Event of Default. Furthermore, per the Purchase Agreement, in the event the acquisition companies are purchased for less than the Maximum Purchase Price upon the acquisition companies generating at least $500,000 in cash flow each year as determined by Schedule 2.03(a) in the Purchase Agreement, the Seller shall receive five percent (5%) of such cash flow up to $300,000 per year (the “Cash Flow Payments”). The Cash Flow Payments shall expire upon the earlier of (i) three years from the Effective Date, or (ii) the aggregate payment of the Purchase Price in the amount of the Maximum Purchase Price. Any payments made as cash flow payments will reduce the note Payable – related party.

F-25

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the assets acquired and liabilities assumed on April 20, 2017 in the acquisition are as follows:

Assets acquired:
Cash	$59,389
Accounts receivable, net of allowance for doubtful accounts	201,846
Inventory	42,381
Other current assets	15,372
Property and equipment	203,496
Goodwill	794,830
Intangible assets	829,000
Total assets	$2,146,314

Liabilities assumed:
Accounts payable and accrued expenses	$58,308
Credit card payable	102,906
Deferred Revenue	184,877
Line of Credit	232,689
Note payable - related party	830,000
Note payable	1,923,896
Total Liabilities	$3,332,676

The following unaudited pro forma consolidated results of operations have been prepared as if the merger occurred on January 1, 2017:

Year Ended December 31, 2017
Net Revenues	$5,088,920
Net Loss	$(1,607,909)
Net Loss per Share	$(0.12)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and is not intended to be a projection of future results.

Basis of Presentation

The consolidated financial statements include the accounts of the Company, five wholly-owned subsidiaries, and a subsidiary with which the Company has a majority voting interest of approximately 58% (the other 42% is owned by non-controlling interests, including 2% which is owned by the Company’s CEO) as of December 31, 2018. In the preparation of the consolidated financial statements of the Company, intercompany transactions and balances are eliminated and net earnings are reduced by the portion of the net earnings of subsidiaries applicable to non-controlling interests.

F-26

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

All share and per share amounts have been presented to give retroactive effect to a 1 for 200 reverse stock split that occurred May 22, 2017.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the dates of the statements of financial condition, and revenues and expenses for the years then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the allowance for doubtful accounts, deferred tax asset valuation allowance, valuation of stock-based compensation, the useful life of property and equipment, valuation of beneficial conversion features on convertible debt, valuation of intangible assets and the assumptions used to calculate derivative liabilities.

Non-controlling Interests in Consolidated Financial Statements

The Company follows ASC 810-10-65, “Non-controlling Interests in Consolidated Financial Statements.” This statement clarifies that a non-controlling (minority) interest in a subsidiary is an ownership interest in the entity that should be reported as equity in the consolidated financial statements. It also requires consolidated net income to include the amounts attributable to both the parent and non-controlling interest, with disclosure on the face of the consolidated income statement of the amounts attributed to the parent and to the non-controlling interest. In accordance with ASC 810-10-45-21, the losses attributable to the parent and the non-controlling interest in subsidiary may exceed their interests in the subsidiary’s equity. The excess and any further losses attributable to the parent and the non-controlling interest shall be attributed to those interests even if that attribution results in a deficit non-controlling interest balance. As of December 31, 2018 and December 31, 2017, the Company reflected a non-controlling interest of ($24,366) and $2,941 in connection with our majority-owned subsidiary, DirectView Security Systems Inc. as reflected in the accompanying consolidated balance sheets.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2018 and 2017, the Company had no bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions

Cash and cash equivalents include money market securities that are considered to be highly liquid and easily tradable as of December 31, 2018 and December 31, 2017. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within our fair value hierarchy. As of December 31, 2018 and 2017 there were not any cash equivalents.

F-27

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, FASB ASC 825-10-25 Fair Value Option expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable, accrued expenses, notes payable and due to related parties approximate their estimated fair market value based on the short-term maturity of these instruments. The carrying amount of the notes and convertible promissory notes approximates the estimated fair value for these financial instruments as management believes that such notes constitute substantially all of the Company’s debt and the interest payable on the notes approximates the Company’s incremental borrowing rate.

Accounts Receivable

The Company has a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company uses specific identification of accounts to reserve possible uncollectible receivables. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote. At December 31, 2018 and 2017, management determined that an allowance was necessary which amounted to approximately $68,000 and $160,000, respectively. During the year ended December 31, 2018 the Company did not recognize any write-offs related to uncollectible accounts receivable. During the year ended December 31, 2017 the Company recognized $844 of write-offs related to uncollectible accounts receivable.

Contract Assets

The Company records capitalized jobs costs on the balance sheet and expenses the costs upon completion of related jobs based on when revenue is earned. As of December 31, 2018 and 2017, the Company had $97,140 and $141,267, respectively included on their balance sheets under Contract Assets.

Advertising

Advertising is expensed as incurred. Advertising expense for the years ended December 31, 2018 and 2017 was $1,477,474 and 129,112, respectively.

Shipping costs

Shipping costs are included in cost of sales for VS and Apex and shipping costs are included in other selling, general and administrative expenses for DVVS and were deemed to be not material for the years ended December 31, 2018 and 2017, respectively.

Inventory

Inventory, consisting of finished goods related to our products is stated at the lower of cost or net realizable value utilizing the first-in, first-out method. The Company acquires inventory for specific installation jobs. As a result, the Company generally orders inventory only as needed for installations. Due to the anticipation of customers’ needs the Company purchased inventory items and had $108,805 and $73,499 in inventory as of December 31, 2018 and 2017, respectively.

Property and Equipment

Property and equipment is carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful life or the term of the lease.

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DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impairment of Long-Lived Assets

Long-Lived Assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the years ended December 31, 2018 and 2017.

Intangible Assets

The Company amortizes the below identifiable intangible assets over their useful lives on a straight line basis.

Customer Relationships	10 years
Brand	10 years
Technology	3 years

Derivative Instruments

We account for derivative instruments in accordance with Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. ASC 815 requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Effective January 1, 2018, the Company changed its method of accounting for the reduction of the derivative liability associated with convertible promissory notes at the time of partial conversion. Prior to January 1, 2018, the Company recorded such derivative liability reductions as an increase to Additional Paid-In Capital within its Consolidated Balance Sheets. Effective January 1, 2018, the Company began recording such derivative liability reductions as an increase to Other Income within its Consolidated Statements of Operations. The Company believes the new method more accurately reflects periodic results of operations and conforms to derivative liability practices predominant in the industry.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company’s opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Pursuant to ASC Topic 740-10: Income Taxes related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no effect on the Company’s consolidated financial statements.

The Company’s tax returns for its December 31, 2018, 2017, 2016, 2015, 2014, 2013, 2012, and 2011 tax years may be selected for examination by the taxing authorities as the statute of limitations remains open since the Company last filed an income tax return for the December 31, 2010 tax year.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. The Company recorded stock based compensation of $118,400 to employees during the year ended December 31, 2018. There was no stock based compensation to employees recorded during the year ended December 31, 2017.

Loan Costs

The Company records loan costs as a debt discount and amortized to interest expense over the terms of the note payable in accordance with ASU 2015-3 “Interest – Imputation of Interest” - Simplifying the Presentation of Debt Issuance Costs.

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DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09 (ASC 606) and related amendments, which superseded all prior revenue recognition methods and industry-specific guidance. The core principle of ASC 606 is that an entity should recognize revenue to depict the transfer of control for promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the revenue principles, an entity is required to identify the contract(s) with a customer, identify the performance obligations, determine the transaction price, allocate the transaction price to the performance obligations and recognize revenue when the performance obligation is satisfied (i.e., either over time or point in time). ASC 606 further requires that companies disclose sufficient information to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.

ASC 606 provides companies an option of two transition methods, the full retrospective method, in which case the standard would be applied to each prior reporting period presented and the cumulative effect of applying the standard would be recognized at the earliest period shown, or the modified retrospective method, in which case the cumulative effect of applying the standard would be recognized at the date of initial application. The ASU is effective for annual reporting periods beginning after December 15, 2017.

Effective January 1, 2018 (beginning of fiscal year 2018), the Company adopted the requirements of ASC 606 using the modified retrospective method. The guidance was not applied to contracts that were complete at December 31, 2017, and the comparative information for the prior fiscal year has not been retrospectively adjusted.

The adoption of ASC 606 did not have any impact on the Company’s consolidated financial statements. The adoption of ASC 606 did not have a significant impact on the Company’s revenue recognition policy as revenues on the substantial majority of the Company’s contracts continue to be recognized over time.

In adopting ASC 606, the Company elected to use certain practical expedients permitted by the standard including electing to adopt the right-to-invoice practical expedient on certain time and material contracts where the Company recognizes revenues as it is contractually able to invoice the customer based on the control transferred to the customer.

The following policies reflect specific criteria for the various revenue streams of the Company:

Revenue is recognized upon transfer of control of conferencing services. The Company generally does not charge up-front fees and bills its customers based on usage. The Company has elected the practical expedient to recognized revenue “as-billed”.

Revenue for video equipment sales and security surveillance equipment sales is recognized upon delivery and installation which the Company has determined is the point in time that control is transferred to the customer. Due to the nature of the Company’s business it is not practicable to return products therefore the Company has determined that it is not necessary to estimate for sales returns and allowances. The Company’s manufacturers provide the highest quality products available. If there is a defect in a product related to materials or workmanship the Company extends the manufacturer’s warranty to its customers. To date this process has never occurred. Therefore no warranty liability is recorded.

Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectability of the related receivable is probable. Maintenance agreements are considered stand ready arrangements for which control is transferred to the customer ratably over time.

Disaggregation of Revenue

The Company operates in two different geographic locations and both locations have two sources of revenue; sales of product and sales of service. Service sales mainly include installation of products related to security systems. The sales of products are generally contract based and short term in nature.

The following table illustrates our revenue by type related to the years ended December 31, 2018 and 2017:

Years Ended December 31,	2018	2017
Sales of Product
New York	$250,623	$163,102
Texas	3,061,893	2,216,088
Total Sales of Product	3,312,516	2,379,190

Services
New York	160,946	206,909
Texas	632,114	318,888
Total Services	793,060	525,797
Total Net Sales	$4,105,576	$2,904,987

F-30

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Contract Balances

The following table provides information about receivables, contract assets and contract liabilities from contracts with customers.

As of December 31,	2018	2017
Contract Assets	$97,140	$141,267
Contract Liability	$5,735	$479,426

Contract receivables are recognized when the receipt of consideration is unconditional.

During the year ended December 31, 2018, the Company recognized revenue equal to the balance of the contract liability at December 31, 2017.

As a practical expedient, the Company expenses the costs of sales commissions that are paid to its sales force associated with obtaining contracts less than one year in length in the period incurred.

Remaining Performance Obligations

The Company typically enters into contracts that are one year or less in length. As such, the remaining performance obligations at December 31, 2018 are equal to the contract liability disclosed above. The Company expects to recognize the full balance of the contract liability at December 31, 2018 within the next year.

Cost of Sales

Cost of sales includes cost of products and cost of service. Product cost includes the cost of products and delivery costs. Cost of services includes labor and fuel expenses.

Concentrations of Credit Risk and Major Customers

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions. Almost all of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

During the years ended December 31, 2018 and December 31, 2017, two customers accounted for 54% and one customer accounted for 34% of revenues, respectively.

As of December 31, 2018, two customers accounted for 71% of total accounts receivable. The following is a list of percentage of accounts receivable owed by the three customers:

Customer 1	47%
Customer 2	24%
Total	71%

As of December 31, 2017, three customers accounted for 56% of total accounts receivable. The following is a list of percentage of accounts receivable owed by the three customers:

Customer 1	30%
Customer 2	15%
Customer 3	11%
Total	56%

F-31

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Research and Development

Research is planned search or critical investigation aimed at discovery of new knowledge with the hope that such knowledge will be useful in developing a new product or service (hereinafter “product”) or a new process or technique (hereinafter “process”) or in bringing about a significant improvement to an existing product or process. Development is the translation of research findings or other knowledge into a plan or design for a new product or process or for a significant improvement to an existing product or process whether intended for sale or use. It includes the conceptual formulation, design, and testing of product alternatives, construction of prototypes, and operation of pilot plants. It does not include routine or periodic alterations to existing products, production lines, manufacturing processes, and other on-going operations even though those alterations may represent improvements and it does not include market research or market testing activities. Per FASB ASC 730, the Company expenses research and development cost as incurred.

Related Parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Net Income per Common Share

Net income per common share is calculated in accordance with ASC Topic 260: Earnings Per Share (“ASC 260”). Basic income per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. The computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. At December 31, 2018 the Company had approximately 2,800,000,000 share equivalents issuable pursuant to embedded conversion features. At December 31, 2017 the Company had approximately 443,000,000 share equivalents issuable pursuant to embedded conversion features.

Recently Adopted Accounting Standards

Effective January 1, 2018, the Company adopted Revenue from Contracts with Customers (Topic 606) (“ASC 606”). The new guidance sets forth a new five-step revenue recognition model which replaces the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance that have historically existed in US GAAP. The underlying principle of the new standard is that a business or other organization will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects what it expects to receive in exchange for the goods or services. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in the prior accounting guidance. The Company adopted ASC 606 using the modified retrospective method, which did not have an impact on its consolidated financial statements. The Company expects the impact to net income of the new standard will be immaterial on an ongoing quarterly and annual basis. The comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods. Refer to Note 4 for additional information regarding the Company’s adoption of ASC 606.

Effective January 1, 2018, the Company adopted ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”), which clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. The Company determined the adoption of ASU 2017-01 did not have a material impact on its consolidated financial statements.

Recent Issued Accounting Standards Not Yet Adopted

The Company has reviewed all recently issued, but not yet adopted, accounting pronouncements and does not expect the future adoption of any such pronouncements to have a significant impact on the results of operations, financial condition or cash flows, except as described below.

In February 2016, the FASB issued Accounting Standards Update, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit)—the new ASU will require both types of leases to be recognized on the statement of assets, liabilities, and members’ equity (deficit). The ASU on leases is effective for the Company as of January 1, 2019, and will not have a material impact on its consolidated financial statements.

In January 2017, the FASB issued Accounting Standards Update 2017-04, to simplify the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under this updated standard, an entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value, but the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity also should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if any. This guidance is effective prospectively and is effective for interim and annual periods beginning after December 15, 2019 with early adoption permitted.

F-32

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In June 2018, the FASB issued Accounting Standards Update 2018-07, to reduce cost and complexity and to improve financial reporting for share-based payment transactions for acquiring goods or services from nonemployees. Under this update standard, an entity should apply the requirements to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost. Furthermore, this update standard applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. This guidance is effective for interim and annual periods beginning after December 15, 2018 with early adoption permitted.

In August 2018, the FASB issued Accounting Standards Update 2018-13, to modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concept Statement, including the consideration of costs and benefits. This guidance is effective for interim and annual periods beginning after December 15, 2019 with early adoption permitted.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 – GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. At December 31, 2018, the Company had an accumulated deficit of approximately $39 million, a stockholders’ deficit of approximately $21 million and a working capital deficiency of approximately $21 million. The net cash used in operating activities for the year ended December 31, 2018 totaled $1,854,095. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. The ability of the Company to continue as a going concern is dependent upon increasing sales and obtaining additional capital and financing. Management intends to attempt to raise funds by way of a public or private offering. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition. The consolidated financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated life	December 31, 2018	December 31, 2017
Computer Equipment	1 year	$23,438	$13,333
Office Equipment	1 year	5,866	5,767
Telephone System	1 year	11,576	11,042
ERP Software	1 year	150,000	150,000
Vehicles	1 year	22,667	22,667
Furniture & Fixtures	2-3 years	2,000	2,000
Less: Accumulated depreciation		(203,025)	(140,559)
		$12,522	$64,250

For the years ended December 31, 2018 and 2017, depreciation and amortization expense amounted to $62,466 and $142,468, respectively.

F-33

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 – INTANGIBLE ASSETS

In connection with the Purchase Agreement of the Acquisition Companies (see Note 1) goodwill and other intangible assets were acquired. An independent valuation of the intangible assets was completed as of December 31, 2017. The intangible assets other than goodwill are being amortized on a straight line basis over their useful lives.

Intangible assets consist of the following:

As of December 31,	2018	2017	Lives
Intangible assets:
Goodwill	$794,830	$794,830
Customer Relationships	95,000	95,000	10 years
Brand	204,000	204,000	10 years
Technology	530,000	530,000	3 years
Total	1,623,830	1,623,830
Less: Accumulated amortization	(352,885)	(146,318)
	$1,270,945	$1,477,512

For the year ended December 31, 2018, amortization expense related to the intangible assets was $206,567. Amortization expense related to the intangible assets for the period of April 20, 2017 (Acquisition Date) through December 31, 2017 was $146,318. Annual amortization of intangible assets for the next five years is expected to be the following:

Year	$ Amount
2019	$95,933
2020	$33,364
2021	$7,600
2022	$7,600
2023	$7,600

NOTE 5 – LINE OF CREDIT

In connection with the Purchase Agreement of the Acquisition Companies (see Note 1) the Company assumed a $350,000 revolving line of credit (“Line of Credit”) that VS and Apex are jointly and severally liable for that expired on April 7, 2018. The Line of Credit was guaranteed by VS, Apex and the Acquisition Companies’ previous managing member and collateralized by all of the assets of VS and Apex. The line of credit had an interest rate of prime plus 1. In the period of April 20, 2017 through December 31, 2017 the Company had borrowings of $34,248 and repayments of $6,279. The balance outstanding on the line of credit was approximately $261,000 at December 31, 2017. During 2018, the Company repaid the outstanding balance of $260,658 in full.

NOTE 6 – NOTE PAYABLE - RELATED PARTY

In connection with the Purchase Agreement of the Acquisition Companies (see Note 1) the Company executed a non-interest bearing Note Payable – related party in the amount of $830,000. The Note Payable principal amount will be reduced by the calculated cash payout of $2,000 related to the terms in the Purchase Agreement and payments owed in accordance with the Employment Agreement with the Seller in the amount of $150,000. The terms of the Employment Agreement include $50,000 annually to be paid over a three year period commencing on Effective Date of the Purchase Agreement. Upon delivery by the Purchaser to the Seller of the final note payment, related to the Employment Agreement, the Note held by the Seller shall be forfeited and cancelled and no further force or effect, and the Purchaser shall have no further obligations on the Note. No payments have been remitted pursuant to the Cash Payout and the Employment Agreement as of December 31, 2018 or December 31, 2017.

F-34

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 – NOTES PAYABLE

During the year ended December 31, 2012, the Company entered into demand notes with Regal Capital (formerly a related party) totaling $116,792 bearing interest at 12% per annum. As of December 31, 2018 and December 31, 2017 the notes amounted to $116,792 and $116,792, respectively.

On March 6, 2017, the Company issued a 10% original issue discount (OID) promissory note with a principal balance of $66,667 due August 6, 2017 with an interest rate of 10%. In connection with the original issue discount promissory note the Company recorded OID of $6,667 and deferred financing of $1,000 which are to be amortized over the term of the note. On October 3, 2017, the Company executed an agreement with a Note Holder to extend the maturity date of a promissory note an additional five months beyond the original maturity date of August 6, 2017. The cost of funding is 20% over a six month term prorated to a five month term. In addition, the Company agreed to issue the note holder 375,000 restricted shares of common stock upon payment of the note. It was also agreed that if the company and the note holder agreed the note may be repaid in the form of shares of common stock of the Company at 30% discount to market. As of December 31, 2017 the balance of the original issue discount promissory note amounted to $66,667. During March 2018, this promissory note was paid in full and the Company negotiated full satisfaction of this liability in cash with no issuance of restricted shares of common stock.

As of April 20, 2017, in connection with the Purchase Agreement of the Acquisition Companies (see Note 1) the Company assumed a note payable with a balance of $1,923,896 that VS and Apex are jointly and severally liable for with a maturity date of April 2025 and an interest rate of 4.35%. The note payable was guaranteed by the Acquisition Companies’ previous managing member and his spouse and collateralized by all of the assets of the Acquisition Companies. Per the Purchase Agreement the note was to be paid within 180 days of the Effective Date, however, the Company has not complied with the payment terms. Additionally, the note has certain debt covenants that the Company is out of compliance with. On July 27, 2018, the Company entered into a settlement with JP Morgan Chase Bank, N.A. (“Chase”) regarding payment of the outstanding balance under this note payable, known as the Promissory Note and U.S. Small Business Administration Note dated April 15, 2015 (the “Notes”) in the aggregate principal amount of approximately $1,900,000 including interest (the “Loan Amount”) between Video Surveillance LLC, Apex CCTV, and Chase. According to the terms of the settlement, the Company and Chase agreed to a full and final settlement of the Loan Amount and the related transactions thereunder in exchange for payment by the Company in the amount of $475,000 on August 3, 2018 (the “Initial Payment”) and three additional payments of $475,000 each month thereafter (the “Additional Payment”). As of the date hereof, the Company has timely made the Initial and three Additional Payments. As of December 31, 2018 and December 31, 2017 the total balance owed on the note payable was $48,563 and $1,787,749, respectively.

As of December 31, 2018 and December 31, 2017, notes payable amounted to $165,355 and $1,971,208, respectively.

Accrued interest on the notes payable amounted to approximately $97,000 and $92,000 as of December 31, 2018 and December 31, 2017, respectively and is included in accrued expenses.

NOTE 8 – SHORT TERM ADVANCES

During the years ended December 31, 2013, 2012 and 2011 an unrelated party advanced funds to the Company used for operating expenses. The advances are payable in cash and are non interest bearing and due on demand. The balance of these short term advances was $146,015 and $146,015 as of December 31, 2018 and 2017.

NOTE 9 – ACCRUED EXPENSES

As of December 31, 2018 and 2017, the Company had accrued expenses of $4,542,124 and $3,632,100, respectively. The following table displays the accrued expenses by category:

	December 31, 2018	December 31, 2017
Operating Expenses	$235,826	$42,260
Employee Commissions	-	18,633
Interest	2,169,257	1,611,924
Salaries	2,029,838	1,770,027
Sales Tax Payable	67,610	54,532
Payroll Liabilities	39,593	134,724
	$4,542,124	$3,632,100

F-35

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 – CONVERTIBLE PROMISSORY NOTES

At December 31, 2018 and 2017, convertible promissory notes consisted of the following:

	December 31,
	2018	2017
Secured convertible promissory notes	$7,362,740	$3,182,972

Debt discount	(2,554,281)	(216,069)

Debt discount original issue discount	(269,426)	(12,229)

Debt discount deferred financing	(281,458)	(2,424)
Secured convertible promissory notes, net	$4,257,574	$2,952,250

During fiscal 2009, the Company reclassified $45,000 3% unsecured notes payable from long-term to short-term. The maturity of these notes payable ranged from January 2010 to April 2010 and the notes were in default at December 31, 2012. The Company negotiated with the note holder to extend the maturity date and has accrued 12% interest per annum based on the default provision until such time this note is extended or settled. In May 2013, the Company and the note holder renegotiated the terms of the note to include features that allow the note holder to convert the principal balance of the note into common shares at the conversion price of $0.02. This note included down round (“ratchet”) provisions that resulted in derivative accounting treatment for this note (See Note 11). At issuance of the renegotiated note the Company recorded a debt discount in the amount of $45,000 which was fully amortized as of December 31, 2013. In June 2013, the note holder converted $764 into common shares at the contractual rate of $.02 per share. In March 2014, the note holder converted an additional $990 into common shares at the contractual rate of $.02 per share. In October 2014, the note holder assigned $20,000 of the note balance to a third party. The balance of the unsecured note payable amounted to $23,246 as of December 31, 2018 and December 31, 2017.

On October 10, 2013, the Company issued a $10,000 6% convertible debenture with a one year maturity date. This convertible debenture converts at $0.15. The Company recorded a debt discount of $8,333 upon issuance of this note. The debt discount was amortized over the term of the note. This note included down round (“ratchet”) provisions that resulted in derivative accounting treatment for this note (See Note 11). In connection herewith, the Company recorded a derivative liability and an offsetting debt discount of $8,333 (see Note 12). The balance of the convertible debenture was $10,000 as of December 31, 2018 and December 31, 2017.

On December 11, 2013, the Company issued a $25,000 6% convertible debenture with a one year maturity date. This convertible debenture converts at $0.16. The debt discount was amortized over the term of the note. This note included down round (“ratchet”) provisions that resulted in derivative accounting treatment for this note (See Note 11). In connection herewith, the Company recorded a derivative liability and an offsetting debt discount of $23,958 (see Note 12). The balance of this convertible debenture was $25,000 as of December 31, 2018 and December 31, 2017.

On January 16, 2014, the Company issued a $25,000 6% convertible debenture with a one year maturity date. This convertible debenture converts at 50% of the lowest trading price during the ten trading days prior to the conversion date. The Company recorded a debt discount of $25,000 with the difference of $26,848 recorded as a derivative expense. The debt discount was amortized over the term of the note. This note included down round (“ratchet”) provisions that resulted in derivative accounting treatment for this note (See Note 11). In connection herewith, the Company recorded a derivative liability and an offsetting debt discount of $51,848 (see Note 12). The balance of this convertible debenture was $25,000 as of December 31, 2018 and December 31, 2017.

In March 2014, the Company issued three $50,000 8% convertible debentures with a one year maturity date. Each note is convertible at a contractual rate of $3.50 which exceeded the quoted stock price on the date of the issuance of the convertible debentures. During the first quarter of 2016, the Company paid $50,000 in reduction of one of the notes. The balance of these three notes was $100,000 as of December 31, 2018 and December 31, 2017.

On October 27, 2014, the Company issued an 8% original issue discount (OID) senior secured convertible promissory note with a principal balance of $21,600 with a one year maturity date. This convertible debenture converts at the lower of $.50 or 60% of the lowest trading price during the 25 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $311,662 and a debt discount of $18,400 (see Note 11). The Company also recorded OID of $1,600. The OID and debt discount were fully being amortized as of December 31, 2015. The balance of this convertible debenture as of December 31, 2018 and December 31, 2017 was $21,600.

F-36

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On May 15, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $67,171, a debt discount of $50,000 (see Note 11), and derivative expense of $17,171. The Company also recorded OID of $2,632. The OID and debt discount were amortized over the term of the note and were fully amortized as of September 30, 2016. The balance of the convertible promissory note amounted to $52,632 as of December 31, 2018 and December 31, 2017.

On May 27, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $67,171, a debt discount of $50,000 (see Note 11), and derivative expense of $17,171. The Company also recorded OID of $2,632. The OID and debt discount were amortized over the term of the note and were fully amortized as of September 30, 2016. The balance of the convertible promissory note amounted to $52,632 as of December 31, 2018 and December 31, 2017.

On June 5, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $67,171, a debt discount of $50,000 (see Note 11), and derivative expense of $17,171. The Company also recorded OID of $2,632. The OID and debt discount were amortized over the term of the note and were fully amortized as of September 30, 2016. The balance of the convertible promissory note amounted to $52,632 as of December 31, 2018 and December 31, 2017.

On July 1, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,895 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $201,512, a debt discount of $142,500 (see Note 11), and derivative expense of $59,406. The Company also recorded OID of $7,500. The OID and debt discount were amortized over the term of the note and were fully amortized as of September 30, 2016. The balance of the convertible promissory note amounted to $157,895 as of December 31, 2018 and December 31, 2017.

On July 15, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,895 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $201,512, a debt discount of $142,500 (see Note 11), and derivative expense of $59,406. The Company also recorded OID of $7,500. The OID and debt discount were amortized over the term of the note and were fully amortized as of September 30, 2016. The balance of the convertible promissory note amounted to $125,754 as of December 31, 2018 and December 31, 2017.

On July 23, 2015, the Company issued a convertible promissory note with a principal balance of $429,439 with a one year maturity date. This convertible debenture converts at 55% of the two lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $707,603, a debt discount of $429,439 (see Note 11), and derivative expense of $278,164. The debt discount was amortized over the term of the note and was fully amortized as of September 30, 2016. The balance of the convertible promissory note amounted to $236,289 as of December 31, 2018 and December 31, 2017.

F-37

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 9, 2015, three convertible promissory notes mentioned above were assigned to a third party note holder with the same terms and balances. On July 3, 2017 in an effort to resolve outstanding events of default to a note holder the Company modified the terms on an existing note from a 10% interest rate to a 12% interest rate with a retroactive date to September 11, 2016, the date of original maturity date and date of the first event of default. In addition, the Company agreed to incorporate the penalties and interest due to the note holder into the existing principal amount of the note increasing the principal balance of the note by $81,239 as of July 3, 2017. The Company also agreed to increase the discount on the note from 60% of the lowest traded price in the prior thirty trading days to 55% of the lowest traded price in the prior thirty trading days. The balance of the convertible promissory note amounted to $56,954 and $349,719 as of December 31, 2018 and December 31, 2017, respectively.

On October 19, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,500 with a one year maturity date. This convertible debenture converts at 55% of the average of the two lowest traded prices in the prior 30 days before conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $259,764, a debt discount of $142,500 (see Note 11), and derivative expense of $117,264. The Company also recorded OID of $7,500. The OID and debt discount were amortized over the term of the note and were fully amortized as of December 31, 2016. In December 2016, the Company adjusted the convertible promissory note’s principal balance to $157,895 per recalculation of the OID. The balance of the convertible promissory note amounted to $157,895 as of December 31, 2018 and December 31, 2017.

On November 18, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,500 with a one year maturity date. This convertible debenture converts at 55% of the average of the two lowest traded prices in the prior 30 days before conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $259,764, a debt discount of $142,500 (see Note 11), and derivative expense of $117,264. The Company also recorded OID of $7,500. The OID and debt discount were amortized over the term of the note and were fully amortized as of December 31, 2016. In December 2016, the Company adjusted the convertible promissory note’s principal balance to $157,895 per recalculation of the OID. The balance of the convertible promissory note amounted to $157,895 as of December 31, 2018 and December 31, 2017.

On December 18, 2015, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $263,158 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $335,598, a debt discount of $237,500 (see Note 11), and derivative expense of $98,756. The Company also recorded OID of $12,500. The OID and debt discount were amortized over the term of the note and were fully amortized as of December 31, 2016. The balance of the convertible promissory note amounted to $263,158 as of December 31, 2018 and December 31, 2017.

On January 19, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $111,111 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $141,697, a debt discount of $95,000 (see Note 11), and derivative expense of $52,808. The Company also recorded OID of $5,000. The OID and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $61,111 as of December 31, 2018 and December 31, 2017.

F-38

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 5, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,895 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $201,359, a debt discount of $142,500 (see Note 11), and derivative expense of $59,254. The Company also recorded OID of $7,500. The OID and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $80,117 and $137,886 as of December 31, 2018 and December 31, 2017, respectively.

On March 7, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $118,573 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $151,213, a debt discount of $112,940 (see Note 11), and derivative expense of $38,569. The Company also recorded OID of $5,632. The OID and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $118,573 as of December 31, 2018 and December 31, 2017.

On April 1, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $105,263 with a six month maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $108,185, a debt discount of $95,000 (see Note 11), and derivative expense of $13,448. The Company also recorded OID of $5,000. The OID and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $105,263 as of December 31, 2018 and December 31, 2017.

On May 23, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a five month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $65,144, a debt discount of $47,500 (see Note 11), and derivative expense of $17,776. The Company also recorded OID of $2,500. The OID and debt discount were amortized over the term of the note. As of May 23, 2017, the convertible promissory note was in default. In November 2017, the Company renegotiated the convertible promissory note and agreed to waive all existing events of default through January 31, 2018. In addition, the Company agreed to roll all penalties and accrued interest amounting to $27,408 into the principal balance of the instrument. The Company also agreed to adjust the discount in the note from 60% of the lowest trading price during the 30 days prior to conversion to 55%. The balance of the convertible promissory note amounted to $0 and $80,039 as of December 31, 2018 and 2017, respectively.

On June 24, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $78,947 with a four month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $84,205, a debt discount of $71,250 (see Note 11), and derivative expense of $15,653. The Company also recorded OID of $3,750. The OID and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $78,947 as of December 31, 2018 and December 31, 2017.

F-39

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On July 20, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with an eighteen month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $56,141, a debt discount of $47,500 (see Note 11), and derivative expense of $8,641. The Company also recorded OID of $2,632. The OID and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $52,632 as of December 31, 2018 and December 31, 2017.

On July 29, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with an eighteen month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $56,137, a debt discount of $47,500 (see Note 11), and derivative expense of $8,637. The Company also recorded OID of $2,632 and deferred financing of $2,500. The OID, deferred financing, and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $52,632 as of December 31, 2018 and December 31, 2017.

On September 1, 2016, the Company executed a Securities Purchase Agreement (SPA). In connection with the SPA the Company may issue 5% original issue discount (OID) convertible promissory notes with an aggregate principal balance amounting to $157,895. In connection with the SPA, on September 1, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $157,895. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. The promissory note will be fulfilled by issuing multiple tranches. On September 1, 2016, at the closing of the first tranche, the outstanding principle amount totaled $32,895. Each tranche will have a twelve month maturity date following the issuances of the tranche. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $35,086, a debt discount of $25,000 (see Note 11), and derivative expense of $10,086. The Company also recorded OID of $7,895. The OID and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $32,895 as of December 31, 2018 and December 31, 2017.

On September 2, 2016, the Company issued a second tranche of $25,000 related to the above note. The principal balance of the second tranche was recorded as $25,000 with a twelve month maturity date. In connection herewith, the Company recorded a derivative liability of $26,665, and derivative expense of $5,165. The Company also recorded deferred financing of $3,500. The deferred financing was amortized over the term of the note. The balance of the convertible promissory note amounted to $25,000 as of December 31, 2018 and December 31, 2017.

On April 10, 2017, the Company issued a third tranche of $15,000 related to the above referenced September 1, 2016 SPA. The principal balance of the third tranche was recorded as $15,000 with a twelve month maturity date. In connection herewith, the Company recorded a derivative liability of $25,835, and derivative expense of $25,835. The balance of the convertible promissory note amounted to $15,000 as of December 31, 2018 and December 31, 2017.

On October 18, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $26,316 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $36,709, a debt discount of $25,000 (see Note 11), and derivative expense of $11,709. The Company also recorded OID of $1,316. The OID and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $26,316 as of December 31, 2018 and December 31, 2017.

On October 28, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $26,316 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $36,709, a debt discount of $26,316 (see Note 11), and derivative expense of $10,393. The Company also recorded OID of $1,316. The OID and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $26,316 as of December 31, 2018 and December 31, 2017.

F-40

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On November 18, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $26,316 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $36,709, a debt discount of $25,000 (see Note 11), and derivative expense of $11,709. The Company also recorded OID of $1,316. The OID and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $26,316 as of December 31, 2018 and December 31, 2017.

On December 23, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $51,579 with a one year maturity date. This convertible debenture converts at 70% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $84,398, OID of $2,579 and derivative expense of $84,398. The OID was amortized over the term of the note. The balance of the convertible promissory note amounted to $51,579 as of December 31, 2018 and December 31, 2017.

On December 29, 2016, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $7,895 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $11,557, OID of $395 and derivative expense of $11,557. The OID is being amortized over the term of the note. The balance of the convertible promissory note amounted to $7,895 as of December 31, 2017. This convertible promissory note was paid in full during 2018.

On January 17, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $15,750 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $25,772, OID of $750 and derivative expense of $25,772. The OID was amortized over the term of the note. The balance of the convertible promissory note amounted to $0 as of December 31, 2018 and $15,750 as of December 31, 2017.

On February 1, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $26,316 with a four month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $43,061, OID of $1,316 and derivative expense of $43,061. The OID was amortized over the term of the note. The balance of the convertible promissory note amounted to $0 as of December 31, 2018 and $26,316 as of December 31, 2017.

On February 3, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $21,053 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $34,449, OID of $1,053 and derivative expense of $34,449. The OID was amortized over the term of the note. The balance of the convertible promissory note amounted to $21,053 as of December 31, 2018 and December 31, 2017.

On April 10, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $15,789 with a six month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $25,835, OID of $789, debt discount of $14,210 and derivative expense of $11,643. The OID and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $0 as of December 31, 2018 and $15,789 as of December 31, 2017.

F-41

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On April 28, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,578 with a six month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $52,502, OID of $1,579, debt discount of $28,421, and derivative expense of $24,081. The OID and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $0 as of December 31, 2018 and $31,579 as of December 31, 2017.

On May 24, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,578 with a six month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $52,503, OID of $1,579, debt discount of $28,421and derivative expense of $24,081. The OID and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $0 as of December 31, 2018 and $31,579 as of December 31, 2017.

On June 8, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $21,053 with a six month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $35,002, OID of $1,053, debt discount of $18,947and derivative expense of $16,055. The OID and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $21,053 as of December 31, 2018 and December 31, 2017.

On June 23, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $42,105 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $70,003, OID of $2,105, debt discount of $37,895 and derivative expense of $32,108. The OID and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $42,105 as of December 31, 2017. This convertible promissory note was paid in full during 2018.

On July 18, 2017, the Company issued a convertible promissory note with a principal balance of $68,000 with a one year maturity date. an interest rate of 8%. This convertible debenture converts at 65% of the average lowest trading price during the 10 days prior to conversion. The Company recorded $3,000 in deferred financing costs in connection with this convertible promissory note. The deferred financing costs were amortized over the term of the note. The balance of the convertible promissory note amounted to $68,000 as of December 31, 2017. This convertible promissory note was paid in full during 2018.

On October 2, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,579 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $52,502, OID of $1,579 and derivative expense of $52,502. The OID and deferred financing were amortized over the term of the note. The balance of the convertible promissory note amounted to $0 as of December 31, 2018 and $31,579 as of December 31, 2017.

On October 5, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $15,789 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $26,251, OID of $789 and derivative expense of $26,251. The OID and deferred financing were amortized over the term of the note. The balance of the convertible promissory note amounted to $0 as of December 31, 2018 and $15,789 as of December 31, 2017.

F-42

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 25, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $57,895 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $96,254 OID of $2,895 and derivative expense of $96,254. The OID and deferred financing were amortized over the term of the note. The balance of the convertible promissory note amounted to $0 as of December 31, 2018 and $57,895 as of December 31, 2017.

On November 24, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $63,158 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $105,005, OID of $3,158 and derivative expense of $105,005. The OID and deferred financing were amortized over the term of the note. The balance of the convertible promissory note amounted to $0 as of December 31, 2018 and $63,158 as of December 31, 2017.

On December 7, 2017, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $31,579 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $46,229, OID of $1,579, debt discount of $28,421 and derivative expense of $17,808. The OID and debt discount were amortized over the term of the note. The balance of the convertible promissory note amounted to $31,579 as of December 31, 2018 and December 31, 2017.

On January 5, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $8,947 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $13,098, OID of $447, debt discount of $8,053 and derivative expense of $5,045. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $8,947 as of December 31, 2018.

On January 19, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $7,895 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $11,557, OID of $395, debt discount of $7,105 and derivative expense of $4,452. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $7,895 at December 31, 2018.

On January 24, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $84,591, OID of $2,632, debt discount of $47,368 and derivative expense of $37,223. The OID and debt discount were amortized over the term of the note. During June 2018, this promissory note was paid in full.

On January 30, 2018, the Company issued a convertible promissory note with a principal balance of $58,000 with a one year maturity date. This note holder has the right to convert the principal balance of the debenture beginning on the date which is one hundred eighty (180) days following the date of this note and ending on the later of the maturity date and the date of the default amount. The convertible promissory note has terms to convert at a 37% discount of the lowest trading price during the 10 days prior to conversion. The Company recorded $3,000 in deferred financing associated with this note. The deferred financing was amortized on a straight line basis over the term of the note. During August 2018, this promissory note was paid in full.

On February 9, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $15,789 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $23,434, OID of $789, debt discount of $8,434 and derivative expense of $15,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $15,789 at December 31, 2018.

On February 15, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $12,632 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $18,747, OID of $632, debt discount of $6,747 and derivative expense of $12,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $12,632 at December 31, 2018.

F-43

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 26, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $26,316 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $39,056, OID of $1,316, debt discount of $14,056 and derivative expense of $25,000. The OID and debt discount were amortized over the term of the note. This promissory note was included in the October 12, 2018 Note Settlement Agreement.

On March 6, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $31,579 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $50,755, OID of $1,579, debt discount of $28,421 and derivative expense of $22,334. The OID and debt discount were amortized over the term of the note. During June 2018, this promissory note was paid in full.

On March 9, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $31,579 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $46,868, OID of $1,579, debt discount of $16,868 and derivative expense of $30,000. The OID and debt discount were amortized over the term of the note. This promissory note was included in the October 12, 2018 Note Settlement Agreement.

On March 16, 2018, the Company issued a replacement convertible promissory note with a principal balance of $124,689 with a one year maturity date that was recorded under note payable on the company’s balance sheet as of December 31, 2017 in the amount of $66,667 and accrued interest of $8,811. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $200,404 and derivative expense of $202,404. During June 2018, this promissory note was paid in full.

On March 21, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $52,632 with a nine month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $74,001, OID of $2,632, debt discount of $24,000 and derivative expense of $50,001. The OID and debt discount were amortized over the term of the note. This promissory note was included in the October 12, 2018 Note Settlement Agreement.

On March 23, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $26,316 with a one year maturity date. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $42,848, OID of $1,316, debt discount of $17,848 and derivative expense of $25,000. The OID and debt discount were amortized over the term of the note. During June 2018, this promissory note was paid in full.

On March 31, 2018, the Company issued a replacement convertible promissory note assigning two outstanding convertible promissory notes to a third party note holder with a principal balance of $74,754 and a one year maturity date. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $121,717, OID of $439, debt discount of $54,858 and derivative expense of $74,754. The OID and debt discount were amortized over the term of the note. During June 2018, this promissory note was paid in full.

On April 3, 2018, the Company issued a 5% original issue discount (OID) convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $84,591, OID of $2,632, debt discount of $47,368 and derivative expense of $37,223. The OID and debt discount were being amortized over the term of the note. This promissory note was included in the October 12, 2018 Note Settlement Agreement.

F-44

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 23, 2018, the Company executed an assignment agreement with a note holder that rolled the outstanding principal balance on a convertible note payable of $31,579 and accrued interest of $10,477 into a new convertible instrument with a principal balance of $46,026.

On March 26, 2018, the Company executed an assignment agreement with a note holder that rolled the estimated outstanding principal balances on multiple convertible notes payable of $1,722,933 and accrued interest of $1,488,834 into a new convertible instrument with a principal balance of $3,211,767.

On April 5, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $105,263 with a one year maturity date. This convertible debenture converts at 55% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $145,905, OID of $5,263, debt discount of $94,737 and derivative expense of $51,168. The OID and debt discount were amortized over the term of the note. During June 2018, this promissory note was paid in full.

On April 5, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $55,368 with a nine month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $64,472, OID of $2,368, debt discount of $50,632 and derivative expense of $13,841. The OID and debt discount are being amortized over the term of the note. This promissory note was included in the October 12, 2018 Note Settlement Agreement.

On April 18, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $113,250 with a nine month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $131,876, OID of $5,250, debt discount of $108,000 and derivative expense of $23,876. The OID and debt discount were amortized over the term of the note. This promissory note was included in the October 12, 2018 Note Settlement Agreement.

On April 27, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $18,947 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $23,695, OID of $947, debt discount of $17,053 and derivative expense of $6,642. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $18,947 at December 31, 2018.

On May 2, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $129,000 with a nine month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $150,229, OID of $6,000, debt discount of $123,000 and derivative expense of $27,229. The OID and debt discount were amortized over the term of the note. This promissory note was included in the October 12, 2018 Note Settlement Agreement.

F-45

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On May 16, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $113,250 with a nine month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $131,904, OID of $5,250, debt discount of $108,000 and derivative expense of $23,904. The OID and debt discount were amortized over the term of the note. This promissory note was included in the October 12, 2018 Note Settlement Agreement.

On May 30, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $118,500 with a nine month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $138,006, OID of $5,500, debt discount of $113,000 and derivative expense of $25,006. The OID and debt discount were amortized over the term of the note. This promissory note was included in the October 12, 2018 Note Settlement Agreement.

On June 13, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $122,273 with a nine month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $142,418, OID of $5,750, debt discount of $116,523 and derivative expense of $25,894. The OID and debt discount were amortized over the term of the note. This promissory note was included in the October 12, 2018 Note Settlement Agreement.

On June 14, 2018, the Company issued two convertible promissory notes for prior services, each with a principal balance of $100,000 with a one year maturity date. Each convertible debenture converts at 70% of the lowest average three trading price during the 10 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a debt discount of $100,000 for each note, which is being amortized over the term of the notes. The balance of the convertible promissory notes was $200,000 at December 31, 2018.

On June 15, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $279,102 with a nine month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $325,078, OID of $13,125, debt discount of $265,477 and derivative expense of $59,601. The OID and debt discount were amortized over the term of the note. This promissory note was included in the October 12, 2018 Note Settlement Agreement.

On June 27, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $118,500 with a nine month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $138,022, OID of $5,500, debt discount of $113,000 and derivative expense of $25,022. The OID and debt discount were amortized over the term of the note. This promissory note was included in the October 12, 2018 Note Settlement Agreement.

On July 12, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $81,750 with a nine month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $95,159, OID of $3,750, debt discount of $78,000 and derivative expense of $17,159. The OID and debt discount were amortized over the term of the note. This promissory note was included in the October 12, 2018 Note Settlement Agreement.

F-46

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On July 26, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $57,500 with a nine month maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $66,932, OID of $4,500, debt discount of $53,000 and derivative expense of $13,932. The OID and debt discount were amortized over the term of the note. This promissory note was included in the October 12, 2018 Note Settlement Agreement.

On July 27, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $65,775, OID of $2,362, debt discount of $47,368 and derivative expense of $18,406. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $52,632 at December 31, 2018.

On August 3, 2018, the Company issued a 10% OID convertible promissory note with a principal balance of $527,778 with a two year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $1,311,420, OID of $52,778, debt discount of $422,222 and derivative expense of $889,198. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note, net of required monthly payments, was $476,667 at December 31, 2018.

On September 5, 2018, the Company issued a 10% OID convertible promissory note with a principal balance of $527,778 with a two year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $1,015,365, OID of $52,778, debt discount of $412,222 and derivative expense of $603,143. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note, net of required monthly payments, was $494,444 at December 31, 2018.

On September 6, 2018, the Company issued a convertible promissory note for future services with a principal balance of $100,000 with a one year maturity date. This convertible debenture converts at 85% of the lowest trading price during the 10 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a debt discount of $100,000, which is being amortized over the term of the note. The balance of the convertible promissory note was $100,000 at December 31, 2018.

On September 25, 2018, the Company executed a Securities Purchase Agreement (SPA), with an effective date of August 3, 2018. In connection with the SPA the Company may issue 5% original issue discount (OID) convertible promissory notes with an aggregate principal balance amounting to $136,842. In connection with the SPA, on September 10, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $136,842 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $322,204, OID of $6,842, debt discount of $103,158 and derivative expense of $219,046. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $136,842 at December 31, 2018.

On October 5, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $50,000, OID of $2,632, and debt discount of $50,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $52,632 at December 31, 2018.

F-47

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 12, 2018, the Company successfully restructured all outstanding debt with an existing lending partner (“Agreement”). The Agreement satisfies approximately $1,456,000 of convertible notes payable and accrued interest for $1,200,000 of cash over a specified payment schedule. As part of the Agreement, the lending partner also agreed to an immediate lock up of all of its convertible notes and no further conversions. On December 21, 2018, the Agreement was amended to adjust the amount of each periodic payment. The outstanding balance of the Agreement was $700,000 at December 31, 2018.

On October 13, 2018, the Company executed a Securities Purchase Agreement (SPA). In connection with the SPA the Company may issue 10% original issue discount (OID) convertible promissory notes with an aggregate principal balance amounting to $2,722,222. In connection with the SPA, on October 15, 2018, the Company issued a 10% original issue discount (OID) convertible promissory note with a principal balance of $833,333. This convertible debenture converts at 60% of the lowest VWAP during the 30 days prior to conversion. The promissory note will be fulfilled by issuing multiple tranches. Each tranche will have a twenty four month maturity date following the issuances of the tranche. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $750,000, OID of $83,333, deferred financing costs of $275,000, and a debt discount of $750,000 (see Note 11). The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note amounted to $833,333 as of December 31, 2018.

On October 17, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $50,000, OID of $2,632, and debt discount of $50,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $52,632 at December 31, 2018.

On October 25, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $68,421 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $65,000, OID of $3,421, and debt discount of $65,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $68,421 at December 31, 2018.

On November 1, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $84,211 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $80,000, OID of $4,211, and debt discount of $80,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $84,211 at December 31, 2018.

On November 5, 2018, the Company issued a second tranche related to the October 13, 2018 SPA as noted above. The Company issued a 10% OID convertible promissory note with a principal balance of $421,053 with a two year maturity date. This convertible debenture converts at 60% of the lowest VWAP during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $400,000, OID of $21,053, and debt discount of $400,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $421,053 at December 31, 2018.

F-48

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On November 16, 2018, the Company issued a third tranche related to the October 13, 2018 SPA as noted above. The Company issued a 10% OID convertible promissory note with a principal balance of $555,556 with a two year maturity date. This convertible debenture converts at 60% of the lowest VWAP during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $500,000, OID of $55,556, deferred financing costs of $15,000, and debt discount of $500,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $555,556 at December 31, 2018.

On November 26, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $26,318 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $25,000, OID of $1,316, and debt discount of $25,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $26,316 at December 31, 2018.

On November 29, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $52,632 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $50,000, OID of $2,632, and debt discount of $50,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $52,632 at December 31, 2018.

On December 11, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $42,105 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $40,000, OID of $2,105, and debt discount of $40,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $42,105 at December 31, 2018.

On December 17, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $31,579 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $30,000, OID of $1,579, and debt discount of $30,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $31,579 at December 31, 2018.

On December 21, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $105,263 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $100,000, OID of $5,263, and debt discount of $100,000. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $105,263 at December 31, 2018.

On December 27, 2018, the Company issued a 5% OID convertible promissory note with a principal balance of $28,947 with a one year maturity date. This convertible debenture converts at 60% of the lowest trading price during the 30 days prior to conversion. Due to certain ratchet provisions contained in the convertible promissory note the Company accounted for this conversion feature as a derivative liability. In connection herewith, the Company recorded a derivative liability of $27,500, OID of $1,447, and debt discount of $27,500. The OID and debt discount are being amortized over the term of the note. The balance of the convertible promissory note was $28,947 at December 31, 2018.

During the years ended December 31, 2018 and 2017 amortization of debt discount amounted to $2,329,447 and $403,245, respectively.

NOTE 11 – DERIVATIVE LIABILITY

Accounting for Derivatives

The Company evaluates its convertible instruments, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, “Derivatives and Hedging.” The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operation as other income (expense). Upon conversion or exercise of a derivative instruments, the instrument is marked to fair value at the conversion date then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

F-49

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents a reconciliation of the derivative liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) from December 31, 2016 to December 31, 2018:

Conversion feature derivative liability
Balance at December 31, 2016	$4,956,637
Initial fair value of derivative liability recorded as debt discount	336,094
Initial fair value of derivative liability charged to other expense	537,541
Reclass of derivative liability to additional paid in capital due to conversions	(390,996)
Loss on change in fair value included in earnings	(1,485,907)
Balance at December 31, 2017	3,953,369
Initial fair value of derivative liability recorded as debt discount	4,667,665
Initial fair value of derivative liability charged to other expense	2,468,667
Gain on change of derivative liabilities from convertible notes payable conversions	(2,507,705)
Loss on change in fair value included in earnings	3,377,004
Balance at December 31, 2018	$11,959,000

Total derivative liability at December 31, 2018 and December 31, 2017 amounted to $11,959,000 and $3,953,369, respectively. The change in fair value included in earnings of $3,377,004 is due in part to the quoted market price of the Company’s common stock decreasing from $0.0131 at December 31, 2017 to $.00342 at December 31, 2018 coupled with substantially reduced conversion prices due to the effect of “ratchet” provisions incorporated in convertible notes payable.

The Company used the following assumptions for determining the fair value of the convertible instruments granted under the binomial pricing model with Monte Carlo simulations at December 31, 2018:

Expected volatility	177% - 286%
Expected term	3 – 23 months
Risk-free interest rate	2.45% - 2.63%
Stock price	$0.0034

NOTE 12 - STOCKHOLDERS’ DEFICIT

On January 6, 2016, the Company filed an amendment to its articles of incorporation (the “Amendment”) with the Secretary of State of the State of Nevada, which, among other things, established the designation, powers, rights, privileges, preferences and restrictions of the Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”). Among other provisions, each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For purposes of illustration only, if the total issued and outstanding shares of common stock of the Company eligible to vote at the time of the respective vote is 5,000,000, the voting rights of one share of the Series A Preferred Stock shall be equal to 102,036 (0.019607 x 5,000,000) / 0.49) – (0.019607 x 5,000,000) = 102,036).

Fifty-one (51) shares of Series A Preferred Stock were authorized and fifty-one (51) shares of Series A Preferred Stock were issued to Roger Ralston, the Company’s Chief Executive Officer and a director of the Company (CEO). The Series A Preferred Stock was issued to the CEO and is Series A Super Voting Preferred Stock. The Super Voting was created primarily to be able to obtain a quorum and conduct business at shareholder meetings.

F-50

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Series A Preferred Stock has no dividend rights, no liquidation rights and no redemption rights, and was created primarily to be able to obtain a quorum and conduct business at shareholder meetings. All shares of the Series A Preferred Stock shall rank (i) senior to the Company’s common stock and any other class or series of capital stock of the Company hereafter created, (ii) pari passu with any class or series of capital stock of the Company hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking, by its terms, senior to the Series A Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

During 2017, the Company issued 11,739,816 shares of common stock at contractual rates ranging from $0.34 to $0.009 for the conversion of $223,669 in principal and $9,624 in accrued interest of convertible notes payable (See Note 10).

Effective May 22, 2017 the Company executed a 1-200 Reverse Stock Split (see Note 1).

Effective July 31, 2018, the Company’s Registration Statement on Form S-1 (“S-1”) was approved by the U.S. Securities and Exchange Commission, providing the Company the ability to sell up to 60,000,000 shares of its common stock to GHS Investments LLC (“GHS”). During 2018, the Company issued 60,000,000 shares of common stock at rates ranging from $.00296 to $.00748 for the sale of shares under the provisions of the S-1, generating $291,237 in proceeds to the Company.

On October 4, 2018, the Company increased the number of authorized shares of common stock from 1,000,000,000 to 4,000,000,000.

During 2018, the Company issued 380,155,618 shares of common stock at contractual rates ranging from $0.0018 to $0.120 for the conversion of $1,088,943 in principal and accrued interest of convertible notes payable (See Note 10).

During 2018, the Company issued 16,000,000 shares of common stock to employees of the Company for $118,400 in non-cash compensation. These shares were valued at the closing market price on the date of issuance which ranges from $0.0058 to $0.009. These shares vested immediately upon issuance and accordingly their value was recorded as stock compensation expense.

NOTE 13 - RELATED PARTY TRANSACTIONS

Due to Related Parties

As of December 31, 2018 and December 31, 2017 the Company had a payable to its Chief Executive Officer amounting to $1,814. This amount is considered short-term in nature and non-interest bearing.

Note Payable – related party

The following related party transactions have been presented on the balance sheet in Note Payable – related party. In connection with the Purchase Agreement of the Acquisition Companies (see Note 1) the Company executed a non-interest bearing note payable in the amount of $830,000 due to the former CEO of the Acquisition Companies. The balance of the non-interest bearing note payable as of December 31, 2018 was $778,000.

NOTE 14 – BARTER REVENUE

The Company provides security systems and associated installation labor in exchange for business services. The Company recognizes revenue from these barter transactions when security systems are installed and recognizes deferred barter costs as other current assets until the barter transaction is completed and then recognizes the appropriate expense. The barter revenue is valued at the fair market value which is the selling price we sell to other third parties. The barter revenue for the years ended December 31, 2018 and 2017 totaled $9,822 and $27,721, respectively.

NOTE 15 - ACCRUED PAYROLL TAXES

As of December 31, 2018 and December 31, 2017 the Company recorded a liability related to unpaid payroll taxes which includes interest and penalties of approximately $39,593 and $135,000, respectively. The liability was incurred in the years ended December 31, 2007 through December 31, 2018 as a result of the Company not remitting payroll tax liabilities. Such amount also includes current payroll tax liabilities and has been included in accrued expenses in the accompanying consolidated financial statements. The Company has not received any notices from the IRS related to the unpaid payroll taxes.

F-51

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 – COMMITMENTS

Leases:

In connection with the Purchase Agreement of the Acquisition Companies (see Note 1) the Company assumed a lease for office space with a four year term beginning on April 1, 2015 and ending on March 31, 2019. The Company had the option to renew the lease for an additional six years after the expiration date, however, elected to execute an extension for 60 days beginning April 1, 2019. The monthly rent expense under the lease is $11,371 and the monthly rent under the extension is $12,319.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	4-5 Years	5 Years +
Contractual Obligations:
Operating Leases	$58,751	58,751	-	-	-
Total Contractual Obligations:	$58,751	58,751	-	-	-

Rent expense for 2018 was $136,452 and for the period of April 20, 2017 through December 31, 2017 was $90,968.

NOTE 17 – INCOME TAXES

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company estimates its net operating loss carry forward for tax purposes to be approximately $10.3 million at December 31, 2018, expiring through the year 2038. As noted below, the Company is delinquent in its income tax filings and has not reported its losses to the taxing authorities since 2010. Therefore, utilization of tax losses may be limited due to non-filing of returns for 2011, 2012, 2013, 2014, 2015, 2016, and 2017. Also, Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after certain ownership shifts.

The Company last filed an income tax return for the year ended December 31, 2010. Tax years ending December 31, 2018, 2017, 2016, 2015, 2014, 2013, 2012 and 2011 will be subject to IRS examination for a period of three years after the file dates, and the Company’s tax net operating loss carryforwards have not yet been established with the taxing authorities due to non-filing.

Effective December 22, 2017, a new tax bill was signed into law that reduced the federal income tax rate for corporations from 35% to 21%. The new bill reduced the blended tax rate for the Company from 38.5% to 25.4%. The change in the blended tax rate reduced the 2017 net operating loss carryforward deferred tax assets by approximately $2.2 million during the year ended December 31, 2017. The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the years ended December 31, 2018 and 2017:

	2018	2017
Federal income tax benefit at statutory rate (21% for 2018 and 35% for 2017)	$(2,112,173)	$(542,000)
State income taxes, net of benefit	(442,551)	(54,000)
Stock based compensation and other permanent differences	1,939,082	1,169,000
Effect of change in federal rate to 21%	-	(180,000)
Increase (Decrease) in valuation allowance	615,642	(393,000)
Net income tax benefit	$-	$-

F-52

DIRECTVIEW HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows as of December 31, 2018 and 2017:

	2018	2017
Deferred tax assets:
Net operating loss carryforward	$10,315,642	$9,700,000
Allowance for doubtful account	17,261	41,000
Accrued salaries	574,199	550,460
Total Deferred tax asset	10,907,102	10,291,460
Less: Valuation allowance	(10,907,102)	(10,291,460)
	$-	$-

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at December 31, 2018 and 2017, due to the uncertainty of realizing the deferred income tax assets. The valuation allowance was increased by $615,642 and decreased by $393,000 during 2018 and 2017, respectively.

At December 31, 2018, the Company has a total net operating loss carryforward of approximately $40,600,000, which expire through 2038.

NOTE 18 – SUBSEQUENT EVENTS

Subsequent to December 31, 2018, the Company issued 5% OID convertible promissory notes with principal balances totaling approximately $847,000 with maturity dates of one year. These convertible debentures convert at 40% of the lowest trading price during the 30 days prior to conversions. Due to certain ratchet provisions contained in the convertible promissory notes the Company will account for these conversion features as derivative liabilities.

Subsequent to December 31, 2018, the Company issued approximately 108,000,000 shares of common stock upon conversion of approximately $189,000 of convertible promissory notes and approximately $17,000 of accrued interest. These notes were converted at contractual rates ranging from $.00176 to $.00228.

Subsequent to December 31, 2018, the Company filed a Registration Statement on Form S-8 to register with the U.S. Securities and Exchange Commission 48,000,000 shares of the Company’s common stock, which may be issued by the Company upon the exercise of options granted, or other awards made, pursuant to the terms of the 2019 Incentive Plan.

Subsequent to December 31, 2018, the Company issued 26,000,000 shares of common stock at the fair market value rate of $0.004 totaling $104,000 to the Company’s CFO for services rendered. The Company also issued 10,000,000 shares of common stock at the fair market value rate of $0.004 totaling $40,000 to an employee for services rendered. Both issuances were from the 48,000,000 shares of the Company’s common stock as registered on Form S-8 on February 19, 2019.

Subsequent to December 31, 2018, the Company’s CEO agreed to convert approximately $1,800,000 in debt owed to him from the Company, consisting of money he invested and accrued compensation, into preferred shares of equity of the Company.

F-53

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Principal Accounting Fees and Services.

The following table sets forth the fees billed by our principal independent accountants for each of our last two fiscal years for the categories of services indicated.

	Year Ended December 31,
Category	2018	2017
Audit Fees(1)	$62,500	$-
Audit Related Fees(2)	$22,500	$20,000
Tax Fees(3)	$-	$-
All Other Fees(4)	$3,000	$60,000

(1)	Consists of fees billed for the audit of our annual financial statements, review of our Form 10-K and services that are normally provided by the accountant in connection with year-end statutory and regulatory filings or engagements.

(2)	Consists of fees billed for the review of our quarterly financial statements, review of our forms 10-Q and 8-K and services that are normally provided by the accountant in connection with non-year end statutory and regulatory filings on engagements.

(3)	Consists of professional services rendered by a company aligned with our principal accountant for tax compliance, tax advice and tax planning.

(4)	The services provided by our accountants within this category consisted of advice and other services relating to SEC matters, registration statement review, accounting issues and client conferences.

Our Board of Directors has adopted a procedure for pre-approval of all fees charged by our independent auditors. Under the procedure, the Board approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Board, or, in the period between meetings, by a designated member of Board. Any such approval by the designated member is disclosed to the entire Board at the next meeting.

Indemnification of Officers and Directors

Nevada Law

The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under the Nevada Revise Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

53

RECENT SALES OF UNREGISTERED SECURITIES

Other than as disclosed below, there were no unregistered sales of the Company’s equity securities during the year ended December 31, 2018 that were not previously disclosed in a current report on Form 8-K, or quarterly report on Form 10-Q.

On February 12, 2018, the Company issued 5,000,000 shares of common stock at the fair market value rate of $0.009 totaling $45,000 to the Company’s CEO for services rendered. The Company also issued 3,000,000 shares of common stock at the fair market value rate of $0.009 totaling $27,000 to an employee for services rendered.

On September 14, 2018, the Company issued 4,000,000 shares of common stock at the fair market value rate of $0.0058 totaling $23,200 to the Company’s CFO for services rendered. The Company also issued 4,000,000 shares of common stock at the fair market value rate of $0.0058 totaling $23,200 to an employee for services rendered.

The above issuances of securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

54

EXHIBITS

Exhibit Number	Description
3.1	Delaware Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on July 27, 2009)

3.2	Delaware Amended Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on July 27, 2009)

3.3	Delaware Bylaws (incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form 10 filed with the Securities and Exchange Commission on July 27, 2009)

3.4	Plan of Conversion (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2014)

3.5	Delaware Certificate of Conversion (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2014)

3.6	Nevada Articles of Incorporation (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2014)

3.7	Nevada Bylaws (incorporated herein by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2014)

55

3.8	Nevada Certificate of Amendment (incorporated herein by reference to Exhibit 3.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 11, 2014)

3.9	Nevada Certificate of Amendment (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K with the Securities and Exchange Commission on January 19, 2016)

3.10	Amendment to Articles of Incorporation, dated January 6, 2016 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2016)

3.11	Amendment to Articles of Incorporation, dated January 6, 2016 (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2016)

3.12	Certificate of Amendment to Articles of Incorporation, dated May 17, 2017 (incorporated herein by reference to Exhibit 3.1 to the Form 10-Q with the Securities and Exchange Commission on May 23, 2017)

3.13	Certificate of Amendment to Articles of Incorporation, dated October 4, 2018 (incorporated herein by reference to Exhibit 3.13 to the Form 10-K with the Securities and Exchange Commission on April 12, 2019)

4.1	Form of Convertible Promissory Note (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2016)

4.2	DirectView Holdings, Inc. 2019 Incentive Plan (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on February 19, 2019)

5.1*	Legal Opinion of Lucosky Brookman LLP

10.1	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 14, 2016)

10.2	DirectView Holdings, Inc. 2014 Incentive Plan (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 13, 2014)

10.3	Amendment No. 1 to the DirectView Holdings, Inc. 2014 Incentive Plan ((incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 23, 2016)

10.4	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Form 10-Q with the Securities and Exchange Commission on January 25, 2018)

10.5	Equity Financing Agreement by and between DirectView Holdings, Inc. and GHS Investments LLC, dated July 20, 2018 (incorporated herein by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on July 30, 2018)

10.6	Registration Rights Agreement by and between DirectView Holdings, Inc. and GHS Investments LLC, dated July 20, 2018 (incorporated herein by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on July 30, 2018)

10.7	DirectView Holdings, Inc. 2019 Incentive Plan (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 19, 2019)

56

10.8	Equity Purchase Agreement by and between DirectView Holdings, Inc. and Oasis Capital, LLC, dated March 22, 2019 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2019)

10.9	Registration Rights Agreement by and between DirectView Holdings, Inc. and Oasis Capital, LLC, dated March 22, 2019 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2019)

23.1*	Consent of Assurance Dimensions, Inc.

23.2*	Legal Opinion of Lucosky Brookman LLP (see Exhibit 5.1)

101.INS *	XBRL Instance Document

101.SCH *	XBRL Taxonomy Extension Schema

101.CAL *	XBRL Taxonomy Extension Calculation Linkbase

101.DEF *	XBRL Taxonomy Extension Definition Linkbase

101.LAB *	XBRL Taxonomy Extension Label Linkbase

101.PRE *	XBRL Taxonomy Extension Presentation Linkbase

*Filed herewith

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement. iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

57

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on May 30, 2019.

DATE	SIGNATURE	TITLE

May 30, 2019	/s/ Roger Ralston	Chief Executive Officer and Director
Roger Ralston

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

DATE	SIGNATURE	TITLE

May 30, 2019	/s/ Roger Ralston	Chief Executive Officer and Director
	Roger Ralston	(Principal Executive Officer)

May 30, 2019	/s/ Michele Ralston	Director
Michele Ralston

May 30, 2019	/s/ Chris Cutchens	Chief Operating and Financial Officer
	Chris Cutchens	(Principal Financial Officer) (Principal Accounting Officer)

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